Exhibit 10.18

Warehouse Lease Agreement

PHI Donovan Land, LLC, a Nevada limited liability company — Landlord

and

The Honest Company, Inc., a Delaware corporation — Tenant

Dated as of November 16, 2016

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		Page

19.15	Joint and Several Liability	40

19.16	Independent Obligations	40

19.17	Tenant’s Authority	40

19.18	Force Majeure	40

19.19	Management	40

19.20	Financial Statements	41

19.21	No Recording	41

19.22	Nondisclosure of Lease Terms	41

19.23	Construction of Lease and Terms	41

19.24	No Exculpation for Negligence	41

19.25	Anti-Terrorism Representation	41

Exhibits	1
Exhibit A Definitions	1
Exhibit B Legal Description of Land	1
Exhibit C Site Plan	1
Exhibit D Commencement Date Memorandum	1
Exhibit E Property Rules	1
Exhibit F Preliminary Outline Specifications	1
Exhibit G Form of Letter of Credit	1
Exhibit H Repair/Restoration Specifications	1
Exhibit I Current Rules and Regulations for Third-Party Contractors, Subcontractors and Suppliers	1

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Warehouse Lease Agreement

This Warehouse Lease Agreement is made and entered into as of the Effective Date by and between PHI Donovan Land, LLC, a Nevada limited liability company, as Landlord, and The Honest Company, Inc., a Delaware corporation, as Tenant.

Definitions

Capitalized terms used in this Lease and not defined elsewhere have the meanings given them on the attached Exhibit A.

Basic Terms

The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.	Premises:	The Premises consist of approximately 570,810 rentable square feet located within the Building as depicted on the site plan set forth on the attached Exhibit C (“Site Plan”).(See Section 1.1)

2.	Building:	A warehouse/distribution building located on Donovan Way, North Las Vegas, Nevada, as generally depicted on the Site Plan, consisting of approximately 570,810 rentable square feet.

3.	Lease Term:	124 months (See Section 1.2)

4.	Delivery Date:	August 15, 2017

5.	Basic Rent:

Months	Annual Basic Rent/Annual Basic Rent per rentable square foot of the Premises (See Section 2.1)	Monthly Installments of Basic Rent
Months 1 through 4 (Subject to Section 2.1)	$-0-/$-0-	$-0
Months 5 through 16	$2,722,763.70/$4.77	$226,896.98
Month 17 through 28	$2,791,260.90/$4.89	$232,605.08
Months 29 through 40	$2,859,758.10/$5.01	$238,313.18
Months 41 through 52	$2,933,963.40/$5.14	$244,496.95
Months 53 through 64	$3,008,168.70/$5.27	$250,680.73
Months 65 through 76	$3,082,374.00/$5.40	$256,864.50
Months 77 through 88	$3,156,579.30/$5.53	$263,048.28
Months 89 through 100	$3,236,492.70/$5.67	$269,707.73
Months 101 through 112	$3,316,406.10/$5.81	$276,367.18
Months 113 through 124	$3,402,027.60/$5.96	$283,502.30

6.	Initial Tenant’s Share of Property Expenses Percentage:	100%

7.	Permitted Use:	Warehouse, assembly, manufacturing and distribution (with related office and administration uses) and other lawful related uses in accordance with M-2 zoning requirements.

8.	Credit Enhancement:	Letter of Credit (See Article 18)

9.	Allowance:	$1.00 per rentable square foot of the Premises (See Section 17.3)

10.	Current Property Manager/Rent Payment Address:	VanTrust Real Estate, LLC 4900 Main Street, Suite 400 Kansas City, Missouri 64112 Attn: Jeff Smith, Vice President Asset Management Telephone: (816) 480-4444

11.	Address of Landlord for Notices:	c/o VanTrust Real Estate, LLC Suite 880 2525 East Camelback Road Phoenix, Arizona 85016 Attn: Sandy Broadfoot, Vice President and General Counsel

	With a copy to:	VanTrust Real Estate, LLC 4900 Main Street, Suite 400 Kansas City, Missouri 64112 Attn: Jeff Smith, Vice President Asset Management

	With a copy to:	O’Rourke, Hogan, Fowler & Dwyer, LLC Suite 3700 10 South LaSalle Street Chicago, Illinois 60603 Attn: W. Craig Fowler

	With a copy to:	Property Manager at the address described above in the Basic Terms.

12.	Address of Tenant for Notices:	The Honest Company, Inc. 12130 Millennium Drive Playa Vista, California 90094 Attention: Head of Facilities

	With a copy to:	The Honest Company, Inc. 12130 Millennium Drive Playa Vista, California 90094 Attention: General Counsel

13.	Broker(s):	Cresa Partners (Matthew Miller and Marc Bretter) and REP Realty Advisors (Dean Krieger) — for Tenant CBRE, Inc. — for Landlord (See Section 19.11)

Article 1 — Lease of Premises and Lease Term

1.1 Premises. In consideration of the covenants and agreements set forth in this Lease and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms and conditions set forth in this Lease. Subject to this Section 1.1, the estimated sizes of the Premises and Building, respectively, are as set forth in the Basic Terms for determining Rent and for all other purposes under this Lease. Prior to or upon Substantial Completion, Landlord will cause Landlord’s architect to measure the Premises and the Building. Both the Premises and the Building will be measured from the exterior surface of exterior walls of the Building (as the Premises constitute the entire Building). Following receipt of such measurements, Tenant shall have the right to confirm such measurements with an architect or engineer of its choosing (which architect or engineer shall be subject to Landlord’s reasonable approval). Following such confirmation (or, to the extent there is a disagreement, the resolution of such measurements by the parties, acting reasonably and in good faith), the square footages so determined, together with the Basic Rent and Tenant’s Share of Property Expenses Percentage will be specified in the Commencement Date Memorandum executed as provided in Section 1.2.

1.2 Term; Commencement; Late Delivery; Commencement Date Memorandum.

1.2.1 Term; Commencement. The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and expires at 5:00 p.m. on the last day of the last calendar month of the Term. Landlord will tender possession of the Premises to Tenant upon Substantial Completion of Tenant’s Improvements pursuant to Article 17.

1.2.2 Late Delivery. Subject to this Section 1.2.2, in the event that the Commencement Date has not occurred by September 30, 2017, as such date may be extended by the number of days of delay due to Tenant Delays or other Force Majeure (“First Outside Date”), then, as Tenant’s sole and exclusive remedy in connection therewith (except as expressly provided in the immediately succeeding sentence), Tenant shall receive a credit equal to one day’s Basic Rent for each day after the First Outside Date until the Commencement Date has occurred; provided, however, that the maximum amount of such credit will be 76 days of Basic Rent. In addition, and also subject to this Section 1.2.2, in the event that the Commencement Date has not occurred by December 15, 2017, as such date may be extended by the number of days of delay due to Tenant Delays or other Force Majeure (“Second Outside Date”), then as Tenant’s sole and exclusive remedy (in lieu of the Basic Rent abatement set forth in the immediately preceding sentence), Tenant may terminate this Lease by delivering written notice thereof to Landlord on the earlier of (a) the date that is five Business Days after the Second Outside Date, or (b) the day immediately preceding the Commencement Date, which termination will be effective upon Landlord’s receipt of such termination notice. For purposes of determining the First Outside Date and the Second Outside Date, (i) the maximum number of days of delay due to Force Majeure (other than Tenant Delays and other than delays attributable to the failure of NV Energy to provide sufficient electrical power to the Building) will be 60 days; and (ii) the maximum number of days of delay due to Force Majeure (other than Tenant Delays) attributable to the failure of NV Energy to provide sufficient electrical power to the Building will be 120 days (instead of only 60 days).

1.2.3 Commencement Date Memorandum. Within ten Business Days following the Commencement Date, Landlord shall deliver to Tenant a “Commencement Date Memorandum” in the form as set forth in the attached Exhibit D, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten Business Days of receipt thereof (provided that if such Commencement Date Memorandum is not factually correct, then Tenant shall make such changes as are necessary to make the Commencement Date Memorandum factually correct and shall thereafter execute and return the revised Commencement Date Memorandum to Landlord within such ten-Business Day period). If Landlord fails to respond to Tenant’s revised Commencement Date Memorandum within ten Business Days following Landlord’s receipt thereof, then Tenant shall request Landlord’s confirmation of Tenant’s changes in writing (“Request for Confirmation of Commencement Date Memorandum”), which Request for Confirmation of Commencement Date Memorandum shall state in bold print that Landlord’s failure to respond within five Business Days following Landlord’s receipt thereof shall be deemed to be Landlord’s approval of the Commencement Date Memorandum as revised by Tenant. Tenant’s revised Commencement Date Memorandum shall be binding on both parties unless Landlord, within five Business Days following receipt of the Request for Confirmation of Commencement Date Memorandum delivers a notice to Tenant rejecting Tenant’s changes, whereupon this procedure shall be repeated until the parties mutually agree upon the contents of the Commencement Date Memorandum. In the event Landlord shall fail to send Tenant the Commencement Date Memorandum within ten Business Days following the Commencement Date, Tenant may send to Landlord notice of the occurrence of the Commencement Date substantially in the form of the Commencement Date Memorandum, which Commencement Date Memorandum Landlord shall acknowledge by executing a copy thereof and returning it to Tenant (provided that if such Commencement Date Memorandum is not factually correct, then Landlord shall make such changes as are necessary to make the Commencement Date Memorandum factually correct, which revised Commencement Date Memorandum shall thereafter be subject to the procedure for finalization set forth in this Section 1.2.3). Once the Commencement Date Memorandum is executed and delivered by Landlord and Tenant, the same shall be binding upon Landlord and Tenant.

1.3 Access Prior to Substantial Completion. Subject to this Section 1.3, beginning on or about June 15, 2017 (or such later date as may be required in the event of Tenant Delays or other Force Majeure), Tenant will be allowed access to the warehouse portion of the Premises to install its furniture, fixtures, cabling and equipment including, without limitation, racking and related trade fixtures, and to any proposed computer room to install wiring; provided, however, that (a) Tenant must comply with and observe, all applicable Laws (including, without limitation, any required Certificate of Occupancy), all safety rules and procedures, and all other terms and conditions of this Lease, (b) Tenant will not interfere with the construction of Tenant’s Improvements or cause any labor dispute as a result of Tenant’s installations, (c) Tenant assumes all risk of loss or damage to Tenant’s racking and related trade fixtures and to any and all personal property of Tenant or its contractors, subcontractors, agents and employees (except for any loss or damage caused by the gross negligence or willful misconduct of Landlord and/or its agents, contractors and employees), and (d) Tenant will indemnify, defend, save and hold harmless the Landlord Parties from and against any loss or damage to such racking, trade fixtures and other personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations or the presence of Tenant or its contractors, subcontractors, agents and employees on the Premises; provided, however, the foregoing indemnity shall not apply in cases of the breach of this Lease by and/or the gross negligence or willful misconduct of Landlord and/or its agents, contractors and employees). Landlord may, at any time, suspend Tenant’s rights to the aforesaid access prior to the Commencement Date if Landlord, acting reasonably and in good faith, determines that such access or any work being performed by or for Tenant is unreasonably interfering with the construction of Tenant’s Improvements, is creating security or safety risks or is otherwise not in conformance with the conditions of this Section 1.3. Beginning on the date that Tenant commences any activities in the Premises pursuant to this Section 1.3, and continuing through the day before the Commencement Date, Tenant will contribute to the payment of the utility charges at the Premises, if such charges are higher than would customarily be the case for contractors performing the construction of Tenant’s Improvements, or otherwise would have been the case, in the absence of such work by or for Tenant. The parties will reasonably cooperate to arrive at an equitable allocation of any such charges. Such allocation will be generally designed to result in Tenant’s paying that portion of such utility charges attributable to Tenant’s activities at the Premises only. In no event may Tenant conduct business in the Premises during such early access period.

1.4 Quiet Enjoyment. Landlord covenants and agrees that, from and after the Commencement Date, Tenant may quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due (subject to applicable notice and cure periods hereunder) and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease (subject to applicable notice and cure periods hereunder).

1.5 Common Area. Tenant will have the non-exclusive right, together with the other occupants and users of the Property, to use the Common Area during the Term for the purposes intended, subject to such reasonable, non-discriminatory rules and regulations as Landlord may establish from time to time, which shall be enforced in a manner that does not materially interfere with the conduct of the Permitted Use from the Premises or Tenant’s access to the Premises. Such right to use the Common Area is subject to all of the terms and conditions of this Lease, including, without limitation, all Property Rules and other Laws.

1.6 Extension of Term. Provided that no Event of Default exists at the time of exercise, Tenant may extend the Term of this Lease for up to two consecutive periods of five years each. Tenant must exercise each such right of extension by delivering written notice of Tenant’s exercise at least nine, but not more than 12, months prior to the expiration of the Term (as may have been extended). Each extension of the Term will be on the same terms, covenants and conditions as in this Lease, other than Basic Rent. Basic Rent for the extension period will be the Fair Market Basic Rent determined in accordance with the terms and conditions of this Lease. Landlord will reasonably determine such Fair Market Basic Rent and deliver Landlord’s determination to Tenant at least eight months prior to the expiration of the then-current Term.

1.6.1 Rent Appraisal. If Tenant disputes Landlord’s determination of Fair Market Basic Rent for an extension of the Term, Tenant will deliver notice of such dispute, together with Tenant’s proposed Fair Market Basic Rent, to Landlord within ten Business Days of Landlord’s delivery of Landlord’s determination. The parties will then attempt in good faith to agree upon the Fair Market Basic Rent. If the parties fail to agree within fifteen Business Days, then Landlord and Tenant will each appoint an appraiser meeting the criteria below within seven days after the expiration of such fifteen-Business Day period. Each appraiser must have at least 10 years of full-time commercial appraisal experience of industrial space comparable to the Property and be a member of the American Institute of Real Estate Appraisers or a similar professional appraisal association. No appraiser may have any material financial or business interest in common with either of the parties (or have been engaged or employed by them within the previous five-year period). Landlord and Tenant shall each submit to the two appraisers their respective proposals of Fair Market Basic Rent. The two appraisers shall each meet during the ensuing 30 days (“Thirty-Day Period”) in order to select either Landlord’s Fair Market Basic Rent determination or Tenant’s Fair Market Basic Rent determination. If the two appraisers are unable to mutually select, in the Thirty-Day Period, either Landlord’s Fair Market Basic Rent determination or Tenant’s Fair Market Basic Rent determination, then the two appraisers so appointed shall, within 15 days after the expiration of the Thirty-Day Period, agree upon and appoint an independent third party real estate appraiser (“Independent Arbitrator”) meeting the criteria set forth above. If an Independent Arbitrator has not been so appointed by the end of such 15-day period, then either party, on behalf of both, may request such appointment by the Las Vegas office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refusal or inability of such entity to act, then either party may apply to the presiding judge of the Clark County, Nevada District Court, for the appointment of the Independent Arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to make the appointment. Within five days following notification of the identity of the Independent Arbitrator, Landlord and Tenant shall each submit a copy of its Fair Market Basic Rent determination to the Independent Arbitrator. In addition, each party may submit any written materials to the Independent Arbitrator within ten Business Days of selection of the Independent Arbitrator. No witnesses or oral testimony (i.e., no hearing) shall be permitted in connection with the Independent Arbitrator’s decision unless agreed to by both parties. The Independent Arbitrator is authorized to walk both the Premises and any comparable space. The Independent Arbitrator shall select either Landlord’s Fair Market Basic Rent determination or Tenant’s Fair Market Basic Rent determination as the Fair Market Basic Rent hereunder and notify Landlord and Tenant thereof, and shall have no right to propose a middle ground or to modify either of the two determinations or the provisions of this Lease. The Independent Arbitrator shall attempt to render a decision within 30 days after appointment of the Independent Arbitrator. In any case, the Independent Arbitrator shall render a decision within 45 days after appointment of the Independent Arbitrator. The decision of the Independent Arbitrator shall be final and binding upon the parties, and may be enforced in accordance with the provisions of Nevada law. In the event of the failure, refusal or inability of the Independent Arbitrator to act, a successor shall be appointed in the manner described above. If the Independent Arbitrator has not determined the Fair Market Basic Rent as of the end of the Term (as may have been previously extended), Tenant shall pay the Basic Rent in effect under the Lease as of the end of the Term, as applicable, until the Fair Market Basic Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them and enter into written amendment to this Lease memorializing the same. The parties shall pay the fees of their respective appraisers, and shall share equally in the fees of the Independent Arbitrator and the expenses incident to the proceedings (excluding attorneys’ fees and similar expenses of the parties, which shall be borne separately by each of the parties).

Article 2 — Rental and Other Payments

2.1 Basic Rent. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, beginning on the Commencement Date and thereafter on the first day of each and every calendar month during the Term; provided, however, that so long as there is not an Event of Default by Tenant under this Lease, Basic Rent (but not any Additional Rent) will abate with respect to the Premises during the first four months of the Term as set forth in the Basic Terms. Tenant will make all Basic Rent payments by means of check, ACH or wire transfer of immediately available funds, using payment and/or transfer instructions that Landlord may from time to time provide in writing. In the absence of such instructions, Tenant will make all Basic Rent payments to the Rent Payment Address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without offset or deduction (except as expressly set forth in this Lease) and without any previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis based upon the number of days in such calendar month, Basic Rent for any partial month within the Term.

2.2 Additional Rent. Article 3 requires Tenant to pay Tenant’s Share of Property Expenses as Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all such payments in accordance with Section 3.3 without offset or deduction (except as expressly set forth in this Lease) and without any previous demand, invoice or notice for payment (except as expressly set forth in this Lease). Tenant will pay all other Additional Rent described in this Lease within 30 days after receiving Landlord’s invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Basic Rent payments.

2.3 Delinquent Rental Payments. If Tenant does not pay any installment of Basic Rent or any Additional Rent on the date the payment is due, Tenant will pay Landlord a late payment charge equal to five percent of the amount of the delinquent payment; provided, however, that there will be no such late payment charge the first time in any twelve-month period during the Term that a payment is delinquent, so long as such payment is made within five Business Days following notice that the same is past the due date thereof. Further, if Tenant does not pay any installment of Basic Rent or any Additional Rent on the date the payment is due, Tenant will pay Landlord interest on the delinquent payment calculated at the Maximum Rate from the date the payment is due through the date the payment is made. The parties agree that such amounts represent a fair and reasonable estimate of the damages Landlord will incur by reason of such late payment. Such charges will be considered Additional Rent and Landlord’s right to such compensation for the delinquency is in addition to all of Landlord’s rights and remedies under this Lease, at law or in equity.

2.4 No Accord and Satisfaction. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of any such statement. No acceptance by Landlord of full or partial Rent during the continuance of any breach or default by Tenant constitutes a waiver of any such breach or default. If Tenant pays any amount other than the actual amount due Landlord, receipt or collection of such partial payment does not constitute an accord and satisfaction. Landlord may retain any such partial payment, whether restrictively endorsed or otherwise, without prejudice to Landlord’s right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason, payment will not be deemed made until the entire amount due is actually collected by Landlord. The foregoing provisions apply in kind to the receipt or collection of any amount by a lock box agent or other person on Landlord’s behalf.

2.5 Rent Tax. Tenant will pay to Landlord all Rent Tax (if any) due in connection with this Lease or the payment of Basic Rent hereunder, which Rent Tax will be paid by Tenant to Landlord concurrently with each payment of Basic Rent made by Tenant to Landlord under this Lease. Any Rent Tax will be considered as Additional Rent payable by Tenant hereunder.

Article 3 — Property Expenses

3.1 Payment of Property Expenses. Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant’s Share of Property Expenses for each calendar year of the Term. Landlord will prorate Tenant’s Share of Property Expenses for the calendar year in which this Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

3.2 Estimation of Tenant’s Share of Property Expenses. Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term in reasonable detail by major categories: (a) Property Expenses; (b) Tenant’s Share of Property Expenses; and (c) the annual and monthly Additional Rent attributable to Tenant’s Share of Property Expenses. Landlord may reasonably re-estimate Property Expenses from time to time during the Term (but not more than once per calendar year). In such event, Landlord will revise the monthly Additional Rent attributable to Tenant’s Share of Property Expenses to an amount sufficient for Tenant to pay the re-estimated amount over the balance of the calendar year. Landlord will notify Tenant at least 30 days prior to the effective date of any such re-estimate.

3.3 Payment of Estimated Tenant’s Share of Property Expenses. Tenant will pay the amount Landlord estimates as Tenant’s Share of Property Expenses under Section 3.2 in equal monthly installments, in advance, beginning on the Commencement Date (unlike the Basic Rent, there is no abatement of Tenant’s Share of Property Expenses during the first four months of the Term) and thereafter on the first day of each and every calendar month during the Term. If Landlord has not delivered a new estimate to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant’s Share of Property Expenses based on Landlord’s estimates for the previous calendar year. When

Tenant receives Landlord’s estimates for the current calendar year, Tenant will pay the estimated amount for such calendar year (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

3.4 Confirmation of Tenant’s Share of Property Expenses. After the end of each calendar year within the Term, Landlord will determine the actual amount of Tenant’s Share of Property Expenses for the expired calendar year and deliver to Tenant a written statement of such amount in reasonable detail by major categories. If the Term ends during a calendar year, Landlord may (but shall not be obligated to) deliver such written statement prior to the end of the applicable calendar year, in which event such statement shall prorate Tenant’s Share of Property Expenses for the portion of the Term within such partial calendar year. If Tenant paid less than the amount of Tenant’s Share of Property Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent within 30 days after Tenant’s receipt of the statement. If Tenant paid more than the amount of Tenant’s Share of Property Expenses specified in the statement, Landlord will, at Landlord’s option, either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant’s next due monthly installment of Basic Rent or installments of estimated Additional Rent (unless the Lease has expired or been terminated, in which case clause (a) will apply). If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute a waiver of either party’s rights under this Section 3.4. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Property Expenses attributable to any calendar year, which are first billed to Tenant more than two calendar years after the earlier of (a) the expiration of the applicable calendar year, or (b) the expiration or earlier termination of this Lease; provided, however, that in any event Tenant shall be responsible for Tenant’s Share of Property Expenses levied by any governmental authority or by any public utility companies at any time following the expiration or earlier termination of this Lease, which are attributable to any calendar year (provided that Landlord delivers Tenant a bill for such amounts within two years following Landlord’s receipt of the bill therefor).

3.5 Tenant’s Inspection and Audit Rights. If Tenant desires to audit Landlord’s determination of the actual amount of Tenant’s Share of Property Expenses for any calendar year, Tenant must deliver to Landlord written notice of Tenant’s election to audit within one year after Landlord’s delivery of the statement of such amount under Section 3.4, which notice will identify with reasonable specificity those items that are in dispute. If such notice is timely delivered, and provided that no Event of Default, or event that with the passage of time or the giving of notice would constitute an Event of Default, then exists under this Lease, Tenant (but not any subtenant or assignee) may, at Tenant’s sole cost and expense, cause a certified public accountant or lease audit firm reasonably acceptable to Landlord (and whose compensation is not incentive-based or otherwise dependent, in whole or in part, on the discovery of errors in the determination of Tenant’s Share of Property Expenses) to audit Landlord’s records relating to such amounts. Such audit will take place during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Property Manager maintains the applicable records). Tenant’s election to audit Landlord’s determination of Tenant’s Share of Property Expenses is deemed withdrawn unless Tenant completes and delivers the audit report to Landlord within 90 days after the date Tenant delivers its notice of election to audit to Landlord under this Section 3.5. If the audit report (or, if applicable, the report of the Independent CPA) shows that the amount Landlord charged Tenant for Tenant’s Share of Property Expenses was greater than the amount this Article 3 obligates Tenant to pay, then Landlord will refund the excess amount to Tenant within 30 days after Landlord receives a copy of the audit (or the Independent CPA’s) report; provided, however, that if Landlord fails to make such payment within such time period, Tenant may treat any overpayments resulting from the foregoing resolution of such parties’ dispute as a credit against Basic Rent until such amounts are otherwise paid by Landlord. If the audit (or the Independent CPA’s) report shows that the amount Landlord charged Tenant for Tenant’s Share of Property Expenses was less than the amount this Article 3 obligates Tenant to pay, then Tenant will pay to Landlord within 30 days after the completion of the audit, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit (or the Independent CPA’s) report. As contemplated above, in the event that, following Tenant’s audit, Landlord reasonably contests the audit and, thereafter, Tenant and Landlord continue to dispute the amounts of Property Expenses shown on Landlord’s statement, and Landlord and Tenant are unable to resolve such dispute, then upon either Landlord’s or Tenant’s written request therefor, a certification as to the proper amount of Property Expenses and the amount due to or payable by Tenant shall be made by an independent certified public accountant (“Independent CPA”) mutually selected by Landlord and Tenant, each acting in good faith; provided, however, if Landlord and Tenant are unable to agree in the first instance, then the parties shall select as the Independent CPA a certified public accountant who is a member of one of so-called “Big Four” certified public accounting firms (i.e., Deloitte, PwC, Ernst & Young and KPMG) who (i) has practiced as a certified public accountant for at least ten years; (ii) is experienced in industrial real estate properties and the subject matter of this Section 3.5; and (iii) has not represented Landlord or Tenant during the preceding ten-year period. The decision of the Independent CPA shall be conclusive and binding upon both Landlord and Tenant. Pending resolution of any audit (or Independent CPA’s) report under this Section 3.5, Tenant will continue to pay to Landlord all estimated amounts of Tenant’s Share of Property Expenses in accordance with Section 3.3. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this Section 3.5 describes and for Tenant’s own account. Tenant shall be responsible for all costs and expenses associated with Tenant’s audit, as well as attorneys’ fees and related costs of both Landlord and Tenant relating to the decision of the Independent CPA (collectively, “Audit Costs”); provided, however, that if the parties’ final resolution of the dispute involves the overstatement by Landlord of Tenant’s Share of Property Expenses for such calendar year in excess of three percent (3%) in the aggregate, then Landlord shall be responsible for all Audit Costs. In no event shall the payment by Tenant of any Property Expense payment, or any amount on account thereof, preclude Tenant from exercising its rights under this Section 3.5.

3.6 Personal Property Taxes. Tenant will pay, prior to delinquency, all taxes charged against Tenant’s Personal Property. Tenant will use all reasonable efforts to have Tenant’s Personal Property taxed separately from the Property. If any of Tenant’s Personal Property is taxed with the Property, Tenant will pay the taxes attributable to Tenant’s Personal Property to Landlord as Additional Rent.

3.7 Landlord’s Right to Contest Property Taxes. Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Property Taxes. If Property Taxes are reduced (or if a proposed increase is avoided or reduced) because Property Taxes are contested, Landlord may include in its computation of Property Taxes the costs and expenses incurred in connection with such contest, including, without limitation, reasonable attorney’s fees, up to the amount of any Property Tax reduction obtained in connection with the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Tenant may not contest Property Taxes except as provided herein. Landlord will make a good faith determination of the reasonableness of the Property Taxes and will contest Property Taxes if it reasonably determines the Property Taxes to be unreasonable and not consistent with buildings of similar size, use, age and location.

Article 4 — Tenant’s Use

4.1 Permitted Use. Tenant will use the Premises only for the permitted use specified in the Basic Terms and may not use the Premises for any other purposes. Tenant will not use the Property or permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; (b) violate any insurance now or after the Effective Date in force with respect to the Property; (c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; or (d) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted). Tenant will not commit any nuisance or waste in, on or about the Premises or the Property. Tenant will obtain and maintain, at Tenant’s sole cost and expense, all permits and approvals required under the Laws for Tenant’s use of the Premises. Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by applicable Laws, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, the Property 24 hours per day, seven days per week during the Term.

4.2 Acceptance of Premises. Except as expressly provided in Section 17.7, (a) Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, without limitation, any representation or warranty of suitability or fitness of the Premises, Building or the Property for any particular purpose; and (b) Tenant’s acceptance and occupancy of the Premises conclusively establishes Tenant’s acceptance of the Premises, the Building and the Property in an “AS IS—WHERE IS” condition, subject to Landlord’s obligations with respect to the construction of Tenant’s Improvements under Article 17 (including, without limitation, the warranty-related obligations therein set forth), and Landlord’s repair and maintenance obligations expressly set forth herein.

4.3 Laws/Property Rules. This Lease is subject and subordinate to all Laws. A copy of the current Property Rules is attached to this Lease as Exhibit E. Landlord may revise the Property Rules from time to time in Landlord’s reasonable discretion provided that such Property Rules shall be enforced in a non-discriminatory matter and in the case of any conflict between such Property Rules and the terms of this Lease, the terms of this Lease shall control. Landlord shall comply with all applicable Laws relating to the Property and Building, provided that compliance with such applicable Laws is required by the enforcing authorities, is not required as a result of Tenant’s particular use (as opposed to general warehouse use), and is not otherwise the responsibility of Tenant under this Lease.

4.4 Claims Arising From Tenant’s Use. Except for the Claims waived by Landlord in Section 10.3.2, Tenant will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any use of the Premises or Property by Tenant that violates the terms of this Lease, (b) any breach or default by Tenant in the performance of any of Tenant’s covenants or agreements in this Lease, (c) any act, omission, negligence or misconduct of Tenant, (d) any accident, injury, occurrence or damage in or to the Premises, and (e) if caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Property; provided, however, the foregoing indemnity shall not apply to any claims which arise out of or result from the gross negligence or willful misconduct of or breach of this Lease by any Landlord Party.

4.5 Increased Insurance. Tenant will not do on the Property or permit to be done on the Premises anything that will (a) increase the premium of any insurance policy that Landlord carries covering the Premises or the Property (and Landlord will promptly provide Tenant with notice if Landlord becomes aware that any such action will increase such premium); (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company’s refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant’s operations in the Premises or use of the Property. Tenant, at Tenant’s sole cost and expense, will comply with all commercially reasonable rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function of which it is made aware in writing. If Landlord notifies Tenant that any action will result in (i) an increase in the premium, (ii) cancelation of any insurance policy that Landlord carries covering the Premises or the Property, or (iii) any insurance company’s refusal to issue or continue any such insurance in amounts satisfactory to Landlord, and Tenant fails to cease such action within ten Business Days after delivery of such notice, then Tenant will reimburse Landlord, as Additional Rent and within 30 days following written demand, for any additional premium charges for such policy or policies resulting from Tenant’s failure to comply with the provisions of this Section 4.5.

4.6 Parking. Subject to this Section 4.6, Landlord will make available on the Property a parking area or areas containing spaces for 450 automobiles and 120 semi-trailers, as generally designated on the Site Plan for the exclusive use of Tenant, and its employees and invitees. All of such parking areas and the use thereof will be subject to Laws and such reasonable, non-discriminatory rules and regulations as Landlord may from time to time institute. Landlord reserves the right to designate areas of the appurtenant parking facilities where Tenant, and its agents, contractors, employees, invitees or licensees, will park, and may exclude Tenant, and its agents, contractors, employees, invitees or licensees, from parking in other areas as designated by Landlord; provided, however, that Landlord will not be liable to Tenant for the failure of any tenant or other person or entity, or their respective agents, contractors, employees, invitees or licensees, to abide by Landlord’s designations or restrictions.

4.7 Signage. Subject to this Section 4.7 and otherwise except as specifically approved in writing by Landlord (which shall not be unreasonably withheld or conditioned and shall be granted or denied within ten Business Days after Tenant’s written request), Tenant will not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises. Tenant will maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Tenant, at its sole cost and expense, will maintain any such permitted signage in good condition and repair at all times, and in conformance with all applicable Laws and with all of Landlord’s sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation. Notwithstanding the foregoing or anything else to the contrary herein, Tenant will be permitted to place one identification sign on each exterior façade of the Building and one “totem” identification sign that is visible from Route 1-15 (all of which signs may be lighted, if and to the extent permitted by the applicable municipal authorities and other applicable Laws); provided, however, that the design of such Building signage and such “totem” sign, as well as the specific location of each, will be subject to Landlord’s reasonable approval (to be granted or denied within ten Business Days after Tenant’s written request). All such signage will be installed, maintained and removed at Tenant’s sole cost and expense, and must comply with the other requirements of this Lease and with all Laws (including, without limitation, any limitations required by the local municipality with respect to the size or other characteristics of Tenant’s exterior Building and “totem” signs). Landlord shall not have the right to install, affix and/or maintain any signs on the exterior or in the interior of the Premises or Building (other than for purposes of re-leasing the Premises during the last 12 months of the Term).

4.8 Tenant’s Security System. Subject to the requirements of Article 8, Landlord shall not unreasonably withhold or condition its consent (which consent shall be granted or denied within fifteen Business Days after Tenant’s written request) to a proposal by Tenant to install, maintain and replace from time to time, at Tenant’s sole cost and expense, Tenant’s own security system in the Premises (“Tenant’s Security System”); provided, however, and notwithstanding the foregoing, that Landlord shall have the right to access the Premises in the event of an emergency and Tenant shall provide Landlord with the necessary access codes, keys or similar means necessary for Landlord to be able to access the Premises. Notwithstanding the foregoing, Tenant’s Security System (including, without limitation, the operation, installation, maintenance, repair, replacement and removal thereof) shall be subject to, and in compliance, with all applicable Laws. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Security System and any licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant’s Security System, if any. The means and method of installation of Tenant’s Security System in the Building shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or conditioned (which approval shall be granted or denied within fifteen Business Days after Tenant’s written request). Tenant shall be responsible for the repair of any damage to any portion of the Premises and/or Building caused by Tenant’s installation, use or removal of Tenant’s Security System. All rights and remedies of Landlord under this Lease shall apply in the event Tenant fails to install and/or maintain Tenant’s Security System as herein required. Upon the expiration or earlier termination of this Lease, Tenant shall cause, and shall pay all costs associated with, the removal of Tenant’s Security System and the restoration of the Premises where Tenant’s Security System is located to as near its original condition as may then be reasonably required by Landlord.

4.9 Roof Rights. Subject to the requirements of Article 8, Tenant shall be permitted to use the roof of the Building to install, maintain and replace from time to time certain equipment (“Rooftop Equipment”), provided that (a) Landlord first reasonably approves the plans, specifications, size, location, and method of attachment of the Rooftop Equipment, (b) Tenant shall comply with all applicable Laws with respect to the operation, installation, maintenance, repair, replacement and removal of the Rooftop Equipment, (c) Tenant shall comply with any roof bond and/or warranty with respect to the Building (including, without limitation, being required to use Landlord’s designated roofing contractor), (d) the Rooftop Equipment shall not be visible from street level, and (e) the Rooftop Equipment shall not interfere with any existing rooftop equipment or Building systems. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by the operation, installation, maintenance, repair, replacement and removal of the Rooftop Equipment. The Rooftop Equipment shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease. Upon the expiration or earlier termination of the Lease, Tenant shall be required to remove the Rooftop Equipment (and any associated cabling and wiring) and to restore any portion of the Building affected thereby to the condition existing prior to the installation of such Rooftop Equipment. Tenant shall protect, defend, indemnify and hold harmless the Landlord Parties from and against any and all Claims imposed upon or incurred by or asserted against any one or more of the Landlord Parties arising out of Tenant’s operation, installation, maintenance, repair, replacement and removal of the Rooftop Equipment, which indemnity shall survive the expiration or earlier termination of the Lease.

Article 5 — Hazardous Materials

5.1 Compliance with Hazardous Materials Laws. Tenant will not cause or permit any Hazardous Materials to be brought upon, kept or used on the Property in a manner or for any purpose that violates any Hazardous Materials Laws. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws related to Tenant’s use of the Property. On or before the expiration or earlier termination of this Lease, Tenant will completely remove from the Property (regardless of whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, at Tenant’s sole cost and expense, and in a manner reasonably acceptable to Landlord, all Hazardous Materials that Tenant causes or permits to be present in, on, under or about the Property. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation reasonably acceptable to Landlord disclosing the nature and quantity of any Hazardous Materials that Tenant has located (or permitted to be located) at the Property and evidencing the legal and proper handling, storage and disposal of all Hazardous Materials kept at or removed or to be removed from the Property by Tenant. All such documentation will list Tenant or its agent as the responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager. All reporting and warning obligations required under Hazardous Materials Laws arising from Tenant’s use or occupancy of the Premises or Property are Tenant’s sole responsibility. Tenant will not apply for or maintain any permits, licenses or other governmental approvals for the transportation, storage, use or disposal of Hazardous Materials on the Property without having first obtained Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed).

5.2 Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that results from or in any way relates to Tenant’s use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claims made or threatened relating to any Hazardous Material; and (c) any reports, records, letters of inquiry and responses, manifests or other documents made by any person, including Tenant, to or from any environmental agency relating to any Hazardous Material, including, without limitation, any complaints, notices, warnings or asserted violations. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Property.

5.3 Hazardous Materials Indemnification. Tenant, to the fullest extent allowable under the Laws, will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, about or from the Property (including water tables and atmosphere), but only to the extent arising from Tenant’s use or occupancy of the Premises or Property. Tenant’s obligations under this Section 5.3 include, without limitation, and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring, response, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith; (c) the value of any loss of use and any diminution in value of the Property and adjacent and nearby properties, including groundwater; and (d) consultants’ fees, experts’ fees and response costs. The obligations of Tenant under this Article 5 will survive the expiration or earlier termination of this Lease.

5.4 Landlord’s Representation and Warranty. Landlord represents and warrants to Tenant that, as of the Effective Date, to Landlord’s actual knowledge and except as set forth in any environmental assessment reports that Tenant has obtained, or that Landlord has obtained and delivered to Tenant, including, without limitation, that certain Final Phase I Environmental Site Assessment — NWC of I-15 and N Lamb Boulevard, Parcels 123-31-502¬001/123-31 -602-003/123-31-602-004/123-30-801 -004, North Las Vegas, Clark County, Nevada — prepared by Advantage Environmental Consultants, LLC (AEC Project No. 16-095N), dated August 9, 2016, a copy of which has heretofore been delivered to Tenant, no Hazardous Materials (including, without limitation, asbestos or asbestos containing materials) are located on or in the Property in violation of Hazardous Materials Laws.

5.5 Landlord’s Indemnification. To the fullest extent allowable under the Laws, Landlord will indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant and each of Tenant’s officers, directors, partners, employees, agents, attorneys, successors and assigns from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, about or from the Property (including water tables and atmosphere), but if and only to the extent caused by Landlord or any Landlord Parties. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of the presence of Hazardous Materials on the Property caused by Landlord or any Landlord Parties in violation of Hazardous Materials Laws, which poses a material health risk to the environment or the Premises (“HazMat Abatement Event”), then Tenant shall give Landlord notice thereof, and if such HazMat Abatement Event continues for five consecutive Business Days after Landlord’s receipt of any such notice, or occurs for ten non-consecutive Business Days in a twelve-month period (provided Landlord is sent a written notice of each of such HazMat Abatement

Event) (in either of such events, the “HazMat Eligibility Period”), then the Basic Rent and Tenant’s Share of Property Expenses shall be abated or reduced, as the case may be, after the expiration of the HazMat Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof. The obligations of Landlord under this Article 5 will survive the expiration or earlier termination of this Lease.

Article 6 — Services and Utilities

6.1 Services and Utilities. Tenant is solely responsible for obtaining all services and utilities that Tenant desires in connection with Tenant’s use and occupancy of the Premises. Tenant is also solely responsible for paying directly to the applicable service or utility companies, prior to delinquency, all charges of every nature, kind or description for services and utilities furnished to the Premises or chargeable against the Premises (including, without limitation, any deposits required or charges imposed by any utility or service company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises), including, without limitation, all charges for water, sewer, heat, gas, light, garbage and rubbish removal (subject to Section 6.2), electricity, telecommunications, cable, steam, power, or other public or private utilities and services and any charges or fees for present or future water or sewer capacity to serve the Premises. Tenant will also pay all charges relating to any addition, extension, relocation, or other change in the facilities necessary to provide the Premises with any additional utilities and services. No interruption in, or temporary stoppage of, any utility or service to the Premises will be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligations under this Lease, render Landlord liable for damages or entitle Tenant to any Rent abatement, except as expressly provided below in this Section 6.1. In the event of any failure, stoppage or interruption thereof, Landlord shall use commercially reasonable efforts to assist Tenant to restore all services promptly, to minimize interference with Tenant’s business in the Premises, and to provide Tenant with at least 24 hours’ prior oral, telephonic or electronic notice of any planned shutdowns of electrical power within the Building or any planned shutdowns by the utility serving the Building (to the extent Landlord has actual notice thereof), excluding emergency shut downs for which Landlord is unable to provide such notice. Further, in the event of any interruption in, or temporary stoppage of, utility services to the Premises, which interruption or stoppage is within the reasonable control of Landlord (or which is caused by or results from the gross negligence or willful misconduct of any Landlord Party) and which also continues for five consecutive Business Days after Tenant has given Landlord oral, telephonic or electronic notice thereof, then all Basic Rent and Tenant’s Share of Property Expenses with respect to that portion of the Premises that is rendered untenantable as a result of such interruption or stoppage, will thereafter abate until the earlier of the date on which such services are re-instituted or the interruption or stoppage is no longer within Landlord’s reasonable control.

6.2 Garbage and Rubbish Disposal. All garbage, rubbish, trash and refuse generated by or in connection with Tenant’s use of the Premises will be stored in covered, rodent proof containers within or immediately adjacent to the Premises, and Tenant will be responsible for the removal thereof from the Property. Landlord will have the right to reasonably approve the contractor used by Tenant for removal of Tenant’s garbage, rubbish, trash and refuse and, if Landlord designates an independent contractor for such purpose, Tenant will use such contractor to the exclusion of all other collection services, so long as the rates charged by such independent contractor are competitive and such contractor is reasonably available to perform such services. Tenant will pay the charges for such service directly to such contractor. Tenant, or its contractor, will not utilize dumpsters, trash compactors or other rubbish containers situated outside the Premises without the prior written consent of Landlord, which Landlord may withhold in its reasonable discretion. If such approval is granted, Tenant will maintain such exterior dumpsters, compactors or containers and the surrounding area in good and slightly condition and in compliance with Laws. Anything in this Section 6.2 to the contrary notwithstanding, Landlord reserves the right during the Term to elect to provide trash removal services for the dumpsters allocated to the Premises, in which event Landlord will engage a third party vendor to provide such services at competitive rates and will bill Tenant from time to time for Tenant’s proportionate share thereof, as reasonably determined by Landlord, which proportionate share will be Additional Rent hereunder.

Article 7 — Maintenance and Repair

7.1 Landlord’s Obligations. Landlord will keep and maintain in good order, condition and repair, reasonable wear and tear excepted, (a) the exterior surfaces of the exterior walls (excluding windows and plate glass) and roof (including the roof membrane) of the Building, (b) the structural integrity of the footings, foundation, exterior walls, roof and other structural elements of the Building, (c) any equipment that is located outside of the Building and serves both the Building and other buildings that are not located on the Land, (d) to the extent not the responsibility of the applicable utility provider, the utility (including electricity, water and sewer) and sprinkler systems, facilities, fixtures and components on the Property up to the point that such systems, facilities, fixtures and components enter the Premises or connect to the meter serving the Premises (if applicable), and (e) the Common Area. The references to the Building in clauses (a), (b), (c) and (d) in the immediately preceding sentence will also mean the Premises, as the Premises constitute the entire Building. Landlord will also perform any repairs or replacements to the Premises or Property necessitated by Casualty or Taking, subject to the provisions of Articles 11 and 12. Except as expressly set forth in this Lease, neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant’s property, profits or business arising from or in connection with Landlord’s performance of its obligations under this Section 7.1. In performing its obligations under this Section 7.1, Landlord will use commercially reasonable efforts to minimize interference with Tenant’s business in the Premises, including, without limitation, reasonably scheduling all non-emergency work with Tenant.

7.2 Tenant’s Obligations.

7.2.1 Maintenance of Premises. Except for Landlord’s obligations expressly set forth in Section 7.1, Tenant, at its sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear excepted; provided, however, to the extent that any maintenance or repairs are required due to the negligence or willful misconduct of any Landlord Party, Landlord shall be responsible for promptly completing such repairs or maintenance at its sole cost and in accordance with the applicable terms of this Lease. Tenant’s obligations under this Section 7.2.1 include, without limitation, maintenance and repair (including, without limitation, replacements) of all (a) non-structural interior portions, systems and equipment; (b) interior surfaces of exterior walls; (b) interior moldings, partitions and ceilings; (c) slab and floors; (d) windows, plate glass, and doors; (e) lighting, mechanical, heating and air conditioning systems, facilities, fixtures and components serving the Premises, and (f) the utility systems (including electricity, water and sewer) and sprinkler systems, facilities, fixtures and components serving the Premises from the point that such systems, facilities, fixtures and components enter the Premises or connect to the meter serving the Premises (if applicable). Any repairs or replacements performed by Tenant must be at least equal in quality and workmanship to the original work and be in accordance with all Laws. Tenant, will at all times and at Tenant’s sole cost and expense, keep a preventative maintenance and repair contract in force and effect for the heating, air conditioning and ventilation system serving the Premises. Such contract (including, without limitation, the schedule and scope of services provided and the identity and capabilities of the contractor) must be approved by Landlord in Landlord’s reasonable discretion.

7.2.2 Tenant Damage. Notwithstanding anything to the contrary in Section 7.1 or elsewhere in this Lease, if any Tenant Damage occurs Landlord may, at Landlord’s option and in Landlord’s sole discretion, require Tenant to (a) pay to or reimburse Landlord for the actual reasonable cost of any repairs or replacements necessitated by such Tenant Damage that are performed by Landlord, and (b) perform, at Tenant’s sole cost and expense, any repairs or replacements necessitated by such Tenant Damage that are not performed by Landlord.

7.2.3 Alterations Required by Laws. If any governmental authority requires any Alteration to the Property or the Premises as a result of Tenant’s particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant’s particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Major Alterations, Landlord will have the right to make the Major Alterations, provided that Landlord may first require Tenant to deposit with Landlord an amount reasonably sufficient to pay the cost of the Major Alterations (not including any overhead or administrative costs of Landlord, but including, without limitation, reasonable fees to Landlord’s contractors). Subject to the immediately preceding sentence, Tenant will make the Alterations at Tenant’s sole cost and expense in accordance with Article 8.

7.2.4 Notice to Landlord. If Tenant believes any maintenance or repair that Landlord is obligated under Section 7.1 to perform is needed at the Property, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Landlord will not be deemed to have failed to perform its obligations under Section 7.1 with respect to any maintenance or repair unless Tenant has provided such written notice and Landlord has had a commercially reasonable time within which to respond to such notice and effect the needed maintenance or repair. Subject to this Section 7.2.4, if Landlord either (a) fails to commence the repairs or maintenance required under Section 7.1, within five Business Days for non-emergency conditions or two Business Days for emergency conditions (i.e., a condition that creates an imminent and substantial risk of personal injury or substantial property damage), plus in each case any number of days that Landlord’s ability to commence or complete such cure is delayed or interrupted by any Tenant Delays or other Force Majeure, after receipt of written notice from Tenant identifying such failure (“Self-Help Notice”), (b) timely commences to cure such required repairs or maintenance after receipt of the Self-Help Notice but thereafter fails to diligently (subject to Tenant Delays or other Force Majeure) prosecute such cure to completion, or (c) fails to dispute in good faith (with reasons stating the basis of its dispute) Tenant’s rights to self-help within five Business Days for non-emergency conditions or two Business Days for emergency conditions after receipt of the Self-Help Notice, then Tenant shall have the right (but not the obligation) to take commercially reasonable actions to effect such required repairs or maintenance, in which event Landlord shall reimburse Tenant for the actual, reasonable out-of-pocket costs and expenses incurred and paid by Tenant in connection therewith within 30 days after Tenant’s delivery to Landlord of a written invoice therefor, accompanied by reasonable supporting documentation. Notwithstanding the foregoing, Tenant may not undertake any repairs or maintenance under this Section 7.2.4 that affects the structure or roof of the Building, or any (or portions of any) systems or utility lines located outside of the Building, unless (i) there is a condition that materially adversely affects Tenant’s operations at the Premises and creates an imminent and substantial risk of personal injury, and (ii) Landlord fails to commence the repairs or maintenance required under Section 7.1 within five Business Days, plus any number of days that Landlord’s ability to commence or complete such cure is delayed or interrupted by any Tenant Delays or other Force Majeure, after Tenant’s delivery of a second Self-Help Notice.

Article 8 — Alterations

8.1 Landlord Approval. Tenant will not make any Major Alterations without Landlord’s prior written consent, which consent Landlord may grant, withhold or condition in Landlord’s sole and absolute discretion. Tenant will not make any other Alterations without Landlord’s prior written consent, which consent Landlord will not unreasonably condition or withhold (and shall be granted or denied within ten Business Days of Tenant’s written request therefor). Along with any request for Landlord’s consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant will, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, deliver to Landlord certificates evidencing the insurance coverages and copies of any bonds required by Section 8.2, copies of all necessary permits and licenses, and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord has provided Landlord’s written approval of the foregoing deliveries (or has failed to provide such written approval within ten Business Days after Tenant’s delivery of the foregoing). Tenant will remove any Alterations that Tenant constructs without obtaining Landlord’s approval (to the extent required hereunder) as provided in this Article 8 within ten Business Days after Landlord’s written request, unless Landlord has notified Tenant, in writing, that such removal will not be required. Notwithstanding anything herein to the contrary, Tenant may make Alterations (that are not Major Alterations) without obtaining Landlord’s ‘prior written consent, provided that (a) the aggregate costs of such Alterations do not exceed $500,000.00 in any one calendar year, or $2,000,000.00 during the Term, and (b) Tenant has delivered prior written notice of such Alterations to Landlord, as well as the budget and costs thereof, together with a copy of the plans therefor (in cases where plans or a permit are required). Further, Landlord’s consent shall not be required with respect to cosmetic changes (such as changing carpets, floor coverings, wall coverings, and paint, cabling and wiring).

8.2 Tenant Responsible for Cost and Insurance. Tenant will pay the entire cost and expense of all Alterations, including, without limitation, for any painting, restoring or repairing of the Premises or the Property necessitated by the Alterations and a reasonable charge for Landlord’s review, inspection and engineering time. Tenant will also obtain and require (a) demolition (if applicable) and payment and performance bonds in an amount not less than the full cost of the Alterations, if and to the extent reasonably required by Landlord (but only when the Alterations affect the roof or structure of the Building or cost in excess of $500,000.00); (b) builders risk or special form insurance in an amount at least equal to the replacement value of the Alterations; and (c) liability insurance insuring Tenant and each of Tenant’s contractors against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10. The insurance policies described in clauses (b) and (c) of this Section 8.2 must name Landlord, Landlord’s lender (if any) and Property Manager as additional insureds, specifically including completed operations.

8.3 Construction Obligations; Ownership of Alterations. Tenant will notify Landlord in writing 10 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. Tenant will cause all Alterations to be constructed (a) promptly by contractors reasonably approved by Landlord as provided above and to the extent Landlord has consent rights over such Alterations; (b) in a good and workmanlike manner; (c) in compliance with all Laws; (d) in a manner that will minimize interference with other tenants’ use and enjoyment of the Property; and (e) in full compliance with all of Landlord’s reasonable, non-discriminatory rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property (Landlord’s current rules and regulations in this regard are set forth on the attached Exhibit I). Landlord may inspect construction of the Alterations. All Alterations (including, without limitation, all telephone, computer, security and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant’s Personal Property) become the property of Landlord and a part of the Building immediately upon installation. Unless Landlord requires Tenant to remove the Alterations at the time Landlord consents thereto (with respect to Alterations that require Landlord’s consent), Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord; provided, however, that in all cases, Tenant will be required to comply with the restoration requirements set forth in Exhibit H attached hereto and made a part hereof. Notwithstanding the foregoing or anything to the contrary herein, Landlord may only require the removal of any Alterations to the extent the same consist of (or are of a scope that constitutes) non-typical warehouse and ancillary general office use improvements.

8.4 Liens. Tenant will keep the Property free from any mechanics’, materialmen’s’, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits and full and final lien waivers covering all labor and materials expended and used in connection with the Alterations. If any liens are filed against the Property and Tenant, within 15 days after written notice of such filing, does not release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, without limitation, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent and within 30 days after Tenant’s receipt of a written invoice therefor, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs). Tenant will give Landlord not less than ten Business Days’ notice prior to the commencement of any work in the Premises by Tenant, and Landlord will have the right to post notices of non-responsibility in or on the Premises or the Building as provided by Law. Prior to the commencement of any work in the Premises by Tenant, Tenant will comply with all applicable laws and ordinances, including, without limitation, mechanic lien statutes NRS 108.2403 through NRS 108.2415. Prior to commencing any work, Tenant will, in accordance with NRS 108.2403, record a notice of posted security and either (i) establish a construction disbursement account and fund the account in an amount equal to the total cost of the work of improvement, obtain the services of a construction control to administer the construction disbursement account, and notify each person who gives Tenant a notice of right to lien of the establishment of the construction disbursement account; or (ii) record a surety bond from a surety licensed to do business in Nevada in an amount equal to not less than 1.5 times the total amount of the construction contract, naming Landlord as an obligee under the surety bond. The surety bond will be recorded in accordance with applicable law (i.e., NRS 108.2415 to 108.2425), inclusive), before commencement of the construction, alternation or repair of the work of improvement and must be payable upon default by Tenant of any undisputed amount pursuant to the construction contract that is due and payable to the prime contractor for more than 30 days. Any Alterations in, on or about the Premises, will be performed in compliance with all applicable laws and ordinances, including, without limitation, NRS 108.2403 (requiring Tenant to record a notice of posted security, and either establish a construction disbursement account or record a surety).

8.5 Indemnification. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant (except to the extent arising out of or resulting from the negligence or willful misconduct of any Landlord Party).

8.6 Labor Obligations. Landlord has informed Tenant of the possibility, if Tenant, or any of its contractors, subcontractors, sub-subcontractors, employees or agents, uses or employs non-union labor in connection with any work performed pursuant to this Lease (including, without limitation, Section 8.1 hereof), that such use may occasion labor disputes, work stoppages or other delays or difficulties in Landlord’s construction of the Building and Tenant’s Improvements, Landlord’s management of the Property, or the fulfillment of other obligations of Landlord under this Lease. Accordingly, and anything in this Lease to the contrary notwithstanding, (a) Landlord will not be liable or responsible for any delays in the performance of the construction of the Building or Tenant’s Improvements, or in any other obligations of Landlord hereunder, which may result from any such use or employment of non-union labor; and (b) Tenant will indemnify, defend and hold harmless Landlord, and its officers, directors, shareholders, employees and agents, from and against any and all losses, costs, claims and other damages arising out of or in connection with the use or employment of non-union labor, including, without limitation, costs relating to delays in Landlord’s prosecution of its work at the Property and reasonable attorneys’ fees and costs.

Article 9 — Rights Reserved by Landlord

9.1 Landlord’s Entry. Landlord and its authorized representatives may at all reasonable times and upon 24 hours’ prior written, telephonic or electronic notice to Tenant, except in the case of an emergency in which case no notice shall be required, enter the Premises to (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and, within the last 9 months of the Term, tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord’s rights and obligations under this Lease. Landlord may in the event of any emergency enter the Premises without notice to Tenant. Landlord’s entry into the Premises are not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Landlord will use commercially reasonable efforts not to interfere unreasonably with Tenant’s use of the Premises, to perform any entries in an expeditious manner and to schedule entries into the Premises under this Section 9.1 with Tenant so that Tenant, at Tenant’s option, may provide a representative to accompany Landlord. Landlord will not take photographs of any active work areas in the Premises without Tenant’s prior consent, and Landlord use efforts that are substantially similar to the efforts Landlord would use in protecting its own confidential information, not to disclose any confidential information obtained by any entry into the Premises by Landlord or its employees, agents or contractors. Notwithstanding anything to the contrary set forth in this Section 9.1, Tenant may designate certain limited areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency subject to Landlord’s compliance with the terms of this Section 9.1.

9.2 Control of Property. Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to (a) change the name or street address of the Building; (b) designate and approve all types of signs, window coverings, lighting and other aspects of the Premises that may be visible from the exterior of the Premises; (c) grant any party the exclusive right to conduct any business or render any service in the Property, provided such exclusive right does not prohibit Tenant from any permitted use for which Tenant is then using the Premises; (d) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Property; (e) to the extent that such items could damage the floor slab of the Premises, reasonably approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Property and to require all such items to be moved into and out of the Property and the Premises only at such times and in such manner as Landlord will reasonably direct in writing; and (f) retain and receive master keys or pass keys to the Premises and all doors in the Premises. In exercising the foregoing rights, Landlord will use commercially reasonable steps not to interfere unreasonably with, or to preclude, Tenant’s use of or access to the Premises. Notwithstanding the foregoing, Landlord is not responsible for the security of persons or property on or about the Property and Landlord is not and will not be liable in any way whatsoever for any criminal activity or any breach of security on or about the Property.

9.3 Common Area. Except as required by Laws, Landlord shall not make any changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Common Area without the prior written consent of Tenant (which consent will not be unreasonably withheld, conditioned or delayed). Landlord’s rights regarding the Common Area include, without limitation, the right to (a) restrain unauthorized persons from using the Common Area; (b) temporarily close any portion of the Common Area; (c) change the shape and size of the Common Area; (d) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common

Area; and (e) impose and revise Property Rules concerning use of the Common Area, including, without limitation, any parking facilities comprising a portion of the Common Area. Notwithstanding the foregoing, Landlord will not exercise such rights in a manner that unreasonably interferes with Tenant’s access to and use of the Premises. Except as otherwise provided in this Lease or as required by Laws, the manner in which the Common Area is maintained and operated shall be at the reasonable discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner that is substantially consistent with comparable projects in North Las Vegas, Nevada (“Comparable Projects”).

9.4 Right to Cure. If Tenant fails to perform any of Tenant’s obligations under this Lease, Landlord may, but is not obligated to, perform any such obligation on Tenant’s part without waiving any rights based upon such failure and without releasing Tenant from any obligations hereunder; provided, however, that Landlord shall provide Tenant within a minimum of five Business Days advance written notice of its intent to do so (except in emergencies) and Tenant shall have failed to commence a cure within such five-Business Day period and to have prosecuted such cure to completion as promptly as practicable. Tenant must pay to or reimburse Landlord for, as Additional Rent and within 30 days after receipt of written invoice therefor, all expenditures reasonably made and obligations reasonably incurred by Landlord pursuant to this Section 9.4.

Article 10 — Insurance

10.1 Tenant’s Insurance. Tenant will at all times during the Term and during any early occupancy period, at Tenant’s sole cost and expense, maintain the insurance this Section 10.1 requires.

10.1.1 Liability Insurance. Tenant will maintain commercial general liability insurance providing coverage at least as broad as the current ISO form on an “occurrence” basis, with minimum limits of $1,000,000 each occurrence and $2,000,000 general aggregate and umbrella/excess liability insurance, on an occurrence basis, that applies excess of required commercial general liability, business automobile liability, and employers liability policies with minimum limits of $5,000,000 each occurrence and $5,000,000 annual aggregate. Tenant’s liability insurance will (a) include Landlord, Property Manager and the other Landlord Parties as additional insureds with respect to all matters arising out of the occupancy or use of the Premises or Property by Tenant; (b) be primary to any other insurance maintained by the Landlord Parties; (c) be placed and maintained with companies rated at least “A/VII” by A.M. Best Insurance Service or otherwise reasonably satisfactory to Landlord, and (d) include contractual liability coverage. Such insurance may have a reasonable deductible but may not include self-insured retention in excess of $25,000 (unless Landlord otherwise reasonably consents, in writing, on the basis of Tenant’s tangible net worth). If Tenant’s liability insurance is provided under a blanket policy, the above coverage limits must be made specifically applicable to the Premises on a “per location” basis. Tenant will deliver an appropriate ACORD Form certificate or other evidence of insurance satisfactory to Landlord (i) prior to any use or occupancy of the Premises by Tenant, (ii) not later than 30 days prior to the expiration of any current policy or certificate, and (iii) at such other times as Landlord may reasonably request.

10.1.2 Property Insurance. Tenant will, at all times during the Term, maintain on any alterations, additions, or improvements made by or for Tenant upon the Premises (including, without limitation, all of Tenant’s Improvements and any and all Alterations) and on all of Tenant’s Personal Property a policy or policies of special cause of loss (special form) property insurance (or an equivalent form reasonably acceptable to Landlord) insuring such property to the extent of its full replacement cost and including, without limitation, vandalism, malicious mischief, mechanical breakdown and sprinkler leakage endorsements, the proceeds of which will, so long as this Lease is in effect, be used for the repair or replacement of such Tenant’s Personal Property so insured. Landlord will be named as loss payee with respect to the alterations, additions, or improvements made by Tenant to the Premises. Each of Tenant’s Personal Property and any alterations, additions, or improvements made by Tenant to the Premises are located at the Property at Tenant’s sole risk, and except for Tenant’s Unreleased Casualty Claims, Landlord is not liable for any Casualty to such property or for any other damage, theft, misappropriation or loss of such property.

10.1.3 Other Insurance. Tenant will maintain at all times during the Term (a) business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence, (b) workers compensation and employers liability insurance, which insurance will comply with Tenant’s obligations to its employees under the laws of the state in which the Premises are located and which employers liability insurance will afford limits not less than $500,000 per accident, $500,000 per employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease, (c) business income and extra expense insurance with limits not less than 100% of all charges payable by Tenant under this lease for a period of 12 months, and (d) pollution liability insurance, if reasonably required by Landlord given Tenant’s particular use of the Premises. In addition, if insurance obligations generally required of tenants in similar space in similar buildings in the area in which the Premises are located increase or otherwise change after the initial five years of the Term, Landlord may similarly change Tenant’s insurance obligations under this Lease.

10.2 Landlord’s Insurance. Landlord will at all times during the Term maintain the insurance this Section 10.2 requires, which insurance shall be comparable with the insurance being obtained by reasonably prudent landlords of Comparable Projects.

10.2.1 Property Insurance. Landlord will maintain insurance on the Property providing coverage comparable to that provided by a standard ISO special causes of loss form property insurance policy in an amount not less than the full replacement cost of the Building (less foundation, grading and excavation costs). Landlord may, at its option, obtain such additional coverages or endorsements as Landlord reasonably deems appropriate. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will cover Tenant’s Improvements installed in the Building but will not cover or be applicable to any of Tenant’s Personal Property.

10.2.2 Liability Insurance. Landlord will maintain commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Property with such liability limits as Landlord reasonably deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord’s option, Landlord’s lender and some or all of the Landlord Parties, and does not protect Tenant or replace or supplement the liability insurance this Lease obligates Tenant to carry.

10.3 Waivers and Releases of Claims and Subrogation.

10.3.1 Tenant’s Waiver and Release. To the fullest extent allowable under the Laws, and except for Tenant’s Unreleased Casualty Claims, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims for any Casualty to the Premises, Property or Tenant’s Personal Property, and any resulting loss of use or business interruption, regardless of whether such Casualty is caused by the negligent acts or omissions of any person or entity (including Landlord or Tenant). Tenant will look only to any insurance coverage Tenant may elect to maintain (regardless of whether Tenant actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims that Tenant is waiving, releasing and discharging under this Section 10.3.1. Any property insurance Tenant maintains must permit or include a waiver of subrogation in favor of the Landlord Parties consistent with the provisions of this Section 10.3.1.

10.3.2 Landlord’s Waiver and Release. To the fullest extent allowable under the Laws, and except for Landlord’s Unreleased Casualty Claims, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges the Tenant Parties from all Claims for any Casualty to the Property or Landlord’s Personal Property, and any resulting loss of use or business interruption, regardless of whether such Casualty is caused by the negligent acts or omissions of any person or entity (including Landlord or Tenant). Landlord will look only to any insurance coverage Landlord may elect to maintain (regardless of whether Landlord actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Landlord is waiving, releasing and discharging under this Section 10.3.2. Any property insurance Landlord maintains must permit or include a waiver of subrogation in favor of the Tenant Parties consistent with the provisions of this Section 10.3.2.

10.3.3 Limitation on Waivers of Claims. The provisions of Sections 10.3.1 and 10.3.2 above, (a) do not limit the duty of Landlord and Tenant to perform their respective obligations under Article 5, Article 7 or Article 11, (b) apply only with respect to the Landlord Parties and the Tenant Parties and do not limit or waive, release or discharge any Claims that either Landlord or Tenant may have against any “third-party” person or entity (including, without limitation, any contractor, service provider, agent, licensee, or invitee that is not a Landlord Party or a Tenant Party) arising from any Casualty to the Premises, Property, Tenant’s Personal Property or Landlord’s Personal Property caused by any such third party, and (c) do not apply to Tenant’s liability under this Lease with respect to Tenant Damage or to Claims arising out of Tenant’s failure to perform its duties and obligations under Article 5.

10.4 Tenant’s Failure to Insure. If Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1, and if such failure is not cured by Tenant within five days after Landlord’s request therefor, Landlord may, but is not obligated to, obtain such insurance for Landlord’s benefit without waiving or releasing Tenant from any obligation contained in or default under this Lease. Tenant will pay to Landlord, as Additional Rent and within 30 days after a written request therefor, all out-of-pocket costs and expenses Landlord reasonably incurs in obtaining such insurance.

10.5 No Limitation. Landlord’s establishment of minimum liability insurance requirements for Tenant in this Lease is not a representation by Landlord that such limits are sufficient and does not limit Tenant’s liability under this Lease in any manner.

Article 11 — Damage or Destruction

11.1 Tenantable Within 270 Days. If any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that Landlord can make the whole Premises tenantable within 270 days after the date of the Casualty, then Landlord will notify Tenant of such determination within 60 days after the date of the Casualty. Landlord’s notice will specify the anticipated date the Premises would be made tenantable. If based upon such anticipated date, the repairs will take longer than 30 days and less than 12 months will remain in the Term upon completion, either Landlord or Tenant may elect to terminate this Lease by notifying the other within 15 days after the date of Landlord’s notice, which termination will be effective 30 days after the date of such notice of termination.

11.2 Not Tenantable Within 270 Days. If any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord’s reasonable discretion) that Landlord cannot make the whole Premises tenantable within 270 days after the date of the Casualty, then Landlord will notify Tenant of such determination (including the anticipated date of restoration) within 60 days after the date of the Casualty. Landlord may, in such notice, terminate this Lease effective on the date 30 days after the date of Landlord’s notice. If Landlord does not so terminate this Lease, and provided the Casualty was not caused by the willful misconduct of Tenant or any Tenant Party, Tenant may terminate this Lease by notifying Landlord within 15 days after the date of Landlord’s notice, which termination will be effective 30 days after the date of Tenant’s notice.

11.3 [Intentionally Omitted]

11.4 Insufficient Proceeds. If Landlord does not receive sufficient insurance proceeds (excluding the amount of any policy deductible) to repair all damage to the Premises or the Property caused by any Casualty, or if Landlord’s lender does not allow Landlord to use sufficient proceeds to repair all such damage, then notwithstanding anything to the contrary in Sections 11.1, 11.2 or 11.3, Landlord may, at Landlord’s option, by notifying Tenant within 60 days after the Casualty, terminate this Lease effective on the date 30 days after the date of Landlord’s notice.

11.5 Landlord’s Repair; Rent Abatement. If this Lease is not terminated under Sections 11.1 through 11.4 following any Casualty, then Landlord will repair and restore the Premises and the Property to as near their condition prior to the Casualty as is reasonably practicable with all commercially reasonable diligence and speed (subject to Landlord’s rights under Section 7.2.2 with respect to Tenant Damage). Basic Rent and Tenant’s Share of Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis; provided, however, that if only a portion of the Premises are untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Basic Rent and Tenant’s Share of Property Expenses for any portion of the Premises that is tenantable; and provided further, however, that if the Premises are damaged such that the remaining portion thereof is not sufficient to allow Tenant reasonably to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Basic Rent and Tenant’s Share of Property Expenses during the time and to the extent the Premises are unfit for occupancy for the permitted use hereunder, and not occupied by Tenant as a result of the subject damage (including, in the event that Tenant performs such repairs, abatement during a commercially reasonable period of build-out time (not to exceed 90 days plus 60 days for planning and permitting) and a weekend for move-in). In no event is Landlord obligated to repair or restore any Alterations that have not been previously disclosed to and approved by Landlord, any special equipment or fixtures installed by Tenant, or any other Tenant’s Personal Property. Landlord will, if necessary, equitably adjust Tenant’s Share of Property Expenses Percentage to account for any reduction in the rentable area of the Premises or Building resulting from a Casualty. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within the later of 270 days following the date of discovery of the damage or the timeframe set forth in Landlord’s estimate, Tenant shall have the right to terminate this Lease during the first five Business Days of each calendar month following the end of such period until such time as the repairs are complete, by written notice to Landlord (“Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (“Damage Termination Date”), which Damage Termination Date shall not be less than ten Business Days nor more than 90 days following the end of each such month. At any time, from time to time, after the date occurring 60 days after the date the damage is discovered, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect’s or contractor’s reasonable estimate of the date of substantial completion of the repairs and Landlord shall respond to such request within ten Business Days.

11.6 Rent Abatement if Lease Terminates. If this Lease is terminated under any of Sections 11.1 through 11.4 following any Casualty, then Basic Rent and Tenant’s Share of Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis; provided, however, that if only a portion of the Premises are untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Rent for any portion of the Premises that is tenantable until this Lease terminates; and provided further, however, that if the Premises are damaged such that the remaining portion thereof is not sufficient to allow Tenant reasonably to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Basic Rent and Tenant’s Share of Property Expenses during the time and to the extent the Premises are unfit for occupancy for the permitted use hereunder, and not occupied by Tenant as a result of the subject damage.

11.7 Exclusive Casualty Remedy. The provisions of this Article 11 are Tenant’s sole and exclusive rights and remedies in the event of a Casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a Casualty) not specifically described in this Article 11.

11.8 Notice to Landlord. If any Casualty to any portion of the Premises or Property occurs, Tenant will provide written notice of such Casualty to Landlord as soon as reasonably practicable. None of the obligations of Landlord under this Article 11 will be deemed to have arisen unless and until Landlord has received actual notice that the Casualty has occurred and has had a commercially reasonable time within which to respond to such notice. Tenant is liable to Landlord for any uninsured loss or other Claims Landlord incurs if (a) Tenant fails to timely report any Casualty to the Premises or (to the extent Tenant has actual knowledge thereof) the Property or Landlord’s Personal Property to Landlord, (b) Landlord does not otherwise have actual knowledge of such Casualty, and (c) the failure to timely report such Casualty results in Landlord’s property insurance carrier refusing to cover all or any portion of the loss.

Article 12 — Eminent Domain

12.1 Termination of Lease. If a Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant’s intended purposes. If Landlord and Tenant reasonably conclude that the Taking will render the Premises unsuitable for Tenant’s intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord), regardless of whether the Premises is affected and regardless of whether the Taking will render the Premises unsuitable for Tenant’s intended purposes, then Landlord, at Landlord’s option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

12.2 Landlord’s Repair Obligations. If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant’s Share of Property Expenses Percentage for the same period to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant’s obligation to pay Basic Rent and Tenant’s Share of Property Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord’s restoration for the period of time that Tenant is unable to use such portion of the Premises.

12.3 Tenant’s Participation. Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in separate Taking proceedings and may receive a separate award for damages to or Taking of Tenant’s Personal Property and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

12.4 Exclusive Taking Remedy. The provisions of this Article 12 are Tenant’s sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

Article 13 — Transfers

13.1 Restriction on Transfers. Tenant will not cause or allow a Transfer without obtaining Landlord’s prior written consent, which consent will not be unreasonably withheld and shall be granted or denied within ten Business Days. Tenant’s request for consent to a Transfer must describe in detail the parties, terms, portion of the Premises, and other circumstances involved in the proposed Transfer. Landlord will notify Tenant of Landlord’s election to consent or withhold consent within ten Business Days of Landlord’s receipt of such a written request for consent to the Transfer from Tenant; provided, however, that if Landlord has not notified Tenant of Landlord’s election within such ten-Business Day period, then Tenant will deliver a second request for consent to Landlord in accordance with this Section 13.1, and Landlord’s failure to respond within five Business Days after its receipt of such second request shall be deemed Landlord’s approval of such proposed Transfer. Tenant will provide Landlord with any additional information Landlord reasonably requests regarding the proposed Transfer or the proposed Transferee. No Transfer releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall have the right to sublease all or any portion of the Premises following notice thereof to Landlord, but without Landlord’s consent. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of the amount Tenant receives on account of the Transfer, net of Tenant’s reasonable, documented out-of-pocket costs incurred in connection with the Transfer, including, without limitation, marketing costs, commissions, legal fees, and any concessions or allowances provided to the transferee (collectively, “Transfer Costs”), in excess of the amounts this Lease otherwise requires Tenant to pay; provided, however, under no circumstances shall Landlord be paid any such Additional Rent until Tenant has recovered all of its Transfer Costs, it being understood that if in any year the gross revenues from the Transfer are less than the Transfer Costs, the amount of the excess Transfer Costs shall be carried over to the next year and then deducted from the gross revenues from the Transfer for such succeeding year until positive net revenues are achieved. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

13.2 Costs. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys’ fees and costs, regardless of whether Landlord consents to the Transfer (not to exceed $2,500.00 in aggregate per request, to be increased 3% per year for inflation during the Term).

13.3 Landlord’s Consent Standards. For purposes of Section 13.1 and in addition to any other reasonable grounds for denial, Landlord’s consent to a Transfer will be deemed reasonably withheld if, in Landlord’s reasonable and good faith judgment, any one or more of the following apply: (a) the proposed transferee does not have the financial strength to perform the obligations under the Transfer document or this Lease; (b) the proposed transferee does not have a good business reputation; (c) the use of the Premises by the proposed transferee is for something other than the permitted use and would, in Landlord’s reasonable judgment, impact the Building or the Property in a negative manner; (d) the Transfer would require an Alteration to the Building or the Property to comply with applicable Laws (unless the Alteration is permitted or approved under Article 8); (e) the transferee is a government (or agency or instrumentality thereof); (f) a proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease; or (g) an Event of Default, or an event that with the passage of time or the giving of notice would result in an Event of Default, exists under this Lease at the time Tenant requests consent to the proposed Transfer.

13.4 Transfers to Affiliates. Provided that no Event of Default, or event that with the passage of time or the giving of notice would constitute an Event of Default, exists under this Lease, Tenant may, without Landlord’s consent, (a) assign this Lease to an Affiliate of Tenant, (b) sell corporate shares of capital stock in Tenant or in a Tenant Affiliate in connection with an initial public offering of Tenant’s or such Tenant Affiliate’s stock on a nationally-recognized stock exchange, (c) assign this Lease to an entity which acquires all or substantially all of the stock, interests or assets of Tenant or in a Tenant Affiliate, or (d) assign this Lease to an entity which is the resulting entity of a merger, consolidation or other reorganization of Tenant or a Tenant Affiliate, in all cases if (i) Tenant notifies Landlord not less than ten Business Days prior to such Transfer; and (ii) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease. A Transfer under this Section 13.4 (or any other Transfer) does not release Tenant from any liability or obligation under this Lease.

Article 14 — Defaults; Remedies

14.1 Events of Default. The occurrence of any of the following constitutes an “Event of Default” by Tenant under this Lease. Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

14.1.1 Failure to Pay Rent. Tenant fails to pay Basic Rent, any monthly installment of Tenant’s Share of Property Expenses or any other Additional Rent amount as and when due, and such failure is not cured within five days after Landlord notifies Tenant of Tenant’s failure.

14.1.2 Failure to Perform. Tenant breaches or fails to perform any of Tenant’s non-monetary obligations under this Lease and such breach or failure is not cured within 30 days after Landlord notifies Tenant of Tenant’s breach or failure; provided that if Tenant is not able through the use of commercially reasonable efforts to cure such breach or failure within a 30-day period, Tenant’s breach or failure is not an Event of Default if Tenant commences to cure such breach or failure within the 30-day period and thereafter diligently pursues the cure to completion. Notwithstanding the foregoing, Tenant is not entitled to such a cure period before a breach or failure of this Lease becomes an Event of Default if (a) the breach or failure would subject Landlord or any of the Landlord Parties to criminal liability, (b) Tenant causes or allows a Transfer in violation of the terms of Article 13 hereof, (c) the breach or failure is otherwise a breach or failure under Section 14.1.3 or 14.1.4 hereof, (d) Tenant fails to maintain insurance (or to timely provide Landlord with evidence of such insurance) as required under Article 10 hereof within five Business Days after Landlord notifies Tenant of Tenant’s failure, or (e) Tenant fails to timely deliver an estoppel certificate as required by Section 15.4 hereof within five Business Days after Landlord notifies Tenant of Tenant’s failure.

14.1.3 Misrepresentation. The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant in connection with (a) Tenant’s negotiation or execution of this Lease; (b) Landlord’s evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval Tenant requests under this Lease.

14.1.4 Other Defaults. The occurrence of any one or more of the following: (a) Tenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant’s making a general assignment or general arrangement for the benefit of creditors; (b) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within 60 days; (c) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted which is not dismissed or expunged within 60 days; (d) the appointment of a “custodian,” as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets (or Tenant’s assets located at the Premises) or of Tenant’s interest in this Lease which is not dismissed within 60 days; or (e) the subjection of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease to attachment, execution or other judicial seizure which is not dismissed within 60 days. If a court of competent jurisdiction determines that any act described in this Section 14.1.4 does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant’s interest hereunder, then Landlord is entitled to receive the same amount of Additional Rent as Landlord would be entitled to receive if such a Transfer had occurred pursuant to Section 13.1.

14.2 Remedies. Upon the occurrence of any Event of Default, Landlord may at any time and from time to time, without notice or demand and without preventing Landlord from exercising any other right or remedy, exercise any one or more of the following remedies:

14.2.1 Termination of Tenant’s Possession/Re-Entry and Reletting Right. Terminate Tenant’s right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. In such event, this Lease continues in full force and effect (except for Tenant’s right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord is not obligated to, but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor as and when due, Landlord may deem such property abandoned and cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Upon such re-entry, Landlord is not obligated to, but may relet all or any part of the Premises to a third party or parties for Tenant’s account. Tenant is immediately liable to Landlord for all Re-Entry Costs and must pay Landlord the same within 30 days after Landlord’s written notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant remains obligated to pay all Rent when due under this Lease; provided that Landlord will, on a monthly basis, credit any Net Rent received for the current month against Tenant’s Rent obligation for the next succeeding month. If the Net Rent received for any month exceeds Tenant’s Rent obligation for the succeeding month, Landlord may retain the surplus.

14.2.2 Termination of Lease. Terminate this Lease effective on the date Landlord specifies in Landlord’s notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord as provided in Article 16. Such termination will not extinguish any obligations that survive termination as provided elsewhere in this Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant’s default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course would likely result from Tenant’s failure to perform, including, without limitation, any Re-Entry Costs; (c) an amount equal to the amount by which (i) the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds (ii) the present worth, as of the effective date of the termination, of a fair market Rent for the Premises for the same period (as reasonably determined); and (d) Tenant’s Share of Property Expenses as of the effective date of the termination to the extent Landlord is not otherwise reimbursed for such Property Expenses (subject to reconciliation hereunder). For purposes of this Section 14.2.2, Landlord will compute present worth by utilizing the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

14.2.3 Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State. All rights and remedies of Landlord under this Lease are cumulative and the exercise of any one or more remedies at any time or from time to time does not limit or preclude the further exercise by Landlord of the same or any other rights or remedies at any time or from time to time. Landlord shall use commercially reasonable efforts to mitigate any damages it incurs as a result of an Event of Default.

14.3 Costs. Tenant will reimburse and compensate Landlord, within 30 days of Tenant’s receipt of a written demand and as Additional Rent, for any actual loss Landlord incurs in connection with, resulting from or related to any Event of Default, and regardless of whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s fees, expenses and damages, including, without limitation, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

14.4 Waiver of Re-Entry Claims. Tenant waives and releases all Claims Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises pursuant to this Article 14 by any lawful means and removing, storing or disposing of Tenant’s property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and, to the fullest extent allowable under the Laws, will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims arising therefrom. No such re-entry is to be considered or construed as a forcible entry by Landlord.

14.5 Landlord’s Default. Landlord will not be in default under this Lease unless Landlord breaches or fails to perform any of Landlord’s obligations under this Lease and the breach or failure continues for a period of 30 days after Tenant notifies Landlord in writing of Landlord’s breach or failure; provided that if Landlord is not able through the use of commercially reasonable efforts to cure the breach or failure within such 30-day period, Landlord’s breach or failure is not a default as long as Landlord commences to cure its breach or failure within the 30-day period and thereafter diligently pursues the cure to completion. If Landlord defaults in any of its maintenance or repair obligations under this Lease and has not cured such default within the aforesaid 30-day period, or if Landlord has not commenced the cure of such default within such 30-day period and thereafter diligently pursued such cure, then Tenant may take such steps to cure such default as may be reasonably required. Landlord will reimburse Tenant for the reasonable costs and expenses of such cure within 30 days after Tenant has provided Landlord with a written statement thereof, together with reasonable supporting documentation. In the event that (a) Landlord fails to reimburse Tenant as provided under this Section 14.5, (b) Tenant obtains a judgment from a court of competent jurisdiction for monetary damages against Landlord, and (c) Landlord has failed to pay or satisfy such judgment within 30 days after the entry thereof, then Tenant will have the right to deduct the amount of the judgment from Basic Rent payments thereafter accruing under this Lease. In addition to the foregoing, in the event of a Landlord default (after the expiration of the aforesaid notice and cure period), Tenant will have all remedies available to it under applicable Laws.

14.6 No Waiver. No failure by either Landlord or Tenant to insist upon the performance of any provision of this Lease or to exercise any right or remedy upon a breach or default hereof constitutes a waiver of any such breach or default. Any such waiver may be made only by a writing signed by the party providing the waiver. One or more waivers by a party is not to be construed as a waiver by that party of a subsequent breach or default of the same provision.

Article 15 — Creditors; Estoppel Certificates

15.1 Subordination. Subject to Tenant’s receipt of an SNDA as provided below in this Section 15.1, this Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, are subject and subordinate to any Mortgage. At any time or times that a Mortgage encumbers the Property, or any portion thereof, Landlord will deliver to Tenant an SNDA executed by the then-existing Mortgage holder. Landlord hereby represents to Tenant that there is no Mortgage with respect to the Property as of the Effective Date. Tenant will then execute and deliver such SNDA to Landlord within ten Business Days. In addition, within ten Business Days after delivery of Landlord’s written request, Tenant will execute and deliver to Landlord or to any other person Landlord designates, any other instruments, releases or other documents reasonably required to confirm the self-effectuating subordination of this Lease as provided in this Section 15.1 to any Mortgage. The lien of any existing or future Mortgage will not cover Tenant’s Personal Property.

15.2 Attornment. If any ground lessor, the holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord’s interest in this Lease, the Premises or the Property, Tenant will attorn to and recognize such transferee or successor as Landlord under this Lease; provided, however, that such attornment will not waive any of Tenant’s rights under Section 15.1. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

15.3 Mortgagee Protection Clause. Tenant will give the holder of any Mortgage, by registered mail or overnight courier, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 30 days after the later of (a) receipt of such notice, or (b) the expiration of Landlord’s cure period, within which to cure the default. If the default cannot reasonably be cured within that additional 30-day period, then the holder will have such additional time as may be reasonably necessary to effect the cure if, within the 30-day period, the holder has commenced and is diligently pursuing the cure.

15.4 Estoppel Certificates.

15.4.1 Contents. Within ten Business Days of its receipt of Landlord’s written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form reasonably satisfactory to Landlord certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether, to Tenant’s actual knowledge, there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant (then actually known by Tenant) against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may reasonably request. Tenant will deliver the statement to Landlord within ten Business Days after Landlord’s request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

15.4.2 Failure to Deliver. If Tenant does not timely deliver to Landlord the statement referenced in Section 15.4.1, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely that, except as otherwise represented by Landlord, (a) the terms and provisions of this Lease have not been changed; (b) this Lease has not been canceled or terminated; (c) not more than one month’s Rent has been paid in advance; and (d) Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

Article 16 — Surrender; Holding Over

16.1 Surrender of Premises. In accordance with the specifications and requirements set forth in Exhibit H and Article 8 Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, Casualty (subject to Landlord’s rights with respect to Tenant Damage) and Taking excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant’s payment of Basic Rent or as Landlord or Property Manager otherwise reasonably directs. Tenant will at such time remove all of Tenant’s Personal Property from the Property and, if Landlord so requires as permitted under this Lease, all specified Alterations that Tenant placed on the Property; provided, however, that in all cases, Tenant will be required to comply with the restoration requirements set forth in Exhibit H. Tenant will promptly repair any damage to the Premises or the Property caused by such removal. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, that Tenant is allowed to leave at the Property. Tenant releases and, to the fullest extent allowable under the Laws, will be liable for, and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against, any Claim resulting from Tenant’s failure or delay in surrendering the Premises in accordance with this Section 16.1 (except to the extent caused by or resulting from the willful misconduct of any Landlord Party), including, without limitation, any Claim due to the loss of, or made by, any succeeding occupant founded on such delay (provided that Tenant is notified by Landlord in writing of such succeeding occupant at least 30 days in advance). All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Landlord may remove all such abandoned property from the Property and cause its transportation and storage in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Landlord will not be liable for damage, theft, misappropriation or loss of any such property or in any other manner in respect thereto.

16.2 Holding Over. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease, but with Landlord’s written consent, such occupancy will be subject to all terms and conditions of this Lease, except that Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 125% of Tenant’s then-existing Basic Rent (on a daily basis), plus all Additional Rent as described in this Lease. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord’s written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant’s liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 150% of Tenant’s then-existing Basic Rent (on a daily basis), plus all Additional Rent as described in this Lease.

Article 17 — Tenant’s Improvements

17.1 Tenant’s Improvements. Landlord will cause Tenant’s Improvements to be constructed, at Landlord’s sole cost and expense; provided, however, that Tenant will be solely responsible for (a) all costs and expenses related to any Change Orders, which costs and expenses will be determined and will be payable as provided in Section 17.2 hereof, (b) the design and installation of, and all costs and expenses related to, all furniture, fixtures, equipment and personal property that are not specified in the preliminary outline specifications attached hereto as Exhibit F (“Outline Specifications”) (including, without limitation, costs associated with the preparation and approval of Tenant’s racking plan and the installation of Tenant’s racking in the Premises) and all telephone, computer, data and other wiring and cabling, to be located in the Premises, and (c) all costs and expenses related to any Tenant Delays, which costs and expenses will be determined in the same manner as the determination of Change Order Costs, and will be payable within 30 days after Landlord’s invoice to Tenant.

17.1.1 Design; Compliance with Laws. Tenant’s Improvements will be designed as described in this Article 17. Tenant’s Improvements will automatically become the property of Landlord and a part of the Building immediately upon installation. Subject to this Article 17, Landlord will complete, or cause the completion of, the construction of Tenant’s Improvements (other than with respect to Tenant’s use thereof and other than as Landlord and Tenant may otherwise agree with respect to any particular design requests of Tenant, which compliance will be the responsibility of Tenant), in substantial accordance with all Laws applicable thereto. Among other things, Landlord will be responsible for the compliance of Tenant’s Improvements (other than with respect to the items for which Tenant is responsible and as aforesaid with respect to Tenant’s use and particular design requests) with the ADA, as the same are in effect and enforced by governmental or other bodies having jurisdiction over such matters as of the Effective Date (the issuance of a Certificate of Occupancy will confirm compliance with all applicable codes and ordinances). All other compliance with Laws (including, without limitation, all other compliance with the ADA), in all cases as the same are from time to time in effect and enforced by the governmental or other bodies having jurisdiction over such matters, will be the sole responsibility of Tenant (except as expressly set forth in this Lease).

17.1.2 Issued for Construction Plans. Landlord will provide Tenant with proposed Issued for Construction Plans. Such proposed Issued for Construction Plans will be consistent with the Outline Specifications and the Site Plan. Within five Business Days after Landlord has delivered to Tenant the proposed Issued for Construction Plans, Tenant will notify Landlord of any desired revisions thereto. All such revisions (if any) that Tenant desires must be entirely consistent with the Outline Specifications and the Site Plan. If Tenant notifies Landlord within the aforesaid five-Business Day period of Tenant’s approval of the proposed Issued for Construction Plans without requesting any revisions thereto, or if Tenant fails to notify Landlord within such five-Business Day period, then the proposed Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. If Tenant notifies Landlord within the aforesaid five-Business Day period and requests revisions to the proposed Issued for Construction Plans that satisfy the conditions of this Section 17.1.2 but that do not constitute Change Orders (as reasonably determined by Landlord), then Landlord will revise the proposed Issued for Construction Plans in accordance with the request, and such revised Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. If Tenant notifies Landlord within the aforesaid five-Business Day period and requests revisions to the proposed Issued for Construction Plans that satisfy the conditions of this Section 17.1.2 and that do constitute Change Orders (as reasonably determined by Landlord), then Landlord will notify Tenant, in writing, as to the cost of and the anticipated delay in completing such revisions. Tenant will then notify Landlord, in writing, within two Business Days after its receipt of Landlord’s aforesaid notification as to which (if any) of the requested revisions Tenant still desires. If Tenant notifies Landlord within the aforesaid two-Business Day period of its approval of some or all of the requested revisions (and the additional cost and delay thereof), then Landlord will revise the proposed Issued for Construction Plans in accordance with the approval, and such revised Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. If Tenant fails to notify Landlord of its approval or disapproval of some or all of the requested revisions (and the additional cost and delay thereof) within the aforesaid two-Business Day period, then Tenant will be deemed to have withdrawn all of its requested revisions to the proposed Issued for Construction Plans (to the extent that such revisions constitute Change Orders as aforesaid), and the proposed Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. All delays in the finalization of the Issued for Construction Plans caused by Tenant’s request for any revisions to the proposed Issued for Construction Plans will constitute Tenant Delays hereunder. The final version of the Issued for Construction Plans approved by both Landlord and Tenant will supersede the Outline Specifications except as to any non-construction matters described in the Outline Specifications.

17.2 Change Orders. With respect to Tenant’s Improvements, Tenant may request Change Orders that are commercially reasonable. Anything in this Lease to the contrary notwithstanding, (a) Tenant (and not Landlord) will be responsible and liable hereunder for any delay in the construction of Tenant’s Improvements, or any portion thereof, and for any additional costs with respect thereto, to the extent that such delay or additional costs result from a Change Order, and (b) no Change Order will be effected if it is not permitted by applicable building and zoning regulations or other Laws, as the same are then interpreted and enforced by the appropriate authorities having jurisdiction thereof.

17.2.1 Change Order Payments. Before proceeding with any work that is the subject of a Change Order, Landlord may require Tenant to deposit with Landlord an amount equal to Landlord’s estimate of the Change Order Cost thereof; provided, however, that Tenant may elect in writing to apply any then unallocated portion of the Allowance to any such deposit. Following the completion of Tenant’s Improvements, Landlord (a) will reasonably determine the actual Change Order Costs of all Change Orders, (b) will reconcile such actual costs with the deposits (if any) (or credits from unallocated portions of the Allowance) theretofore made by Tenant, and (c) will notify Tenant, in writing, of such determination and reconciliation. In the event that such reconciliation shows that the amount of any deposits theretofore made by Tenant (together with credits from unused portions of the Allowance) exceeds the actual Change Order Costs of all Change Orders, then the excess will be credited against the Basic Rent payments due hereunder from and after the Commencement Date (beginning with the first Basic Rent payment due after Landlord’s delivery of the aforesaid reconciliation notification), until the full amount of such excess has been so applied. In the alternative, at Landlord’s sole election, Landlord will pay the full amount of such excess to Tenant within 30 days after Landlord’s delivery of the aforesaid reconciliation notification. On the other hand, in the event that such reconciliation shows that the actual Change Order Costs of all Change Orders exceed the amount of any deposits theretofore made by Tenant (together with credits from any unused portion of the Allowance), then Tenant will pay the full amount of such excess to Landlord within 30 days after Landlord’s delivery of the aforesaid reconciliation notification; provided, however, that Tenant may elect in writing to apply any then unused portion of the Allowance to any such excess.

17.3 Allowance. Provided that no Event of Default has theretofore occurred or then exists, Landlord will reimburse Tenant in accordance with this Section 17.3, in an aggregate amount not to exceed the Allowance, for direct out-of-pocket costs that Tenant incurs for the installation of cabling, racking, furniture, fixtures and equipment, and any supplemental initial improvements to the Premises made by Tenant in accordance with Article 8. Landlord will make such reimbursement payments to Tenant within 30 days after Tenant’s invoice therefor, accompanied by reasonable supporting documentation (including, without limitation, sworn statements, affidavits, receipts and mechanics’ lien waivers that Landlord may reasonably require); provided, however, that Tenant’s invoice and accompanying supporting documentation must be delivered within 180 days after the Commencement Date in order for Tenant to be entitled to reimbursement under this Section 17.3 (regardless of whether less than all of the Allowance has then been paid to Tenant).

17.4 Tenant’s Representative. Tenant designates Bill Ashton as the Tenant’s representative having authority to approve the Issued for Construction Plans, request or approve any Change Order, give and receive all notices, consents, approvals and directions regarding Tenant’s Improvements, and to otherwise act for and bind Tenant in all matters relating to Tenant’s Improvements.

17.5 Substantial Completion. Landlord will use commercially reasonable efforts to achieve Substantial Completion of Tenant’s Improvements on or before the Delivery Date, subject to delays caused by Tenant Delays and other Force Majeure.

17.6 Punch List. Not more than 20 days prior to the date on which Landlord, in good faith, anticipates Substantial Completion of Tenant’s Improvements, Landlord will notify Tenant of the date of such anticipated date of Substantial Completion, and of a date on which Landlord and Tenant (or their respective representatives) will meet to inspect the Premises. Within five Business Days after that inspection Landlord and Tenant, acting reasonably and in good faith, will develop a “punch list” of any Tenant’s Improvements items that were either not properly completed or are in need of repair. Landlord will complete (or repair, as the case may be) the items listed on the punch list within 30 days after the “punch list” has been developed, subject to delays caused by Tenant Delays and other Force Majeure. If Tenant does not inspect the Premises with Landlord as reasonably requested by Landlord prior to or upon Substantial Completion, Tenant will be deemed to have accepted the Premises as delivered, subject to any punch list items Landlord develops and Tenant’s rights under this Section 17.6.

17.7 Construction Warranty. Landlord will obtain from Landlord’s general contractor a customary and reasonable form of one-year warranty against defective workmanship and materials regarding Tenant’s Improvements. To the extent that such warranty applies to Tenant’s Improvements, Landlord will assist with and coordinate the enforcement thereof for the benefit of Tenant; provided, however, the foregoing shall not relieve Landlord for its obligation to deliver the Premises to Tenant in the required condition under this Lease.

17.8 Tenant Finish Work. All finish work and decoration and other work desired by Tenant and not included within the Tenant’s Improvements to be performed by Landlord as set forth in the approved Issued for Construction Plans will be designed, furnished and installed by Tenant at Tenant’s sole expense. Tenant will perform all such work in the same manner and following the same procedures as are provided in this Lease for Alterations. Landlord is under no obligation to perform, inspect, or supervise any such work, and Landlord will have no liability or responsibility whatsoever therefor.

17.9 Milestone Dates. In order for Landlord to achieve the scheduled Commencement Date, Tenant will be required to provide certain definitive information, documentation or other materials on certain specific dates. For all purposes under this Lease, any failure or delay of Tenant, or those acting for or under Tenant, to satisfy any scheduled dates that are set forth in this Lease or of which Tenant has been given reasonable advance written or oral notice will constitute a Tenant Delay. Landlord’s execution of this Lease notwithstanding any such pre-existing failure or delay will not be considered to be an acquiescence therein or waiver thereof by Landlord.

Article 18 — Letter of Credit

18.1 Letter of Credit. Within five Business Days after the Effective Date, Tenant will deliver to Landlord an unconditional, irrevocable standby letter of credit (“Letter of Credit”) that is in the initial face amount of $3,000,000.00 (subject to reduction under Section 18.10 hereof), that conforms in form and substance to the attached Exhibit G (or is otherwise reasonably acceptable to Landlord), and that satisfies all of the following conditions:

(a)

is issued by a United States federal or state chartered bank (“Issuer”) that (i) is either a member of the New York Clearing House Association or is a commercial bank or trust company reasonably acceptable to Landlord, and (ii) has total assets of at least $100,000,000,000, as determined in accordance with generally accepted accounting principles consistently applied; provided, however, Landlord hereby pre-approves JP Morgan Chase Bank, N.A. (if chosen by Tenant);

(b)	names Landlord as beneficiary thereunder;

(c)	has a term ending not less than one year after the date of issuance;

(d)	automatically renews for one-year periods unless Issuer notifies beneficiary in writing, at least 30 days prior to the expiration date, that Issuer elects not to renew the Letter of Credit;

(e)

provides for payment to beneficiary of immediately available funds (denominated in United States dollars) in the initial face amount of $3,000,000.00 (subject to reduction under Section 18.10 hereof) within two Business Days after presentation of the sight draft substantially conforming to the form attached as Exhibit “1” to the Letter of Credit;

(f)	provides that draws may be presented, and are payable, at Issuer’s letterhead office, or any other full service office of Issuer;

(g)	is payable in sight drafts which only require the beneficiary to state that the draw is payable to the order of beneficiary;

(h)	permits partial and multiple draws;

(i)	permits multiple transfers by beneficiary;

(j)	waives any rights Issuer may have, at law or otherwise, to subrogate to any claims beneficiary may have against applicant or applicant may have against beneficiary; and

(k)	is governed by the International Standby Practices 1998, published by the International Chamber of Commerce.

18.2 Transfer; Fees. Landlord may freely transfer the Letter of Credit in connection with an assignment of this Lease without (a) Tenant’s consent, (b) restriction on the number of transfers, or (c) condition, other than presentment to Issuer of the original Letter of Credit and a duly executed transfer document conforming to the form reasonably required by the Issuer; provided, however, that in the event of a transfer of Landlord’s interest in this Lease, Landlord shall transfer the Letter of Credit, in whole only, to the transferee. Tenant is solely responsible for any bank fees or charges imposed by Issuer in connection with the issuance of the Letter of Credit or any transfer, renewal, extension or replacement thereof. If Tenant fails to pay such transfer fee timely, Landlord may, at its option and without notice to Tenant, elect to pay any transfer fees to Issuer when due, and upon payment, such amount will become due and payable from Tenant to Landlord as Additional Rent under this Lease within 30 days after Tenant’s receipt of an invoice therefor.

18.3 Draw Event. “Draw Event” means the occurrence of any of the following events:

(a)

Tenant has filed a voluntary petition under the Bankruptcy Code, an involuntary petition has been filed against Tenant under the Bankruptcy Code (which has not been dismissed within 30 days), Tenant is placed into receivership or conservatorship, Tenant becomes subject to similar proceedings under federal or state law (which has not been dismissed within 30 days), or Tenant executes an assignment for the benefit of creditors;

(b)	Tenant fails to timely cause the Letter of Credit to be renewed or replaced as required in this Article 18;

(c)	the occurrence of an Issuer Quality Event as described in Section 18.6 hereof;

(d)	the occurrence of an Event of Default; or

(e)	Tenant holds over or remains in possession of the Premises after the expiration of the Term or termination of this Lease, without Landlord’s prior written consent.

18.4 Draw and Use of Proceeds; Replacement Letter of Credit. Immediately upon the occurrence of any one or more Draw Events, and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if partial draw is made, Landlord may make multiple draws), as Landlord may determine in Landlord’s sole and absolute discretion. The term “Draw Proceeds” means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit. Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Landlord will hold the Draw Proceeds in its own name (but subject to the provisions of this Article 18) and may co-mingle the Draw Proceeds with other accounts of Landlord or invest them as Landlord may determine in its sole and absolute discretion; provided, however, that any investment shall be made at Landlord’s sole risk and any losses incurred thereon shall not reduce the credit amount to which Tenant is entitled. In addition to any other rights and remedies Landlord may have, Landlord may in its sole and absolute discretion and at any time, use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:

(a)

Rent or any other sum which is past due, due or becomes due, or to which Landlord is otherwise entitled under the terms of this Lease, whether due to the passage of time, the existence of a default or otherwise (including, without limitation, late payment fees or charges and any amounts which Landlord is or would be allowed to collect under Sections 14.2 or 14.3 hereof, and without deducting therefrom any offset for proceeds of any potential reletting or other potential mitigation which has not in fact occurred at the time of the draw);

(b)

all amounts incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord’s rights or remedies under this Lease, including, without limitation, reasonable attorneys’ fees and costs;

(c)	all amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys’ fees and costs; or

(d)	all other damage, injury, expense or liability caused to or incurred by Landlord as a result of any Event of Default, Draw Event or other breach, failure or default by Tenant under this Lease.

To the extent that Draw Proceeds exceed the amounts so applied, such excess Draw Proceeds will be deemed paid to Landlord to establish a credit on Landlord’s books in the amount of such excess, which credit may be applied by Landlord thereafter (in Landlord’s sole and absolute discretion), to any of Tenant’s obligations to Landlord under this Lease as and when they become due. In the event that Landlord wrongfully draws on the Letter of Credit when there has not been a Draw Event, then Landlord will return the Draw Proceeds from such wrongful draw to Tenant in accordance with the provisions set forth below in this Section 18.4. Following any use or application of the Draw Proceeds, Tenant, if requested by Landlord in writing, must, within ten Business Days after receipt of Landlord’s request, cause a replacement Letter of Credit complying with Section 18.1 hereof to be issued and delivered to Landlord; provided, however, that the amount of the replacement Letter of Credit will be an amount equal to the original amount of the Letter of Credit, as set forth in Section 18.1(e) hereof, less any unapplied Draw Proceeds on the date the replacement Letter of Credit is issued. Upon Landlord’s receipt of the replacement Letter of Credit, Landlord will deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn) and any unapplied Draw Proceeds will be applied in accordance with Sections 18.4(a), (b), (c) and (d) hereof. If it is determined or adjudicated by a court of competent jurisdiction that Landlord was not entitled to draw on the Letter of Credit (i.e., has wrongfully drawn on the Letter of Credit when there has not been a Draw Event), Tenant may, as its sole and exclusive remedy, cause Landlord to (x) deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), (y) return to Issuer the amount of the Draw Proceeds which the court determines Landlord was not entitled to draw, and (z) reimburse Tenant for all out-of-pocket fees, costs and interest expenses actually incurred by Tenant as a direct result of Landlord’s draw on the Letter of Credit; provided, however, that Tenant may exercise its exclusive remedy only after Tenant has cured all defaults under this Lease and has also caused a replacement Letter of Credit complying with Section 18.1 hereof to be issued and delivered to Landlord. Landlord will not be liable for any other actual damages or any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds; provided, however, that any unapplied portion of the Draw Proceeds shall be returned to Tenant by Landlord following the end of the Term.

18.5 Renewal and Replacement. The Letter of Credit must provide that it will be automatically renewed unless Issuer provides written notice of non-renewal to Landlord at least 30 days prior to the expiration date of the Letter of Credit. If written notice of non-renewal is received from Issuer, Tenant must renew the Letter of Credit or replace it with a new Letter of Credit, at least ten Business Days prior to the stated expiration date of the then-current Letter of Credit. Any renewal or replacement Letter of Credit must meet the criteria set forth in Section 18.1 hereof, and must have a term commencing at least one day prior to the stated expiration date of the immediately prior Letter of Credit. Failure to provide a renewal or replacement Letter of Credit as provided above will, at Landlord’s election, be an Event of Default under this Lease. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall have the right, from time to time throughout the Term of this Lease, to deliver to Landlord a substitute Letter of Credit hereunder, the form and substance of which substitute Letter of Credit shall be subject to Landlord’s reasonable approval and the terms of this Article 18. Upon Tenant’s written request from time to time, Landlord shall provide Tenant with a letter confirming the then-current Letter of Credit amount (including the amount of any actual increases and reductions with respect thereto).

18.6 Issuer Quality Event. If an Issuer Quality Event occurs, Tenant, upon 30 days prior written notice from Landlord, must, at its own cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements of Section 18.1 hereof. The term “Issuer Quality Event” means Issuer fails to meet the criteria set forth in Section 18.1(a) hereof.

18.7 Additional Agreements of Tenant. Tenant expressly acknowledges and agrees as follows:

(a)	the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer, and Tenant has no right to submit a draw to Issuer under the Letter of Credit;

(b)

Tenant is not a third-party beneficiary of the contractual relationship between Landlord and Issuer established by the Letter of Credit, and Landlord’s ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not, in any way, be conditioned, restricted, limited, altered, impaired or discharged by virtue of any Laws to the contrary, including, without limitation, any Laws that restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant;

(c)	neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein;

(d)	Tenant is not entitled to any interest on any Draw Proceeds;

(e)	neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Rent, security deposit or rental deposit;

(f)

neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord’s damages resulting from any Draw Event, Event of Default or other breach, failure or default (past, present or future) under this Lease; and

(g)

Tenant will cooperate with Landlord, at Tenant’s sole cost and expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Article 18.

18.8 Restrictions on Tenant Actions. Tenant hereby irrevocably waives any and all rights and claims that it may otherwise have at law or in equity, to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any requests or demands by Landlord to Issuer for a draw or payment to Landlord under the Letter of Credit. If Tenant, or any person or entity on Tenant’s behalf or at Tenant’s discretion, brings any proceeding or action to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draw requests or payments under the Letter of Credit, Tenant will be liable for any and all direct and indirect damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorneys’ fees and costs.

18.9 Cancellation After End of Term. Provided that no Draw Event, Event of Default, or other breach or default under this Lease then exists, Landlord will deliver the Letter of Credit to the Issuer for cancellation within 45 days after Tenant surrenders the Premises to Landlord upon the expiration of the Term.

18.10 Reductions. Provided that no Event of Default or Draw Event has theretofore occurred or then exists, then beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, Tenant may cause to be issued and delivered to Landlord a substitute Letter of Credit that is in a face amount that is 15% less than the face amount of the then-current Letter of Credit that is being replaced. In addition, notwithstanding the preceding sentence to the contrary, provided that no Event of Default or Draw Event has theretofore occurred or then exists, and also provided that Tenant then satisfies all (and not fewer than all) of the Letter of Credit Financial Conditions, then at any time after the third anniversary of the Commencement Date, Tenant will also have the one-time right to cause to be issued and delivered to Landlord a substitute Letter of Credit that is in a face amount that is 15% less than the face amount of the then-current Letter of Credit that is being replaced. Landlord agrees to execute any documents reasonably requested by the issuer of the Letter of Credit (provided such documents are factually accurate and provided further that the subject reduction is permitted under the terms of this Section 18.10) within ten Business Days after receipt of written request from Tenant or such issuer in order to accomplish such reductions. Landlord’s failure to timely execute and deliver any such documents shall be a default under this Lease upon the expiration of five Business Days’ written notice from Tenant that Landlord has failed to perform such obligation, which second notice shall provide in bold, all-capital letters at the top of such second notice as follows: “LANDLORD’S FAILURE TO EXECUTE THE ATTACHED DOCUMENTATION REGARDING THE REDUCTION OF THE LETTER OF CREDIT IN ACCORDANCE WITH SECTION 18.10 OF THE LEASE WITHIN FIVE BUSINESS DAYS AFTER RECEIPT OF THIS SECOND NOTICE SHALL BE A DEFAULT BY LANDLORD UNDER THIS LEASE.” Each such substitute Letter of Credit will constitute a Letter of Credit for all purposes of this Lease.

Article 19 — Miscellaneous Provisions

19.1 Notices. All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this Section 19.1. Notices given by mail are deemed delivered within four Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery. Notices delivered by personal delivery are deemed delivered upon receipt or refusal of delivery.

19.2 Transfer of Landlord’s Interest. If Landlord Transfers (other than for collateral security purposes) its ownership interest in the Premises, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that (a) the transferee agrees in writing to assume such obligations, and (b) the transferor delivers or credits to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Landlord’s covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant’s releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor’s period of ownership.

19.3 Successors. Subject to the express provisions of this Lease, the covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

19.4 Captions and Interpretation. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

19.5 Relationship of Parties. This Lease does not create, between the parties to this Lease, the relationship of principal and agent, or of partnership or joint venture, or any other association or relationship, other than that of landlord and tenant.

19.6 Entire Agreement; Amendment. The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into and made a part of this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Property Rules in accordance with the terms of this Lease) is binding on Landlord or Tenant unless it is in writing and signed by the party against whom its enforcement is sought.

19.7 Severability. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

19.8 Landlord’s Limited Liability. Tenant will look solely to Landlord’s interest in the Property (and any sale, rental, insurance and condemnation proceeds therefrom) for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree. In no event is Landlord or any Landlord Party liable to Tenant or any other person for consequential, indirect, special or punitive damages.

19.9 Survival. All of Landlord’s or Tenant’s obligations under this Lease accruing prior to expiration or other termination of this Lease, or that this Lease contemplates are to survive termination, will survive the expiration or other termination of this Lease until fully paid and/or performed by the applicable party. Interest on surviving payment obligations will continue to accrue at the rates stated in this Lease until fully paid. Further, all of Tenant’s and Landlord’s releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease until any possible Claims to which the same might apply have been absolutely barred by all applicable statutes of limitation.

19.10 [Intentionally Omitted]

19.11 Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth herein) and each releases and agrees to indemnify the other from and against any Claims based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified herein) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified herein) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable agreements executed by Landlord for the Property.

19.12 Tenant’s Waiver. To the fullest extent allowable under the Laws, Tenant agrees that the Landlord Parties are not liable to Tenant or any other person for, and Tenant releases the Landlord Parties from and waives, any and all Claims resulting or arising, directly or indirectly, from (a) any existing or future breakage, defect, insufficiency, inadequacy, malfunction, interruption, failure, breakdown or similar problem in the Premises or on the Property; (b) any equipment, system or appurtenance becoming out of repair, malfunctioning or failing to function; or (c) any occurrence, event, situation, Casualty, activity, injury, emergency, condition or happening whatsoever at the Property, regardless of whether insured or insurable. This agreement, waiver and release applies regardless of whether the Claim arises (i) from personal injury, property damage, or otherwise; (ii) from the act, omission, negligence, fault or misconduct of other tenants or occupants of the Property or any other person whatsoever; and/or (iii) from Force Majeure, or any other cause or reason whatsoever. Nothing in this Section 19.12, however, relieves Landlord from any liability to Tenant, as provided in this Lease, (A) for the breach of any obligation of Landlord that is expressly set forth in this Lease; (B) for any Claims which arise out of or result from the gross negligence or willful misconduct of any Landlord Party; or (C) with respect to any remedy of Tenant that may be specifically and expressly set forth elsewhere in this Lease.

19.13 Governing Law. This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit against Landlord or Tenant relating to this Lease must be brought in the county in which the Property is located or, if the suit is brought in federal court, in any federal court appropriate for suits arising in such county; Landlord and Tenant waive the right to bring suit against each other elsewhere.

19.14 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

19.15 Joint and Several Liability. All parties signing this Lease as Tenant are jointly and severally liable for performing all of Tenant’s obligations under this Lease.

19.16 Independent Obligations. Except for any right of offset or abatement that may be expressly and specifically set forth in this Lease, Tenant’s covenants and obligations to pay Rent are independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease.

19.17 Tenant’s Authority. If Tenant is an entity, Tenant will, within ten Business Days after Landlord’s written request, deliver to Landlord, a resolution from such entity authorizing the execution and delivery of this Lease. Tenant represents and warrants that and each individual signing this Lease on behalf of Tenant is duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized, binding and enforceable obligation of Tenant.

19.18 Force Majeure. Subject to the limitations expressly set forth in Section 1.2.2, which limitations are solely for the purposes set forth in Section 1.2.2, if Landlord or Tenant is delayed in or prevented from performing any obligation under this Lease (excluding, however, the payment of money) by reason of Force Majeure, Landlord’s or Tenant’s performance of such obligation (as the case may be) will be excused for a period equal to the period of delay actually caused by the Force Majeure event.

19.19 Management. Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord’s agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to take actions and give notices and demands under this Lease on Landlord’s behalf.

19.20 Financial Statements. Tenant will, without charge to Landlord, in connection with any proposed sale or financing of the Property (but not more often than two times during any twelve month period), within ten Business Days after written request by Landlord, deliver to Landlord copies of Tenant’s financial statements prepared in the ordinary course of business for the then most recently ended fiscal year of Tenant, and for the preceding two fiscal years, certified, in writing, by Tenant’s chief executive officer or chief financial officer; provided, however, as a condition precedent to Tenant’s delivery, Landlord and the party requesting such information shall execute a commercially reasonable form of confidentiality agreement with respect thereto. The aforesaid financial statements must be prepared according to generally accepted accounting principles consistently applied and must include, without limitation, Tenant’s balance sheet, income statement, cash flow statement, statement of sources and uses and such other statements reasonably requested by Landlord. Such financial statements must also be certified by an independent certified public accountant or by Tenant’s chief financial officer that the same are a true, complete and correct statement of Tenant’s financial condition as of the date of such financial statements.

19.21 No Recording. Tenant will not record this Lease or any memorandum of this Lease..

19.22 Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant’s disclosure of the terms and conditions of this Lease could adversely affect Landlord’s ability to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant will not, directly or indirectly, disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Property or to any other person or entity other than Tenant’s employees, accountants, attorneys, real estate consultants and agents who have a legitimate need to know such information (and who will also keep the same in confidence) unless, and only to the extent, any such disclosure is required by law or appropriate judicial order.

19.23 Construction of Lease and Terms. The terms and provisions of this Lease are the result of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by legal counsel and/or other advisors of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease are to be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions are to be interpreted or construed against the party who drafted the same. Landlord’s submission of this instrument to Tenant in draft or final form for examination or signature does not constitute any reservation of, or agreement or option to lease, the Premises. When executed by Tenant and delivered to Landlord, this Lease will be construed as an offer from Tenant to lease the Premises on the terms set forth in this Lease. Tenant’s offer to lease may be accepted, and a binding agreement between Tenant and Landlord created, only by Landlord’s execution of this Lease and delivery of the fully-executed Lease to Tenant. Once so delivered by Landlord, this Lease will be deemed effective as of the Effective Date.

19.24 No Exculpation for Negligence. Notwithstanding anything in this Lease to the contrary, to the extent that any provision of this Lease is deemed to require either Landlord or Tenant to exculpate the other for the negligence of the other party or the negligent acts of those claiming by, through or under the other party, in a manner that violates any Laws, then such provision will be deemed to be amended so that negligent acts of the party being exculpated are excluded from the other party’s obligation to exculpate.

19.25 Anti-Terrorism Representation. Neither Tenant nor any of its affiliates or constituents nor, to the actual knowledge of Tenant, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money

Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Tenant nor any of its affiliates or constituents nor, to the best of Tenant’s knowledge, any brokers or other agents of same, (i) are or will be-conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in Section 1 of the Anti-Terrorism Order, and, to actual knowledge of Tenant, neither Tenant nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person. If at any time this representation becomes false then it shall be considered a default under the Lease, and Landlord shall have the right to exercise all of the remedies set forth in the Lease upon an Event of a Default or to terminate the Lease immediately.

[Signatures on following page]

Landlord and Tenant have each caused this lease to be executed and delivered by their duly authorized representatives.

Landlord:

PHI Donovan LLC, a Nevada limited liability company

By:	/s/ David Harrison
Name: David Harrison
Its: Manager

Effective Date: November 23, 2016

Tenant:

The Honest Company, Inc., a Delaware corporation

By:	/s/ Sean Kane
Name: Sean Kane
Its: President

By:	/s/ David Parker
Name: David Parker
Its: CFO/COD

Exhibit A – Definitions

“ADA” means the accessibility requirements of Title III of the applicable provisions of the Americans with Disabilities Act of 1990, as amended.

“Additional Rent” means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

“Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

“Allowance” will have the meaning set forth in the Basic Terms.

“Alteration” means any change, alteration, addition or improvement to the Premises or Property.

“Audit Costs” will have the meaning set forth in Section 3.5.

“Bankruptcy Code” means the United States Bankruptcy Code, or any state bankruptcy code, as the same now exists and as the same may be amended, including, without limitation, any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

“Basic Rent” means the basic rent payable by Tenant under this Lease, initially in the amounts specified in the Basic Terms.

“Basic Terms” means the terms of this Lease identified as the “Basic Terms” located before Article 1.

“Building” means that certain industrial/warehouse building now existing on the Land.

“Business Days” means any day other than Saturday, Sunday or a legal holiday in the State.

“Casualty” means any physical loss, destruction or damage to property that is caused by (a) fire, windstorm, hail, lightning, vandalism, theft, explosion, collision, accident, flood, earthquake, collapse, or any other peril (including, without limitation, malfunctions or failures of equipment, machinery, sprinkling devices, or air conditioning, heating or ventilation apparatus; occurrences or presence of water, snow, frost, steam, gas, sewage, sewer backup, odors, noise, hail or excessive heat or cold; broken or falling plaster, ceiling tiles, fixtures or signs; broken glass; or the bursting or leaking of pipes or plumbing fixtures); or (b) any other event, occurrence, peril or cause whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and regardless of whether covered or coverable by insurance. “Casualty” does not include reasonable wear and tear to the Premises, Property or Landlord’s Personal Property resulting from the uses permitted under this Lease.

“Certificate of Occupancy” means a certificate of occupancy, governmental sign-off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) that must be obtained by Landlord from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of the Premises or any applicable portion thereof

“Change Order” means a written order prepared by or on behalf of either Landlord or Tenant, and signed by both Landlord and Tenant, stating in detail the change in the work, and, if appropriate, the increase or decrease to the scope of work, and any anticipated change in the scheduled date for the construction thereof or any change in the cost thereof resulting therefrom; provided, however, that any change in the work generally described in the Outline Specifications or the Site Plan, and any revisions in the Issued for Construction Plans (either as initially proposed’ or as finalized) that would effect a change from the work generally described in the Outline Specifications or the Site Plan, or in the theretofore finalized Issued for Construction Plans, will constitute a Change Order hereunder, regardless of whether Tenant signs a written order in regard thereto. In the event any Change Order is required (a)

by any governmental agency with jurisdiction over the work, (b) as a result of field conditions that cannot be reasonably avoided, or (iii) to substitute reasonably equivalent materials to avoid unanticipated delays, strikes or shortages, then Landlord will be authorized to make such changes at Tenant’s sole cost and expense and will provide written notice to Tenant.

“Change Order Costs” means the sum of (a) all actual so-called “hard” construction costs thereof, including, without limitation, the cost of all materials, labor, equipment, hoisting, insurance, taxes and permits related thereto (all of which will be documented and verifiable); (b) all actual so-called “soft” costs in connection therewith, including, without limitation, all architect’s, engineer’s and design fees, and all fees and costs relating to the review and approval thereof; (c) the actual cost of all on-site and off-site project management time and other general conditions in connection therewith; and (d) a commercially reasonable contractors’ fees. All of the aforesaid actual costs will also include, without limitation, the aggregate of all interest costs actually incurred by Landlord arising in connection with any resultant delays and any and all enforceable payment obligations under those contracts or modifications to contracts entered into by Landlord or its subcontractors, that are necessary to effectuate the Change Order.

“Claims” means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any obligation under this Lease.

“Commencement Date” means the earlier of (a) Substantial Completion of Tenant’s Improvements in the Premises, (b) the date Tenant commences business operations in the Premises, or (c) the date Substantial Completion of Tenant’s Improvements in the Premises would have occurred but for Tenant Delay; provided, however, that the Commencement Date will not be earlier than the Delivery Date specified in the Basic Terms unless Tenant commences business operations in the Premises before such Delivery Date.

“Common Area” means the parking area, driveways, landscaped areas, Building electrical/sprinkler room, and other areas of the Property outside of the Premises that Landlord may designate from time to time as common area.

“Comparable Projects” has the meaning set forth in Section 9.3.

“Condemning Authority” means any person or entity with a statutory or other power of eminent domain.

“Delivery Date” means the target date for Landlord’s delivery of the Premises to Tenant, which initially is the delivery date specified in the Basic Terms.

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“Draw Event” has the meaning set forth in Section 18.3 hereof.

“Draw Proceeds” has the meaning set forth in Section 18.4 hereof.

“Effective Date” means the date set forth as such by Landlord when Landlord executes this Lease, as indicated on the signature page.

“Event of Default” means the occurrence of any of the events specified in Section 14.1, or the occurrence of any other event that this Lease expressly labels as an “Event of Default.”

“Fair Market Basic Rent” means the fair market base rental rate for the Premises for the applicable extension period in relation to comparable (in quality, location and size) space located in the Building and/or the North Las Vegas, Nevada submarket in non-renewal, non-equity transactions, with due consideration given to the following factors regarding the Premises and Tenant, on the one hand, and the comparable space(s) and tenant(s), on the other hand: (a) the financial condition of the tenant; (b) the location, quality and age of the building(s); (c) the extent and quality of leasehold improvements (existing or to be provided) in the premises; (d) rent abatements, if any; (e) the location of the premises within the building; (f) the length of the term; (g) the nature and extent of services provided by the landlord; (h) expense stops, if any; (i) any other concessions given; and (j) other pertinent factors.

“First Outside Date” has the meaning set forth in Section 1.2.2.

“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord’s reasonable control (including, without limitation, Tenant Delays).

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “Hazardous materials,” “extremely hazardous wastes,” “ restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) infectious waste. It is the intent of the parties hereto to construe the term “Hazardous Materials” in its broadest sense.

“Hazardous Materials Laws” means any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define Hazardous Materials.

“HazMat Abatement Event” has the meaning set forth in Section 5.5.

“HazMat Eligibility Period” has the meaning set forth in Section 5.5.

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“Independent Arbitrator” has the meaning set forth in Section 1.6.1.

“Independent CPA” has the meaning set forth in Section 3.5.

“Issued for Construction Plans” means the final issued for construction working drawings and specifications that Landlord will initially prepare and submit to Tenant, and that will be finalized in accordance with Section 17.1.2.

“Issuer” has the meaning set forth in Section 18.1(a) hereof.

“Issuer Quality Event” has the meaning set forth in Section 18.6 hereof.

“Land” means that certain real property legally described on the attached Exhibit B.

“Landlord” means only the owner or owners of the Property at the time in question.

“Landlord Parties” means Landlord, Property Manager, their Affiliates, any mortgage lender regarding the Property, and their respective officers, directors, partners, shareholders, members, agents, contractors and employees.

“Landlord’s Knowledge,” “to the best of Landlord’s knowledge,” and words of similar import mean will mean the actual knowledge of Keith L. Earnest, Executive Vice President of VanTrust Real Estate, LLC (which is an Affiliate of Landlord), without independent inquiry or investigation.

“Landlord’s Personal Property” means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Property that is owned or leased by, or is otherwise under the care, custody or control of, Landlord or its agents, employees, contractors, or invitees.

“Landlord’s Unreleased Casualty Claims” means any uninsured loss or deductible amount Landlord incurs as a result of any Casualty to the Premises, Property or Landlord’s Personal Property that is caused by the negligent acts or omissions of Tenant, up to a maximum of $25,000 (to be increased 3% per year for inflation during the Term) for any single occurrence.

“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Property Rules and Permitted Encumbrances; provided, however, that with respect to Landlord’s construction obligations, “Laws” will mean only any applicable building code and the dimensional aspects of any applicable zoning ordinances, except as otherwise expressly provided herein.

“Lease” means this Warehouse Lease Agreement, as the same may be amended or modified after the Effective Date.

“Letter of Credit” has the meaning set forth in Section 18.1 hereof.

“Letter of Credit Financial Conditions” will mean all of the following:

(a)

Tenant’s annual EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) margin, determined in accordance with generally accepted accounting principles consistently applied, has been at least 12% for each of Tenant’s immediately preceding two fiscal years (as of the date of the proposed Letter of Credit substitution);

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(b)

Tenant’s annual leverage ratio (i.e., total debt-to-EBITDA), determined in accordance with generally accepted accounting principles consistently applied, has not been greater than 2.0 for either of Tenant’s immediately preceding two fiscal years (as of the date of the proposed Letter of Credit substitution);

(c)

Tenant’s cash reserves, determined in accordance with generally accepted accounting principles consistently applied, have not been less than $40,000,000.00 at any time during Tenant’s immediately preceding two-fiscal year period (as of the date of the proposed Letter of Credit substitution);

(d)

Tenant’s annual revenues, determined in accordance with generally accepted accounting principles consistently applied, have not been less than $400,000,000.00 for either of Tenant’s immediately preceding two fiscal years (as of the date of the proposed Letter of Credit substitution); and

(e)

Tenant’s tangible shareholders’ equity (i.e., tangible net worth), determined in accordance with generally accepted accounting principles consistently applied, has not been less than $100,000,000.00 for either of Tenant’s immediately preceding two fiscal years (as of the date of the proposed Letter of Credit substitution).

“Major Alterations” means Alterations involving any modifications to (a) the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building, or (b) any portion of the Property outside of the interior of the Premises.

“Maximum Rate” means interest at a per annum rate equal to three percentage points in excess of the “prime rate” of interest then charged by Bank of America, N.A., Chicago, Illinois (or, if it is not then in existence, its successor, or if neither is then in existence, another reasonably comparable bank selected by Landlord), from the date when the same is due until the same has been paid, but if such rate exceeds the maximum interest rate permitted by law, such rate will be reduced to the highest rate allowed by law under the circumstances.

“Mortgage” means any mortgage, deed of trust, security interest, ground lease or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

“Net Rent” means all Rent that Landlord actually receives from any re-letting of all or any part of the Premises, after first deducting the Re-Entry Costs and any other amounts owed by Tenant to Landlord.

“Notices” means all notices, deliveries, demands or requests that may be or are required to be given, provided, demanded or requested by either party to the other as provided in this Lease, excluding communications by Landlord regarding Tenant’s Improvements that are made to the “Tenant Representative” appointed by Tenant under Article 17.

“Operating Expenses” means, subject to the exclusions listed below, all costs, expenses and charges that Landlord pays or incurs in connection with managing, maintaining, repairing and operating the Property, as reasonably determined by Landlord, including, without limitation, the following:

(a)	insurance premiums and deductible amounts under any insurance policy

(b)	steam, electricity, water, sewer, gas and other utility charges;

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(c)	lawn care and landscaping;

(d)	re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing paved surfaces;

(e)	snow removal;

(f)	maintenance and repair of the Building and Common Areas;

(g)	rubbish removal and other services provided to the Property;

(h)	property association fees, dues and assessments and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property;

(i)

wages, benefits and other related costs and expenses payable to and associated with persons at the level of manager and below whose duties are connected with managing, maintaining, repairing and operating the Property (but only for the portion of such persons’ time allocable to the Property);

(j)	uniforms, supplies, materials, lighting systems (including bulbs, poles and fixtures) and equipment used in connection with managing, maintaining, repairing and operating the Property;

(k)	replacements required for the normal maintenance, repair and operation of the Property; reasonable management fees (not to exceed 1.5% of gross revenue);

(m)

capital improvements installed by Landlord either (i) to comply with changes in Laws or the interpretation or enforcement thereof occurring after the Effective Date, or (ii) with a reasonable expectation of reducing energy costs or other Operating Expenses; provided that in computing Operating Expenses Landlord will amortize the cost of such capital improvements (including reasonable charges for interest on the unamortized amount) over their useful life (as reasonably determined by Landlord in accordance with generally accepted accounting principles, consistently applied);

(n)	costs, expenses and charges incurred by Landlord in connection with public rights of way or other public facilities, easements or other appurtenances to the Property; and

(o)	such other costs, expenses and charges as may ordinarily be incurred in connection with managing, maintaining, repairing and operating an industrial/warehouse complex similar to the Property.

“Operating Expenses” do not include the following:

(aa)	the cost of capital improvements to the Property, except as provided in clause (m) above;

(bb)	marketing costs, leasing commissions and tenant expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants;

(cc)	legal expenses incident to Landlord’s enforcement of any lease;

(dd)	interest or principal payments on any Mortgage of Landlord (except as allowed under clause (m) above);

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(ee)	any expense for which Landlord is directly reimbursed by another tenant other than as an Operating Expense;

(ft)	the cost of any repairs, restoration or other work for which Landlord is directly reimbursed by insurance proceeds or Taking awards;

(gg)	any amount paid for products or services to an entity that is an Affiliate of Landlord, but only to the extent such amount exceeds the fair market value of such services and products;

(hh)	the costs of any utilities that are separately metered to the Premises or to another tenant’s premises;

(ii)	any costs (including overtime), fines or penalties imposed on Landlord for failing to timely perform its obligations under this Lease;

(jj)	salaries and fringe benefits of employees not related to the management, operation, repair or maintenance of the Property, or to anyone above the level of Property manager;

(kk)	any rent payable under any ground lease now or hereafter affecting the Property;

(11)	expenses resulting from any violation by Landlord of the terms of any lease of space in the Building;

(mm)	any bad debt loss, rental loss, or reserves for bad debts or rental loss;

(m)

costs (other than the cost of routine maintenance and monitoring) of remediation of Hazardous Materials that are in or on the Property as of the Effective Date and that are classified as Hazardous Materials under Laws in effect as of the Effective Date;

(oo)	any costs that would allow Landlord a “double recovery” of any other costs for which Landlord is directly reimbursed other than as an Operating Expense;

(pp)

costs associated with the acquisition, sale or refinancing of the Property, including, without limitation, consulting or brokerage commissions, origination fees or points, and interest cost or charges;

(qq)	costs associated with the acquisition, sale or financing of the fee, ground lease, air rights or development rights with respect to the Property;

(rr)	costs arising from the gross negligence or willful misconduct of Landlord;

(ss)	Landlord’s charitable or political contributions;

(tt)

accounting fees related to acquisition, construction or sale with respect to the Property (it being acknowledged that accounting fees in connection with leasing the Building shall be included in Operating Expenses);

(uu)	any reserves;

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(vv)

costs associated with the operation of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Property, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(ww)

rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment (i) which are not commercially reasonable either as to type or amount (based upon the practices of landlords of Comparable Projects), and (ii) the cost of which, if purchased, would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Property which is used in providing janitorial or similar services and, further excepting from this exclusion, such equipment rented or leased to remedy or ameliorate an emergency condition in the Property;

(xx)

insurance deductibles in excess of customary deductible amounts carried by landlords of the Comparable Projects, provided, however, that in connection with any insurance deductible amounts included in Operating Expenses as a result of an earthquake which are for items otherwise classified as capital items, such amounts shall be amortized into Operating Expenses over a period of fifteen (15) years;

(yy)	advertising and promotional expenses and costs of signs in or on the Property exclusively identifying the owner of the Property;

(zz)	costs due to violations of any Permitted Encumbrances pertaining to the sharing of costs by the Property;

(aaa)	legal expenses to prepare any documents that create Permitted Encumbrances;

(bbb)	the costs of any flowers, gifts, balloons, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Property;

(ccc)

costs reimbursed to Landlord under any warranty carried by Landlord for the Building and/or the Property, which warranties Landlord shall use commercially reasonable efforts to enforce and such costs of enforcements shall be included in Operating Expenses; and

(ddd)

penalties and fines of any kind, including non-compliance with any applicable building or fire code for conditions that are created by any Landlord Party during the Term, and any failure of Landlord to comply with applicable Laws as required under this Lease, in all cases except to the extent caused by Tenant or any Tenant Party.

“Outline Specifications” has the meaning set forth in Section 17.1.

“Permitted Encumbrances” means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property.

“Premises” means that certain space situated in the Building shown and designated on the Site Plan and described in the Basic Terms.

“Property” means, collectively, the Land, Building and all other improvements on the Land.

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“Property Expenses” means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term.

“Property Manager” means the property manager named in the Basic Terms or any successor property manager Landlord may appoint from time to time to manage the Property.

“Property Rules” means those certain rules set forth on the attached Exhibit E, as Landlord may amend the same from time to time.

“Property Taxes” means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including, without limitation, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term “Property Taxes” includes, without limitation, all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term “Property Taxes” will also include, without limitation, any tax payable by Landlord with respect to the Property (and to the extent pertaining to the Property) pursuant to NRS Chapter 363(C) (Commerce Tax) with respect to this Lease or the Property, or any portion thereof; provided, however, that such Commerce Tax will be allocated among Tenant and any other tenants or occupants making payments to Landlord that are taxable pursuant to NRS Chapter 363(C) on a pro rata basis based on the ratio of the amounts paid by Landlord and such other tenants or occupants to the total revenue received by Tenant that is subject to such Commerce Tax; provided further, however, that in no event will the amount payable by Tenant on account of the Commerce Tax exceed $10,000.00 (“Commerce Tax Cap”) in the aggregate with respect to any tax year for which Commerce Tax is calculated; and provided further, however, that the Commerce Tax Cap will be adjusted proportionately if after the Effective Date, (i) the current (as of the Effective Date) $4,000,000.00 revenue deduction allowed for purposes of computation of the Commerce Tax is adjusted, or (ii) the Commerce Tax rate applied to calculate the Commerce Tax payable by Landlord is increased or decreased from the amount thereof as of the Effective Date, which the parties acknowledge is 0.25%. The term “Property Taxes” does not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, transfer taxes, excise taxes, special assessments levied against property other than real estate, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project) unless any such income, franchise, transfer or profit taxes are in substitution for any Property Taxes payable hereunder, (ii) any items included as Operating Expenses, (iii) any items paid directly by Tenant or other occupants under this Lease or their respective leases, or (iv) tax penalties, interest or late charges (unless due to Tenant’s late payment under this Lease). If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term “Property Taxes” for such calendar year; provided, however, that all special assessments which may be paid in installments (without penalty or interest) shall be paid by Landlord in the maximum number of installments permitted by law and not included in Property Taxes except in the year in which the assessment is actually paid; and provided further, however, that if the prevailing practice in Comparable Projects is to pay such assessments on an early basis, and Landlord pays the same on such basis, such assessments shall be included in Property Taxes in the year paid by Landlord.

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“Re-Entry Costs” means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises after an Event of Default, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises; (b) recovering possession of the Premises, removing persons and property from the Premises and storing such property (including court costs and reasonable attorneys’ fees); (c) renovating or altering the Premises; and/or (d) reletting the Premises (including, without limitation, real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises). “Re-Entry Costs” also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

“Rent” means, collectively, Basic Rent and Additional Rent.

“Rent Tax” means any tax or excise on rents, all other sums and charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, that is levied or assessed by the United States of America, the State or any city, municipality or political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease; provided, that “Rent Tax” does not include any federal, state or local income tax or other tax, however denominated, that is applied to or measured by the net income of Landlord.

“Request for Confirmation of Commencement Date Memorandum” has the meaning set forth in Section 1.2.3.

“Rooftop Equipment” has the meaning set forth in Section 4.9.

“Second Outside Date” has the meaning set forth in Section 1.2.2.

“Self-Help Notice” has the meaning set forth in Section 7.2.4.

“Site Plan” has the meaning set forth in the Basic Terms.

“SNDA” means a commercially reasonable form of subordination, non-disturbance and attornment agreement to be provided from time to time as set forth in this Lease, wherein (among other things) the Mortgage holder will agree that as long as no Event of Default occurs under this Lease, the holder of the Mortgage will not disturb Tenant’s rights of possession under this Lease.

“State” means the State in which the Property is located.

“Substantial Completion” means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the Premises, thereby allowing Tenant the lawful ability to occupy the Premises, or (b) if a Certificate of Occupancy is not required as a condition to Tenant’s lawful occupancy of the Premises, the date that the Tenant’s Improvements for the Premises are substantially completed (subject to punch list items), as confirmed in writing by Landlord’s architect; provided, however, that if either (a) or (b) is delayed or prevented because of any Tenant Delays or work for which Tenant is responsible to perform in the Premises, “Substantial Completion” means the date that all of Landlord’s work that is necessary for either (a) or (b) to occur has been performed, subject to punch list items (or would have been performed were it not for Tenant Delays) and Landlord has made the Premises available to Tenant for the performance of Tenant’s work (or would have made the Premises so available were it not for Tenant Delays).

“Taking” means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

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“Tenant” means the tenant identified in this Lease and such tenant’s permitted successors and assigns. In any provision relating to the conduct, acts or omissions of “Tenant,” the term “Tenant” includes the tenant identified in this Lease and such tenant’s agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant’s express or implied permission.

“Tenant Damage” means any loss, destruction or damage to the Premises, Property or Landlord’s Personal Property caused by (a) gross negligence or reckless or intentionally wrongful acts, omissions or conduct of Tenant, (b) any waste or excessive or unreasonable wear and tear caused or permitted by Tenant, (c) any unauthorized modifications or Alterations caused or permitted by Tenant; (d) Tenant’s installation or removal of any Alterations or Tenant’s Personal Property; (e) Tenant’s failure to surrender possession of the Premises in accordance with the requirements of Article 16 hereof; or (f) the negligent acts or omissions of Tenant, but only to the extent of any uninsured loss or deductible amount Landlord incurs as a result thereof, up to a maximum of $25,000 (to be increased 3% per year for inflation during the Term for any single occurrence).

“Tenant Delay” means any delay caused or contributed to by Tenant, including, without limitation, with respect to Tenant’s Improvements, Tenant’s failure to timely prepare or approve a space plan for Tenant’s Improvements, Tenant’s failure to timely prepare or approve the Issued for Construction Plans, and any delay from any revisions Tenant proposes to the approved Issued for Construction Plans; provided, however, Landlord will use commercially reasonable efforts to notify Tenant of any Tenant Delay promptly after Landlord has actual knowledge thereof.

“Tenant Parties” means the tenant identified in this Lease, its Affiliates, and their respective officers, directors, partners, shareholders, members and employees.

“Tenant’s Improvements” means those initial improvements to the office portion of the Premises that are generally described in the space plan attached hereto as Exhibit F, subject to Article 17.

“Tenant’s Personal Property” means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Property that is owned or leased by, or is otherwise under the care, custody or control of, Tenant or its agents, employees, contractors, or invitees. For the sake of clarity, Tenant’s Personal Property includes, without limitation, any and all furniture, fixtures and equipment located in the Premises at any time from or after the Commencement Date, even if the same had previously been owned by a prior tenant or occupant.

“Tenant’s Share of Property Expenses” means the product obtained by multiplying the amount of Property Expenses for the period in question by the Tenant’s Share of Property Expenses Percentage.

“Tenant’s Share of Property Expenses Percentage” means the percentage computed by (a) dividing the rentable square feet of the Premises by the total rentable square feet of the Building and (b) multiplying the quotient by 100, and is subject to adjustment from time to time based on corrective measurement of the Premises or the Building by Landlord.

“Tenant’s Unreleased Casualty Claims” means any uninsured loss or deductible amount Tenant incurs as a result of any Casualty to Tenant’s Personal Property that is caused by the negligent acts or omissions of Landlord or any Landlord Party, up to a maximum of $25,000 (to be increased 3% per year for inflation during the Term) for any single occurrence.

“Tenant Users” means the Tenant Parties and Tenant’s agents, representatives, contractors, subcontractors, invitees, guests, clients, and any other persons or entities who use, occupy or enter upon the Premises or the Property in connection with Tenant’s use and occupancy of the Premises.

11

“Term” means the initial term of this Lease specified in the Basic Terms and, if applicable, any exercised extension period then in effect.

“Thirty-Day Period” has the meaning set forth in Section 1.6.1.

“Transfer” means an assignment, mortgage, pledge, transfer, sublease, license or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any right, title or interest in or created by this Lease or the Premises. The term “Transfer” also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant that results or could result in a change of control of Tenant.

“Transfer Costs” has the meaning set forth in Section 13.1.

12

Exhibit B — Legal Description of the Land

WALLACE MORRIS KLINE SURVEYING, LLC

Land Survey Consulting

APN: 123-30-801-004, 123-31-502-001, 123-31-602-003

OWNER: TOMO JD LLC, PHI DONOVAN LAND LLC

BUILDING 8 AREA

EXHIBIT “A”

EXPLANATION:	THIS DESCRIPTION REPRESENTS THE BUILDING 8 AREA IN SUPPORT OF THE “NORTHGATE SOUTH INDUSTRIAL” PROJECT.

DESCRIPTION

A PORTION OF THAT CERTAIN GRANT BARGAIN AND SALE DEED RECORDED FEBRUARY 12, 2015 IN BOOK 20150212, AS INSTRUMENT NO. 02261, AND A PORTION OF THAT CERTAIN GRANT BARGAIN AND SALE DEED RECORDED OCTOBER 11, 2016 IN BOOK 20161011, AS INSTRUMENT NO. 02547, OFFICIAL RECORDS, CLARK COUNTY, NEVADA, LYING WITHIN THE SOUTHEAST QUARTER (SE1/4) OF THE SOUTHEAST QUARTER (SE1/4) OF SECTION 30 AND THE NORTHEAST QUARTER (NE1/4) OF SECTION 31, TOWNSHIP 19 SOUTH, RANGE 62 EAST, M.D.M., CITY OF NORTH LAS VEGAS, CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER (SE1/4) OF THE SOUTHEAST QUARTER (SE1/4) OF SAID SECTION 30;

THENCE ALONG THE SOUTH LINE THEREOF, SOUTH 87°16’57” WEST, 536.96 FEET TO THE POINT OF BEGINNING;

THENCE FROM A POINT TO WHICH A RADIAL LINE BEARS SOUTH 18°06’24” WEST, CURVING TO THE LEFT ALONG AN ARC HAVING A RADIUS OF 695.00 FEET, CONCAVE NORTHERLY, THROUGH A CENTRAL ANGLE OF 06°13’59”, AN ARC LENGTH OF 75.61 FEET TO A POINT TO WHICH A RADIAL LINE BEARS SOUTH 11°52’24” WEST;

THENCE SOUTH 12°11’44” WEST, 37.81 FEET;

THENCE CURVING TO THE RIGHT ALONG AN ARC HAVING A RADIUS OF 60.00 FEET, CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 28°11’06”, AN ARC LENGTH OF 29.52 FEET;

THENCE SOUTH 40°22’50” WEST, 21.86 FEET;

THENCE SOUTH 49°37’10” EAST, 448.00 FEET;

THENCE NORTH 40°22’50” EAST, 17.77 FEET;

APN: 123-30-801.004, 123-31-802-001, 123-31-602-003

THENCE CURVING TO THE RIGHT ALONG AN ARC HAVING A RADIUS OF 60.00 FEET CONCAVE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 50.’51’59”, AN ARC LENGTH OF 53.27 FEET;

THENCE SOUTH 88’45’11” EAST, 49.40 FEET;

THENCE SOUTH 01°14’49” WEST, 26.92 FEET;

THENCE FROM A POINT TO WHICH A RADIAL LINE BEARS NORTH 01’14’49” EAST, CURVING TO THE RIGHT ALONG AN ARC HAVING A RADIUS OF 10.00 FEET, CONCAVE SOUTHWESTERLY, THROUGH A CENTRAL ANGLE OF 87’47’49”, AN ARC LENGTH OF 15.32 FEET;

THENCE SOUTH 00°57’22” EAST, 211.72 FEET;

THENCE CURVING TO THE RIGHT ALONG AN ARC HAVING A RADIUS OF 95.00 FEET, CONCAVE WESTERLY, THROUGH A CENTRAL ANGLE OF 19’45’04”, AN ARC LENGTH OF 32.75 FEET TO A POINT OF REVERSE CURVATURE TO WHICH A RADIAL LINE BEARS NORTH 71°12’18’ WEST;

THENCE CURVING TO THE LEFT ALONG AN ARC HAVING A RADIUS OF 105.00 FEET, CONCAVE EASTERLY, THROUGH A CENTRAL. ANGLE OF 18’31’53’, AN ARC LENGTH OF 33.96 FEET;

THENCE SOUTH 00°15’49” WEST, 183.48 FEET;

THENCE SOUTH 44’48’42” WEST. 261.55 FEET;

THENCE SOUTH 45’11’18” EAST, 150.00 FEET;

THENCE SOUTH 44°48’42” WEST, 371.10 FEET;

THENCE NORTH 49’37’10” WEST, 1,471.61 FEET;

THENCE NORTH 40°22’50” EAST, 558.77 FEET;

THENCE NORTH 40°23’16” EAST, 311.54 FEET;

THENCE CURVING TO THE RIGHT ALONG AN ARC HAVING A RADIUS OF 54.00 FEET, CONCAVE SOUTHERLY, THROUGH A CENTRAL ANGLE OF 90-00’33’ AN ARC LENGTH OF 84.83 FEET;

THENCE SOUTH 49°36’11” EAST, 128.34 FEET;

APN: 123-30-801-004, 123-31-502-001, 123.31402-003

THENCE CURVING TO THE LEFT ALONG AN ARC HAVING A RADIUS OF 895.00 FEET, CONCAVE NORTHEASTERLY, THROUGH A CENTRAL ANGLE OF 22°17’75”, AN ARC LENGTH OF 270.38 FEET TO THE POINT OF BEGINNING.

CONTAINING 29.73 ACRES, MORE OR LESS.

BASIS OF BEARINGS

NORTH 00°04’20” WEST, BEING THE BEARING OF THE WEST LINE OF THE SOUTHWEST QUARTER (SW1/4) OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION 29, TOWNSHIP 19 SOUTH, RANGE 82 EAST, M.D.M., CITY OF NORTH LAS VEGAS, CLARK COUNTY, NEVADA, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 152, PAGE 18 OF PLATS IN THE CLARK COUNTY RECORDER’S OFFICE, NEVADA.

TEX J. BROOKS, PLS

NEVADA LICENSE NO. 13747

Exhibit C – Site Plan

NEXUS WAY
LAND BLVD.
RETAIL LOT N.A.P.
BLDG. 8
570,810 S.F.
DONOVAN WAY
OVERALL SITE PLAN

SITE PLAN KEYNOTES

SITE PLAN GENERAL NOTES

SITE LEGEND

RJA

Owner

VanTrust

Project

NORTHGATE BUSINESS PARK BUILDING 8

Consultants

A1.1

Exhibit D — Commencement Date Memorandum

Commencement Date Memorandum

This Commencement Date Memorandum (“Memorandum”) is made and entered into as of _______________, 20_, by and between PHI Donovan Land, LLC, a Nevada limited liability company, as Landlord, and The Honest Company, Inc., a Delaware corporation, as Tenant.

Recitals

A. Landlord and Tenant are parties to that certain Warehouse Lease Agreement dated as of November 16, 2016 (“Lease”), relating to certain premises (“Premises”) located in the building commonly known as Donovan Way, North Las Vegas, Nevada (“Building”).

B. All capitalized terms not otherwise defined in this Memorandum have the meanings given them in the Lease.

C. Landlord and Tenant desire to confirm the Commencement Date, the size of the Premises and Building, and Tenant’s Share of Property Expenses Percentage.

Acknowledgments

Pursuant to Section 1.2 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1. The Commencement Date under the Lease is _______________, 20__.

2. The Premises contain 570,810 rentable square feet.

3. The Building contains 570,810 rentable square feet.

4. The Tenant’s Share of Property Expenses Percentage is 100%.

[Signatures on following page]

Landlord and Tenant have each caused this Memorandum to be executed and delivered by their duly authorized representatives as of the day and date first written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

Landlord:

PHI Donovan Land, LLC, a Nevada limited liability company

By:
Its:

Tenant:

The Honest Company, Inc., a Delaware corporation

By:
Its:

Exhibit E — Property Rules

The following Property Rules apply to and govern Tenant’s use of the Premises and Property. Capitalized terms have the meanings given in the Lease, of which these Property Rules are a part. Tenant is responsible, as and to the extent set forth in the Lease, for all Claims arising from any violation of the Property Rules by Tenant.

1. No awning or other projection may be attached to the outside walls of the Premises or Property. No curtains, blinds, shades or screens visible from the exterior of the Premises may be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord in writing (which approval shall not be unreasonably withheld, conditioned or delayed).

2. No sign, lettering, picture, notice or advertisement that is visible from the exterior of the Premises or Property may be installed on or in the Premises without Landlord’s prior written consent, and then only in such manner, character and style as Landlord may have approved in writing (which consent and approval shall not be unreasonably withheld, conditioned or delayed).

3. Tenant will not obstruct sidewalks, driveways, parking areas or any other Common Area in and about the Property used in common with other tenants.

4. Tenant will not create or allow obnoxious or harmful fumes, odors, smoke or other discharges that may be offensive to the other occupants of the Property or neighboring properties, or otherwise create any nuisance.

5. The Premises may not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

6. Tenant will not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices or other equipment that emit excessive sound or other waves or disturbances or that may be offensive to the other occupants of the Property, or that may unreasonably interfere with the operation of any device, equipment, computer, video, radio, television broadcasting or reception from or within the Property or elsewhere.

7. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping valuable items locked up and doors locked and other means of entry to the Premises closed and secured after business hours and at other times the Premises are not in use.

8. Unless, expressly permitted by Landlord, no additional locks or similar devices may be attached to any door or window and no keys other than those provided by Landlord may be made for any door. If more than two keys for one lock are desired by the Tenant, Landlord will provide the same upon payment by the Tenant. Upon termination of this Lease or of Tenant’s possession, Tenant will surrender all keys of the Premises and will explain to Landlord all combination locks on safes, cabinets and vaults.

9. If Tenant installs satellite dishes, antennae or similar equipment, Tenant will first obtain Landlord’s written approval, and comply with Landlord’s instructions in their installation.

10. The water and wash closets, drinking fountains and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances may be thrown therein.

11. Tenant will not overload any utilities serving the Premises.

12. Tenant will not locate or store any equipment, materials, supplies or other property outside of the interior of the Premises.

13. All loading, unloading, receiving or delivery of goods, supplies, furniture or other items will be made only through entryways provided for such purposes.

14. Canvassing, soliciting, and peddling in or about the Property is prohibited and Tenant will cooperate to prevent the same.

15. Tenant will store all its, trash and garbage in proper receptacles or other facilities for such purpose located in the areas designated therefor by Landlord.

16. Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17. Tenant will not park or permit parking in any areas designated by Landlord for parking by visitors to the Property or for the exclusive use of tenants or other occupants of the Property.

18. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities will remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated or obstructed in any manner. Such devices are not transferable and any device in the possession of an unauthorized holder will be void.

19. Parking is prohibited (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; (f) in loading areas; and (g) in such other areas as may be designated by Landlord.

20. All responsibility for damage, loss or theft to vehicles and the contents thereof is assumed by the person parking their vehicle.

21. Landlord reserves the right to refuse parking identification devices and parking rights to Tenant or any other person who fails to comply with the Property Rules applicable to the parking areas. Any violation of such rule will subject the vehicle to removal, at such person’s expense.

22. Tenant will be responsible for the observance of all of the Property Rules by Tenant (including, without limitation, all Tenant Users).

23. Landlord may, from time to time, waive any one or more of these Property Rules for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a continuing waiver of such Property Rule(s) in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Property Rule(s) against Tenant or any or all of the tenants of the Property.

24. These Property Rules are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the other terms, covenants, agreements and conditions of the Lease. In the event of any conflict between these Property Rules and any express term or provision otherwise set forth in the Lease, such other express term or provision of the Lease is controlling.

Exhibit F — Preliminary Outline Specifications

SHELL BUILDING SPECIFICATIONS

FOR

Northgate Distribution Center

Building 8

Lamb Boulevard and Ann Road, North Las Vegas, NV

2525 East Camelback Road, Suite 880

Phoenix, AZ 85016

October 31, 2016

Exhibit I

Division 1: General Requirements

01 100 - Project Description

A.

This project consists of a 570,810 square foot, 1077’ x 530’ x 36’ clear height, warehouse distribution building. The clear height at the inside face of the perimeter concrete tilt-up wall will be reduced to 34-0”.

B.	Speed Bays/Dock Bays will be 56’ x 60’ for overall length of 1077 If on each side of the building. Interior bays will be 56’ x 60’ bays for overall length of 520 If from dock doors to dock doors.

C.

The project will include a free standing fire suppression pump house, constructed of concrete tilt wall with steel joist and wood deck covered with .45 mil TPO Roofing. All pump room construction to have a published UL fire rating, and all penetration through the walls and deck will be fire stopped.

D.

One fire rated electrical room and demark room, constructed of 5/8” Type X gypsum board on metal studs, with 1 hour rated deck on metal ceiling joists, at 11’-0” above finish floor will be included. All electrical and demark room construction to have a published UL fire rating, and all penetration through the walls and deck will be fire stopped.

E.	Any improvements will be designed per all state and local code requirements.

01 102 - Architectural and Engineering

A.

Shell building civil, landscaping, architectural and structural design services will be provided. Design of the HVAC, fire suppression, plumbing and electrical systems will be part of Shell Building for Shell Building scope only.

B.	The following pre-design services are included in the project.

1.	Geotechnical Investigation

2.	Boundary Survey

3.	Environmental Study

01 107 - Insurance

A.	“All Risk”, Builders Risk insurance will be provided by VanTrust.

01 151 - Permits

A.

The cost of obtaining the necessary state and local building permits as well as sewer, water tap fees, and any other required “impact fee” required to obtain a building or site improvement permit is included in the shell building.

B.	Building Construction will be by General Contractor who will be required to maintain all licenses required by the governing jurisdiction.

01 171 - Supervision

A.	Contractor will provide supervision by a full-time superintendent in the field and a project manager in the office for shell building.

B.	Contractor will provide a detailed design and construction schedule for the project. Updated project schedules will be generated monthly and will utilize “critical path” modeling for shell building.

01 400 - Testing and inspections

A.

Soils and concrete testing will be provided by a qualified and licensed testing laboratory, throughout the course of the project to insure quality performance of the placement of subgrade materials and concrete. Testing Agency will be required to provide pavement borings after base course is installed.

B.

Any special inspections required by the governing building department of municipality will be conducted by Contractor’s consultant. Contractor will provide 3rd party inspection and oversight for roofing design and installation.

01 500 - Temporary Services

A.	The following temporary services will be provide for the shell building construction:

1.	Telephone

2.	Sanitary Facilities

3.	Water service

4.	Electricity

5.	Project Signage

6.	Job Trailer

7.	Cleaning

8.	Dumpsters

9.	Temporary Lighting

Division 2: Site work

02 130 - Excavation

A

Excavations for foundations, pits and trenches will be made as necessary assuming level grade and normal soil conditions. Excavations will be made to establish the bottom of all footings below finished grade per local code.

B.	Site excavations will be based on a balanced cut/fill site. The building pad will be constructed for 570,810 SF with slope for drainage. The noted retention basins have been constructed.

C.	Any necessary fill material will be placed in accordance with the geotechnical report.

D.	Site work will include the following items;

1.	All Clearing and Grading

2.	Mass Excavation

3.	Erosion Control

4.	Domestic Water

5.	Sanitary Sewer

6.	Storm Sewers - storm water to existing swales

7.	Underground Fire Main

8.	Construction Staking as necessary for site work completion

9.	Water and Sewer Tap Fees if applicable

10.	Temporary Road

11.	Soil Testing

Site Utilities

A.	Public site utilities to serve the building including sanitary sewer, water, and storm sewer will be provided.

B.	Tenant’s private utilities including gas, electric, and telephone to serve the building will not be Included.

02 180 - Landscaping

A.	Landscaping as required by local Jurisdiction will be Included.

B.	Irrigation as required by local Jurisdiction will be included.

C.	All disturbed areas will be treated with dust proofing.

02 511 - Concrete Pavement

A.	All concrete and asphalt paving will be per geotechnical engineer’s report expected traffic, traffic index and desired pavement life expectancy.

B.	Concrete Pavement sections will be coordinated with geo-technical report and local AHJ.

Dock Aprons will be (7.5”) reinforced concrete with #3 rebar at 16” O.C. on (6”) minimum of properly compacted aggregate base course.

Truck Courts and Truck Drive Aisles will be (7.5”) unreinforced concrete on (6”) minimum of properly compacted aggregate base course at Building 2.

Dolly Pads will be (7.5”) reinforced concrete with #3 rebar at 16” O.C. on (6”) minimum of properly compacted aggregate base course at Building 2.

C.	Asphalt Pavement will be coordinated with geo-technical report and local AHJ.

1.	Heavy-duty asphalt pavement will be installed in all truck drives and private roads and will consist of (4.5”) asphalt over (14”) of aggregate base course.

2.	Fire Lane asphalt pavement will be installed in all fire lanes adjacent to automobile parking and will consist of (3”) asphalt over (8”) of aggregate base course.

3.	Licht - duty asphalt pavement will be installed in all passenger car drives and parking areas and will consist of (2”) of asphalt over (6”) of aggregate base course.

D.	Vertical concrete curbs will be provided at the perimeter of all paved parking and drive areas including integral gutter section when required

E.	Striping of the car parking, docks and trailer parking areas is included.

F.	Sidewalks will be 4” reinforced concrete on 4” minimum of compacted granular fill.

Division 3: Concrete

03 130 - Foundations

A.

Concrete foundations will have steel reinforcing and be designed for the loads imposed by the structure. Standard shallow foundations will be utilized to support the building columns and concrete wall panels. Foundation will be designed in accordance with the recommendations of the geotechnical report.

B.	Concrete will obtain a minimum compressive strength of 4,500 psi in 28 days.

C.	Reinforcing steel will have a minimum yield strength or 60,000 psi per ASTM.

D.	Exterior footings will be founded (top of) below grade per the Soils Report. Interior footings will be founded (top of) a minimum of 12” below finished floor.

03 223 - Cast-In-place Concrete Tilt Panels

A.

The perimeter of the facility will be load bearing concrete tilt panel walls with’ ,4” reveals. The panels will have a smooth finish. Lift point covers will be provided, and wood float finish on the interior of the panels.

B.

The panel joints will be caulked on both the outside and the inside of the panels, from twelve inches (12”) below finished grade to top of panels, with a two-part urethane sealant. Round foam mini-cell backer rod will be placed between panel joints prior to caulking.

03 300 - Cast in Place Concrete

A.

Concrete slabs in the building will be seven inch (7”) reinforced concrete placed over a minimum of four inches (4”) of properly compacted granular fill. Concrete Slab will be reinforced with WWF 12” x 12”, D6.2 x D6.2 mesh reinforcing. Other reinforcing will be as necessary to comply with the geotechnical report.

B.	Compressive strength will be 4,500 psi in 28 days.

C.	Soft cut control joints will be provided in accordance with American Concrete Institute Standards, and will be a maximum of 15’ on center.

D.	All construction joints will be doweled with #3’s x 36” at 24” O.C. alternating with PNA Diamond Dowels at 24” O.C.

E.	Lateral Tie to Slab for walls will be wrapped with flexible pipe foam insulation. Ensure sufficient coverage to prevent cracking over the pipe foam insulation.

F.	All building slabs will be chemical curing method compatible with Ashford formula.

G.	All building slabs will include application of a hardener/sealer equal to Ashford Formula. Coverage of sealer will not exceed manufacturers recommended square foot per gallon ratio.

H.	Floor Flatness requirements: FF50/11.35 measured in accordance to ASTM E1155.

I.	Floor slope to be .4% across long side of the building generally from north to south.

J.	Installation of a 15-mil minimum thickness vapor barrier at proposed office areas and batter charging area will be included.

Division 4: Masonry

This division is not applicable.

Division 5: Metals

05 100 - Structural Steel

A.	Columns shall be tube steel columns with necessary beams, girders, and bracing. Clear height will be a minimum 32’-0” and 36’-0” from 6” inside the first column bay to the center of the building.

B.	All structural steel will be shop primed, gray.

C.	Typical bay spacing will be 56’ x 60’. A 56’ x 60’ deep speed bay will be provided along dock walls.

D.	All required anchor bolts and bracing will be included as part of the structural steel package.

E.

Roof loads will be designed per local code and a minimum of 20 pounds per square foot live load and 13.5 pounds per square foot dead load. Joist girders will include a minimum of 20 pounds per square foot live load and 15.5 pounds per square foot dead load. MHE Loads have not been included.

F.	Additional K-Brace has been included at Grid Line 11 in two locations(C-D & G-H).

G.	Roof structure will be designed to provide a minimum roof slope of 1⁄4” per foot.

H.	Coordination of fabrication and installation of joist bearing angles with the precast supplier will be conducted.

05 500 - Miscellaneous Metals

A.

Concrete filled pipe bollards, 6” in diameter (schedule 80), and eight (8) feet long are included. These will be located at the exterior of all drive-in overhead doors, at sprinkler risers, at electrical panels and at other locations required for the project. 4’ tall steel ‘2” guards at each door track at dock and drive-in doors will be included.

B.	Dock stairs will be included as cast-in-place concrete and shall include 1 W outside diameter pipe hand railings.

C.	Dock pit angles will be included at each dock leveler location as part of future tenant improvement. Knock out panels in concrete tilt panel are included at each pit location location.

D.	One (1) freestanding caged roof access ladder with frame for roof access hatch will be included.

E.	Tube steel canopies at building entries and lower level windows as depicted on building elevations will be included

Division 6: Wood & Plastics

06 620 - Finish Carpentry

A.

Roof structure shall consist of a hybrid panelized roof system consisting of open web steel joist girders and open web steel roof joist with 2” x 6” DF #2 subpurlins, decked with a minimum 1/2” OSB structural Grade I oriented strand board. Design of the roof structure shall be 13.5 lbs./s.f. dead load and 20 lbs./s.f. live load (reducible by code).

B.	Steel web joist shall be provide with gray primer,

C.	Roof structure will be designed to provide a minimum roof slope of %” per foot.

D.	Roof framing for skylights will be included.

E.	Miscellaneous carpentry and wood blocking will be included as necessary.

F.	Plywood backing panels for electrical and telephone service entries will be provided as required.

Division 7: Thermal & Moisture Protection

07 120 - Insulation

A.	The roof insulation will be R19 ban insulation with white scrim.

B.	Perimeter foundation/slab insulation is not required.

07 160 - Thermoplastic Polyole/In (TPO) Roof

A.

The roof membrane will be a single ply .45 mil, mechanically fastened TPO roof system over 1⁄4” Securerock cover board. The TPO membrane shall be white in color. Roof expansion Joint, as required by manufacturer and manufacturer’s standard details, will be provided.

B.

Roof drainage will be by Interior roof drains at the building’s office locations. Roof drains will drain through face of curb. The remainder of the roof will drain to exterior down spouts with overflow scuppers as required draining onto the surface of the concrete truck aprons.

C.

10-year leak free manufacturer’s warranty for labor and material, with 55 mph wind speed coverage will be provided. A 20-year manufacturer’s material warranty for failure of the roofing materials will be provided.

D.

Walkway pads around the roof access hatch, flashing for mechanical curbs and flashing around the roof hatch will be included. Tapered insulation where required to provide positive roof drainage will be included.

07 192 - Roof Hatch

A.	One (1) 30” x 48” roof hatch is included.

07 5122 - Skylights

A. 4’ x	8’ dual pane skylights to be installed to achieve a ratio of 2% of the building area. Burglar bars/fall protection of ‘A” steel bars 6” x 6” on center each way with angle frame will be installed.

07 900 - Joint Sealants

A.

The precast panel joints will be caulked on both the outside and the inside of the panels, from twelve inches (12”) below finished grade to top of panels, with a two-part urethane sealant. Round foam mini-cell backer rod will be placed between panel joints prior to caulking.

B.	Caulking of the saw cut joints in PCCP truck dock apron and PCCP truck court areas will be included.

C.	Caulking of the construction joints or control joints on the interior warehouse slab on grade is not included.

Division 8: Doors & Windows

08 110 - Metal Doors & Frames

A.

All exterior man-doors will be non-insulated, painted, hollow metal twenty-eight (28) 3’-0” x 7’-0” flush face surface panel type set In a hollow metal welded frame with appropriate hardware and weather stripping. Doors to be provided around the building as required to meet local building and fire codes for high pile storage. Contractor will provide hollow metal fire department access / exit doors as required to meet code.

B.

A keyed, ANSI Grade I, entry lockset, closer, weather-stripping, sweep, drip and threshold will be provided for each exterior door. Finish for all hardware will be US 626 or 32D, satin chrome or dull stainless steel.

08 146 - Overhead Sectional Doors

A.	Overhead sectional doors will be installed as depicted on the building floor plan and elevations:

1.	43 EA 9’ x 10’ dock doors (manual operation)

2.	3 EA 12’ x 14’ drive-in doors (manual operation)

B.

Vertical lift type doors, non-insulated, manually operated, factory painted primed overhead dock doors shall be provided with heavy duty springs, 3” tracks and 24 gauge steel panel design with an approximate 7” x 24” vision window.

08 152 - Entrance Doors

A.	Glass and aluminum, medium stile office entrance doors as reflected on architectural building elevations will be included.

B	Entrance doors will have weather-stripping, push, pull, lock, sweep, closer and hinges or pivots.

08 190 - Glass and Glazing

A

Exterior windows, storefront, and curtain wall systems as reflected on the elevations prepared by RJA Architecture will be provided. System will be commercial grade fixed units with 1” tinted insulated glass and frames with canopy and down lighting at building entries.

B.	All exterior glass will be tinted with clear anodized frames.

Division 9: Finishes

09 1900 - Painting

A.	Pipe bollards, hollow metal doors and frames and exposed miscellaneous metals will receive one coat of primer and two (2) coats of semi-gloss enamel.

B.	All exposed welds and damaged steel during erection will be touched up with gray primer.

C.

Concrete tilt panels will be power washed and painted on the exterior with two coats of 100% acrylic latex paint (equal to SW A-100 — 15 year) (three (3) colors) delineated by panel joints or reveal lines.

D.	Interior of the concrete walls will be painted with one (1) coat of white latex paint (equal to SW A-100- 15 year).

E.	Painting of the MEP piping is not included.

F.	Any drywall walls will receive two (2) coats of latex paint.

G.	Interior columns to be painted safety yellow to 12’ height.

Division 10: Specialties

A.	Fire extinguishers will be provided as required by Authority Having Jurisdiction.

B.	Knox box will be provided as required by local fire marshal.

Division 11: Equipment

11 160 - Loading Dock Equipment

A.	One (1) pair of dock bumpers will be provided at each elevated overhead dock door opening.

B.	One pair 4’ tall steel “Z” guards will be provided at each door track for dock doors.

C.	Forty (40) 35,000 LB. (7’-0” X 8’-0”) Mechanical Pit Levelers with 16” lip will be included as .

Division 12: Furnishings

This division is not applicable.

Division 13: Special Construction

This division is not applicable.

Division 14: Conveying Systems

This division is not applicable.

Division 15: Mechanical

15 000 - Systems Description (HVAC)

A.	SHELL BUILDING HVAC SYSTEMS;

1.

The warehouse shell building HVAC systems will be limited to electric space heaters for freeze protection as required by the AHJ. All other HVAC equipment will be furnished as a part of the tenant improvement work.

2.	The fire pump house will be provided with electric space heating and cooling.

3.	The electrical room(s) will be conditioned with split system DX equipment.

4.	All outside air inlets will be provided with storm proof louvers or hoods to preclude rain water from getting into the ductwork. Bird screens will be provided.

5.	Flashed, insulated, weatherproof curbs for the installation of the roof mounted units will be provided

6.	Include all controls/thermostats.

7.	All direct fired units will be furnished complete with factory installed disconnect switch, convenience outlets, insulated curb, and thermostat with night setback capabilities.

B.	Smoke Ventilation/Exhaust will be installed as required to meet local codes.

C.	Roof top curbs as required will be included as necessary for required equipment.

15 325 - Standpipe & Sprinkler Systems

System Classification:

Warehouse - (ESFR) 52psi, K17 head / 25.2 head

A.

System will be in strict compliance with NFPA and local codes and designed to accommodate Class I through IV commodities to maximum height of 35’ in Building. System will be designed to meet FM requirements.

B.	The sprinkler system will be a wet system and include the following required by

C.	the AHJ:

1.	Water flow detectors for risers

2.	Tamper switches

3.	Electric alarm bells with weatherproof back boxes

4.	Indicator gate valves with tamper switches at risers

5.	Post indicator valves with tamper switches

6.	6” FDC check valve

7.	Diesel fire pump and jockey pumps if required

8.	Drains and inspectors test connections

9.	Fire hoses, hose cabinets and extinguishers, as required by code, for unoccupied shell construction.

D.	All products for fire protection system will be listed or approved by UL or FM.

15 410 - Plumbing Piping and Specialties

A.	The plumbing Systems will be designed according to the following criteria.

Codes:

Building	2012 IBC and Southern Nevada Amendments
Mechanical	2012 UMC and Southern Nevada Amendments
Plumbing	2012 UPC and Southern Nevada Amendments
Electrical	2012 NEC and Southern Nevada Amendments
Energy Conservation	2012 IECC
Fire Protection	2012 Clark County Fire Code with Southern Nevada Amendments and Nevada State Fire Marshal Regulations

B.	Domestic Water System:

1.

Building’s domestic water main will be metered and exit at a single point, five feet beyond the exterior walls for connection to the civil on-site utility system. A pressure-regulating valve set at 78 psi will be provided at the buildings’ water service entry to mitigate any possible high pressure surges from the on-site utility mains.

2.

The distribution piping system will be sized at 3 psi/100 feet at a maximum of 8 fps, constructed of type “L” and “K” copper tubing with wrought copper fittings. Underground water lines will be encased in polyethylene wrap for corrosion protection. All valves and fittings will meet ASME and ASTM standards.

3.	Any exterior piping subject to freezing temperature will be protected with insulation and connected to a heat trace system, which includes hard wire connection kit and set point thermostat controller.

4.

Pipe support will be provided at intervals so as to prevent strains and stresses that might result in a failure of the system from expansion, contraction, structural settlement pipe movement and building movement.

5.

Water pipes shall be tested in accordance to applicable codes, regulations and ordinances; at minimum test piping under available site pressure for one hour. Connections shall be made to all utilities brought to the building and all piping systems flushed.

C.	Sanitary Drain, Waste and Vent System:

1.

The building’s sanitary sewer, waste and vent piping distribution will be a “conventional waste and vent” system and to be constructed of no-hub cast-iron pipe, fittings with no-hub couplings. The below ground piping system will be constructed of schedule 40 solid wall PVC pipe and solid wall ABS, fittings with solvent joints. Vent pipe through roof shall be sealed with weatherproof flashing constructed of materials compatible with roofing system specified. Vent pipes will be consolidated to reduce the required number of roof penetrations.

2.

A three-inch floor drain and a three-inch floor sink will be provided in fire pump house. The floor drain will be utilized to capture nuisance waste, the floor sink for indirect “testing” waste discharge and HVAC unit condensate. In conjunction with the Electronic trap primer assembly, inline drain trap sealers will be installed in floor drain and floor sink to maintain trap seals and prevent sewer gases from entering space.

3.

Condensate piping system from HVAC equipment located in the fire pump house and electrical room will be constructed of copper type “M” with solder joints, insulated with preformed fiberglass pipe insulation. At cooling coil drain pan connection provide a running trap, with vent same size as branch drain, downstream from trap. Condensate drains will terminate at approved sanitary receptor.

4.

Pipe support will be provided at intervals so as to prevent strains and stresses that might result in a failure of the system from expansion, contraction, structural settlement pipe movement and building movement.

5.

Sanitary waste and vent pipes will be tested in accordance to applicable codes, regulations and ordinances; at minimum test piping under static pressure for one hour. Test piping systems after installation and prior to being put into use, covered or concealed by insulation, backfilling or building construction. Connections shall be made to all utilities brought to the building and all piping systems flushed.

6.

A six-inch sanitary mains will exit at six points and extend below grade, five feet beyond the exterior wall for connection to the civil on-site utility system. The under-slab sanitary sewer lines are included at the four corners and middle of the building. Cleanouts will be provided to satisfy the code minimum and at intervals to demarcate approximate tenant improvement spaces.

D.	Storm Drainage System:

1.

The buildings’ storm drainage system is designed based on 2.5” rainfall hour per 100 year storm. The piping distribution will be a “conventional” consisting of a primary roof drainage and secondary overflow roof drainage system. It will discharge above grade and spill to the Civils’ onsite surface drainage system.

2.

Pipe support will be provided at intervals so as to prevent strains and stresses that might result in a failure of the system from expansion, contraction, structural settlement pipe movement and building movement.

3.

Storm drain pipes shall be tested in accordance to applicable codes, regulations and ordinances; at minimum test piping under static pressure for one hour. Test piping systems after installation and prior to being put into use, covered or concealed by insulation, backfilling or building construction.

4.

The Office area storm drainage system will consist of Interior roof drains and overflow roof drains constructed of PVC. The storm leaders will be routed down thru floor and discharge through face of curb at multiple points. Round to rectangular transitional outlet will be provided as required. The Warehouse area storm drainage system will consist of exterior downspout and overflow scupper system constructed of prefabricated/manufactured sheet metal. Vertical downspout will discharge at multiple points 12” above and onto the surface of the concrete truck aprons. Each pair of six-inch roof drain and six-inch overflow drain or vertical downspouts and over flow scuppers are sized to capture a maximum horizontal projected roof area of 16,000 square feet.

E.	Fuel Gas System:

1.

The projects’ natural-gas service-main to be provided by Southwest Gas Company. Two gas stub-outs located on opposite sides of the building will be provided. Rough-in for the service-meter and service-regulator, pipe size, location, maintenance clearance and installation requirements shall be per Gas Utilities recommendation and the Local Authority Having Jurisdiction.

2.	Gas Piping will be Schedule 40 black steel.

3.	Any interior gas distribution piping system will be a part of the tenant improvement work.

F.	All valves and fittings will meet AWE and ASTM standards.

Division 16: Electrical

1600 - Electrical Systems Description

Site

A

LED Independent pole lighting for the parking lot and truck court areas. Average minimum maintained illumination level for these areas will be about 0.5 for the truck court and 1.0 fc. For the car parking area or as dictated by local codes and ordinances at all car parking and truck court areas. Fixtures will be equal to LSI Industries equivalent LED area light (XGBM).

B.

LED Exterior building perimeter illumination (where not already illuminated by the parking lot and truck court areas). Average minimum maintained illumination level for these areas will be about 0.5(truck court) to 1.0fc (car parking) or as dictated by local codes and ordinances at all car parking and truck court areas. Such lighting should be of the wall-mounted type will be equal to LSI Industries equivalent LED Greenbriar wall sconce (GBWM).

C.	Exterior lighting will be automatically controlled photo electrically in combination with pre-programmed time clock control (time of day/week/etc.) and with the capacity for manual override.

D.	Site lights and poles and exterior building lights to be selected from standard manufacturer colors and per local ordinances.

E.	Pole mounted light fixtures that will include layout and concrete base etc.

F.	Recessed can down lights will be provided at the office area entrances as part of shell lighting package.

G.	Code required exterior exit lighting will be provided.

Electrical Service

A.	For Building Shell (2) 4,000 amp, 480Y/277 volt, 3P, 4W multi-metered switchboard will be provided.

B.

(1) 600-amp, 120/208-volt house panel in the pump room will be provided supplying common area lighting, freeze protection heating and building fire pump loads. Coordination of requirements with approved NV Energy drawings will be conducted.

C.	Power to all mechanical systems, fire pumps, and motorized door is included.

D.	Provide 110-volt quadraplex receptacles between each dock door and a 110-volt GFI receptacle in the pump room.

E.

Two (2) 4” empty conduits for Century Link (LEC) and (2) 2” conduits for Cox Communications from the building POE to 5’ outside building. Coordination of installation with approved Century Link and Cox utility drawings for shell building will be conducted.

Shell Lighting

A.	Combination exit/emergency lights will be provided to meet code.

B.	8’-0” LED Strip fixtures in the fire suppression pump house as required.

C.	4’-0” LED Strip fixtures in the electrical as required.

Mechanical Equipment Connections

A.	Connections to all above-mentioned mechanical equipment and motorized door will be included.

Fire Alarm System

A.	Provide a fire alarm system to monitor flows, tampers and pump status. Fire alarm system to meet code and local requirements ADA and applicable sections of NFPA 72.

ADDITIONAL/MODIFIED SCOPE

The shell building will also Include the Items Identified on the attached “Exhibit A -Building Specs” in addition to (or, if applicable, in lieu of) the items identified above in these specifications.

ssssThe Tenant’s Advantage 11726 San Vicente Blvd., Suite 500 aesa.com Lot Angeles, CA 90049 310.207.1700 let 310.207.0930 fax EXHIBIT A - BUILDING SPECS Office: 13,500 SF. Approximately 5,900 SF main office office areas located at the main building wing and 6,600 SF seasonal entry in opposite wing of the building. The main and seasonal office areas will include a break room, locker room and restrooms per axle to accommodate 300 employees with the bathrooms included in this SF. 650 SF shipping / receiving office located In center of building with restrooms per code Dock Packages: Forty (40) dock packages to include: Kelley 35,000 lb. (7’xB mechanical pit levelers with 16” lip) Kelly trailer restraints (Kelly Star 1) Twenty (20) dock lights with swing-arm All dock doors to include windows (Insulated 22- gauge) Power: Underground conduits and transformers designed to accommodate 4000 Amps to be split between two electrical rooms of 2,000 Amps each with the main gear sections with distribution boards provided for 277/480 volt electrical service. (NOTE: Electrical equipment loads to be verified by NV Energy which reserves the right to resize electrical transformers based on its determination of true electrical need based on equipment list Tenant needs to provide) Battery charging station for 25 piece of equipment (Landlord providing 20 Amp 480 Volt non-fused charger hookups for the 25 connections far Tenant equipment) Cooling: Evaporative cooling system rated for 3 air changes per hour HVAC to service 2,000 SF “cool room” with maximum temperature of 75 degrees Lighting: LED warehouse lighting Rated at 25 foot candles 60” above finished floor throughout racking area which is understood to be approximately 60% of the warehouse area Rated at 30 foot candles 60” above finished floor in detail work area Mise.; Floor scrubber dump Eye wash station located adjacent to battery charging area with emergency shower Interior warehouse walls painted white with columns painted safety yellow Alternatives:

The Tenant’s Advantage cresa.com R-30 Insulation: Additional “Big Ass” fans: MMBO

Exhibit G — Form of Letter of Credit

DRAFT TUB DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONST RUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC’S IN THE FUTURE. NOTH: THIS IS SUGGESTED LANGUAGE ONLY, AND ALL CONDITIONS MAY NOT APPLY TO THE APPLICANT’S LEASE TRANSACTION. The* Health Company_AMB_11-10-16_2016-11-1664 [VALUE DATE- OUR L/C NO: XXXXXX to APPLICANT. [RECEIVER’S NAME] [APPLICANT NAME] [RECEIVER’S ADDRESS] [APPLICANT ADDRESS] [RECEIVER’S CITY/STATE/Z1P] (APPLICANT CITY/STATE/ZIP] WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO SP98 DOCUMENTARY CREDIT NUMBER: XXXXXX DATE OF ISSUE: -VALUE DATE BENEFICIARY: [BENEFICIARY NAME] [BENEFICIARY ADDRESS] BENEFICIARY CITY/STATE ZIP] Applicant [applicant name) [APPLICANT ADDRESS] [APPLICANT CITY/STATE/ZIP] DATE: AND PLACE OF EXPIRY AT OUR COUNTERS DOCUMENTARY CREDIT AMOUNT USD AVAILABLE WITH: JPMORGAN CHASE BANK, N.A A CHICAGO, USA BY PAYMENT ADDITIONAL DETAILS: WE HEREBY ISSUE THIS LETTER OF CREDIT FOR THE ACCOUNT OF OBL1GOR. **NAME AND FULL ADDRESS INCLUDING CITY AND STATE** ON BEHALF OF APPLICANT, **NAME**. FUNDS UNDER THIS LETTER OF CREDIT AKE AVAILABLE UPON PRESENTATION OF BENEFICIARY’S SIGNED AND DATED STATEMENT READING AS FOLLOWS: ‘A DRAW EVENT HAS OCCURRED UNDER THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO, BETWEEN [APPLICANT NAME], AS TENANT, AND [BENEFICIARY NAME], AS LANDLORD (THE ‘LEASE’), FOR PREMISES LOCATED AT [PROPERTY

DRAFT THIS DRAFT L.C IS PROVIDED TO YOU AT YOUR REQUEST AND THE RE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADV ISE SUCH U.”S IN THE FUTURE, ADDRESS). WE HEREBY DEMAND THE AMOUNT OF USD UNDER JPMORGAN CHASE BANK. N.A LETTER OF CREDIT NO XXXXXX OR WE ARE IN RECEIPT OF NOTICE FROM JPMORGAN CHASE BANK NA THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND [CURRENT EXPIRY DATE) AND [APPLICANT NAME) HAS FAILED TO SUPPLY ACCEPTABLE REPLACEMENT SECURITY WITHIN THE TIME FRAME SPECIFIED IN THAT CERTAIN LEASE. DATED [DATE), INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO BET WHEN [APPLICANT NAME] AS TENANT AND [BENEFICIARY NAME). AS LANDLORD (THE ‘‘LEASE”) FOR PREMISES LOCATED AT [PROPERTY’ ADDRESS| WE HEREBY DEMAND THE AMOUNT OF USD UNDER JPM CHASE BANK, N.A. LETTER OF CREDIT NO XXXXXX”. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THIS OR ANY FUTURE EXPIRATION DATE WE SHALL SEND NOTICE TO YOU BY REGISTERED MAIL, RETURN RECEIPT REQUESTED. OR BY’ HAND-DELI VERED COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD THIS LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED BEYOND [— INSERT DATE —| (THE “FINAL EXPIRATION DATE”). PARTIAL AND KE TIP EDRAWINGS ARE PERMITTED THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY TN ITS ENTIRETY. AND MAY BE SUCCESSIVELY TRANSFERRED TRANSFER OF THIS LET TER OF Credit HE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY. ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND SIGNED. WITH THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK IF YOU WISH TO TRANSFER THE LETTER OF CREDIT. PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST IN ANY’ EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY’ PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, DRAWINGS PRESENTED BY FACSIMILE (“FAX-) TO FAX NUMBER 312-233- . OR ALTERNATELY TO FAX NUMBER 312-233- ARE ACCEPTABLE, UNDER TELEPHONE PRE-ADVICE TO 312-385- . OR ALTERNATELY’ TO 1-800-634-1969, PROVIDED THAT SUCH FAX PRESENTATION IS RECEIVED ON OR BEFORE THIs EXPIRY DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT. IT BEING UNDERSTOOD THAT ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN HIE EVENT OF PRESENTATION BY FAX. THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED THIS LETTER OF CREDIT MAY BE CANCELLED PRIOR TO EXPIRATION PROVIDED THE ORIGINAL LETTER OF CREDIT (AND AMENDMENTS. IF ANY) ARE RETURNED TO JPMORGAN CHASE BANK, N.A , CHICAGO, IL WITH A STATEMENT SIGNED BY THE BENEFICIARY STATING THAT THE ATTACHED LET TER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION

DRAFT THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THlS DRAFT LC THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON (AIR PART TO ISSUE OR ADVISE SUCH LC’S IN THE FUTURE ***** WE ENGAGE WITH YOU THAT PRESENTATIONS MADE UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EX14RAT1ON AT OUR COUNTERS AT ] 31 SOUTH DEARBORN. 5TH FLOOR, MAIL CODE IL1 4)236, CHICAGO. 60603-5506. ATTN STANDBY LETTER OF CREDIT UNIT. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY ‘S ACCOUNT PER THEIR INSTRUCTIONS. THE ORIGINAL LETTER OF CREDIT MUST ACCOMPANY THE DOCUMENTS REQUIRED UNDER THIS CREDIT FOR ENDORSEMENT ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH IF THE UNDERLYING OBLIGATION FALLS UNDER ONE OF THE CATEGORIES SPECIFIED IN BANK’S COMPLIANCE DIRECTIVES, THE FOLLOWING CLAUSE WILL BE ADDED WE MUST COMPLY WITH ALL SANCTIONS, EMBARGO AND OTHER LAWS AND REGULATIONS OF THE U.S AND OF OTHER APPLICABLE JURISDICTIONS TO THE EXTENT THEY DO NOT CONFLICT WITH SUCH U.S. LAWS AND REGULATIONS (“APPLICABLE RESTRICTIONS ‘) SHOULD DOCUMENTS BE PRESENTED INVOLVING ANY COUNTRY, ENTITY, VESSEL OR INDIVIDUAL LISTED IN OR OTHERWISE SUBJECT TO ANY APPLICABLE RESTRICTION. WE SHALL NOT BE LIABLE FOR ANY DELAY OR FAILURE TO PAY, PROCESS OR RETURN SUCH DOCUMENTS OR FOR ANY RELATED DISCLOSURE OF INFORMATION THIS LETTER OF CREDIT IS GOVERNED BY. AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE ESTATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, TO THE INTERNATIONAL STANDBY PRACTICES, 1CC PUBLICATION NO 590 (THE ‘ISP98*). AND IN THE EVENT OF ANY CONFLICT. THE LAWS OF THE STATE OF NEW YORK WILL CONTROL. WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE ATTENTION OF THE STANDBY LETTER OF CREDIT UNIT. 131 SOUTH DEARBORN. 5TH FLOOR. MAIL CODE II.1 -0236. CHICAGO, IL 60603-5506 INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE. PLEASE CONTACT THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969. OR 1-813-432-1210. AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE VERY TRULY YOURS, JPMORGAN CHASE BANK, N A AUTHORIZED SIGNER WE WHEREBY AGREE WITH THE FORMATA17I.ANGUAGHOF THE ABOVE DRAFTED LETTER OF CREDIT, AND WE REQUEST JPMORGAN CHASE BANK, NA TO ISSUE THE LETTER OF CREDIT AS ABOVE DRAFTED [APPLICANT NAME]

DRAFT THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC THE IE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH IN THE FUTURE BY NAME AND TITLE; DATE:

Exhibit H — Repair/Restoration Specifications

1.	All lighting will be placed into good working order with all non-functioning bulbs, non-functioning ballasts, and broken lenses replaced.

2.

All truck doors and dock levelers will be serviced and placed in good operating order, including, without limitation, the replacement (if necessary) of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels that are replaced will be painted to match the Building standard. All dock bumpers will be left in place and secured.

3.	All structural steel columns in the warehouse and office will be inspected for damage. These repairs will be reasonably pre-approved by Landlord prior to implementation.

4.

Any systems installed for particular use in the Premises (including, without limitation, warehouse heaters and exhaust fans, if applicable) will be placed in good working order, including, without limitation, the necessary replacement of any parts.

5.	All holes in the sheetrock walls will be repaired.

6.	Carpets and vinyl tiles will be cleaned. Vinyl tiles will be stripped, sealed and waxed.

7.	Office areas (including, without limitation, the coffee bar, breakroom, restroom areas and interior windows) will be cleaned.

8.

The warehouse will be cleaned, with all inventory and racking removed and the warehouse floor broom-cleaned. There will be no protrusion of anchors from the warehouse floor (as provided above). Floor striping does not need to be removed from warehouse. Landlord may elect to require Tenant paint any floor striping gray.

9.	All exterior windows with cracks or breakage caused by Tenant will be replaced.

10.

All electrical systems will be in good working order, including, without limitation, the water heater. Faucets and toilets will be in good working order. Tenant shall not be responsible for updating any building switchgear.

11.	Data wiring shall remain in place.

12.	All chiller and copper piping and systems, all exhaust piping and systems, and all mechanical and electrical connections to Tenant’s equipment will be removed.

Exhibit I — Current Rules and Regulations for Third-Party Contractors, Subcontractors and Suppliers

Building Contractor Rules

Contractor, and all sub-contractors, suppliers, materialmen and others performing services or providing materials in connection with the subject project (collectively, “Contractors” and individually each, a “Contractor”) shall be advised of the following building rules and regulations (“Contractor Rules”) concerning their proper conduct within a warehouse/distribution building located on Donovan Way, North Las Vegas, Nevada (“Building”), pursuant to that certain Warehouse Lease Agreement (“Lease”) dated as of November 16, 2016, between PHI Donovan Land, LLC, a Nevada limited liability company (“Owner”), and The Honest Company, Inc., a Delaware corporation (“Tenant”), pursuant to which Tenant is leasing all or a portion of the Building (“Premises”); provided, however, in the event of a conflict between the terms of the Lease and these Contractor Rules, the Lease shall control. The building is managed by _______________ (“Manager”). _______________ (“General Contractor”, and a Contractor for purposes hereof) has been engaged by Tenant, or Owner, to complete certain work at the Premises. Manager shall provide each Contractor a copy of these Contractor Rules. All referenced material, labor, services, taxes, after hours’ costs, shipping, permits, fees or construction and/or other reference processes performed by Contractors, shall be hereinafter referred to as the “Work.”

It is the General Contractor’s responsibility to ensure everyone reads and understands these Contractor Rules. Ignorance of these Contactor Rules is not a waiver of liability or responsibility. Failure to comply with these Contractor Rules may result in your people being asked to leave the job site. The Contractor is ultimately responsible for the conduct of all of its Contractors. The signature block on the last page of this Agreement shall act as the written approval by the undersigned Contractor.

1.)

Prior to starting any Work in the Building, the Contractor, at its sole expense, should have a current Commercial General Liability Insurance including Owner, Owner’s lender, if Owner has notified General Contractor thereof (“Lender”), Manager and VanTrust Real Estate, LLC (“VTRE”) and all of its subsidiaries, as additional insureds. The limits of liability on each Contractor’s general liability insurance policies shall be listed on the construction contract, or a minimum of that indicated below (provided, however, that the General Contractor’s subcontractors will be required only to carry commercially reasonable limits of the following insurance coverages, based on the trade activities of each such subcontractor):

a.)

Insurance. Contractor will procure and maintain during the term of this Contract, insurance covering all Contractors and anyone directly or indirectly employed by any of them, issued by an insurance company which has an A.M. Best rating of A- VII or better and is authorized to transact business in the state which the Building is located (“Qualified Insurer”). All policies are to protect against liabilities arising out of the operations of all Contractors in connection with the Work, including at least the types of insurance set forth herein in amounts not less than set forth herein, and such other types and amounts of insurance as Owner deems necessary.

b.)

Commercial General Liability Insurance. Commercial general liability insurance to protect against claims for bodily injury and property damage arising out of premises operations, products, and completed operations, and advertising and personal injury liability, written on an occurrence basis using ISO Form CG0001 (or its equivalent) with no amendments to the definition of an insured contract, in limits of not less than $1,000,000 inclusive, per occurrence, and $2,000,000 annual aggregate per project with a $2,000,000 Products/Completed Operations Aggregate, or such higher limits as Owner may require. Completed Operations to remain in force for maintained for the duration of the applicable statute of repose following project completion. To the extent permitted by applicable law, such policy(ies) shall include a waiver of any right of subrogation of the insurers thereunder against Owner, VTRE, Manager, and all Lenders.

c.)

Commercial Automobile Liability Insurance. Commercial automobile liability insurance to include contractual liability insurance for the indemnities set forth in the applicable contract (“Contract”) covering all owned, non-owned and hired automobiles, in limits of not less than $1,000,000 combined single limit (each accident), or such higher limits as Owner may require. To the extent permitted by applicable law, such policy(ies) shall include a waiver of any right of subrogation of the insurers thereunder against Owner, VTRE, Manager and all Lenders.

d.)

Employer’s Liability Insurance and Workers Compensation. Employer’s Liability insurance, with minimum limits of not less than $1,000,000 bodily injury each accident, $1,000,000 bodily injury by disease policy limit and $1,000,000 bodily injury by disease each employee, and Worker’s Compensation, in form and amount as required by applicable state law. To the extent permitted by applicable law, such policy shall include a waiver of any right of subrogation of the insurers thereunder against Owner, VTRE, Manager, and all Lenders.

e.)

Umbrella Liability Insurance. Umbrella liability insurance over the primary general liability, automobile liability and employer’s liability insurance policies in limits of not less than $5,000,000 inclusive per occurrence, and $5,000,000 annual aggregate, per project, or such higher limits as Owner may require. To the extent permitted by applicable law, such policy(ies) shall include a waiver of any right of subrogation of the insurers thereunder against Owner, VTRE, Manager, and all Lenders.

f.)

Builder’s Risk Insurance. Builder’s Risk insurance on a “Special Form” basis (including collapse) using a completed value (non-reporting) form for full replacement cost covering all work which Contractor is performing and all materials and equipment used or installed in or about the project, off site and in transit. This insurance shall include: (i) interests of Owner, VTRE, Manager, all tenants, all mortgagees of Owner, all Contractors; and (ii) a mutual release and waiver of subrogation for all parties.

g.)

Certificates. Certificates of insurance must be provided to Owner prior to the start of the Work at the Premises. Owner, VTRE, Manager, all Lenders, and others who may be required (as evidenced by inclusion in an ACORD Certificate as additional insureds), will be named as primary non-contributing additional insureds on the insurance coverages described in subsections (a) and (d) above, including completed operations with respect to all matters arising out of the performance of services under the Contract. It is Contractor’s sole responsibility to procure and maintain insurance covering its personal property located at the Premises. All policies required above shall contain no exclusions for work expressly within Contractor’s scope of work. It is Owner’s sole responsibility to procure and maintain property insurance covering Owner’s real property where the Premises are located (other than the Work) and Owner’s personal property and the personal property of others located at the Project site that are under Owner’s care, custody or control.

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2.)

Contractors working in or about the Building must have prior written approval from Owner before any type of Work may commence. A list of subcontractors must be provided by Contractor to Owner and Manager along with suitable scheduling and delivery/stocking information before construction begins. Any persons not on the approved Contractor list will be denied access to the Premises and the Building — no exceptions. This list will include phone numbers and contacts for each Contractor, including home and emergency telephone numbers.

3.)

An initial walk through of the job between General Contractor, its key subcontractors and Owner representation (Manager and Manager’s building engineer) will be conducted prior to construction. General Contractor’s superintendent, Manager and Manager’s building engineer will review rules and regulations, as well as check for existing conditions of the Premises.

4.)

All Contractors must be licensed in the state in which the Work is performed, and have work experience in similar commercial properties. Written documentation/certification and previous job references are required prior to the commencement of any type of Work.

5.)

Where applicable, permits must be obtained, by Contractor, from the City Building Department or other governing agency prior to the commencement of Work. Permits must be posted at the job site in accordance to the governing body. All construction Work will require a permit. Approval of drawings, details, schedules and the like by Owner or Manager shall not relieve Contractor from the responsibility for compliance with local, county, state or federal laws, rules, ordinances, or rules and regulations of commissions, boards, or other authorities having jurisdiction.

6.)

All Contractors shall keep the Premises, the Building and improvements free and clear of all liens arising out of or claimed by reason of any Work performed, materials furnished or obligations incurred. General Contractor is responsible for the payment of all bills for labor and materials furnished by, or to its subcontractors and itself, in connection with the Work.

7.)

No one shall be allowed to endanger the Premises, the Building or its occupants in any manner whatsoever. If such a situation occurs, General Contractor and all other applicable Contractors shall immediately take steps to correct and eliminate the hazardous condition. In the event that Contractor’s personnel fail to perform in a satisfactory manner, Owner and Manager reserve the right to immediately take steps to remedy the hazard at Contractor’s sole expense.

8.)	Contractor is not permitted to post any sign on the job site advertising the name of the Contractor or subcontractors.

9.)

It is imperative that good business/professional conduct be maintained by all Contractors’ personnel while they are at the Premises or the Building, and that they are properly dressed for the environment they are working in and the job being done. Contractor shall not employ any unfit person or anyone not skilled in the task assigned to him. Respect must be shown to the Building tenants at all times. Rude and obscene behavior (harassment, sexual or otherwise), including foul and abusive language, will not be tolerated. Offenders will be asked to remove themselves from the premises and shall not be permitted to return.

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10.)	Intentionally omitted.

11.)

The hours during which the Work will commence and end each day shall comply with applicable City rules and guidelines, and other applicable Laws. Contractor shall designate a superintendent to oversee all workmen at all times. Such superintendent may be given access cards and keys, which cards/keys will grant access to the Building for all workmen associated with the Work. The superintendent issued the cards/keys not permitted to give such cards/keys to any workmen for access to the Building. In no event shall any workmen be unsupervised at any time.

12.)	When accepting deliveries, Masonite must be laid prior to delivery to protect walls and floor finishes. It is Contractor’s responsibility to keep all areas outside the Premises clean at all times.

13.)	Intentionally omitted.

14.)

No construction waste or debris may be placed in the building dumpster/compactor. Contractor will provide for removal of waste and debris from the Building at its own expense. If a dumpster is required (space allowing), the location shall be authorized by Owner and Manager, must be in a safe location, and will meet the Building’s standard relating to aesthetics. It will be the responsibility of Contractor to keep the area around the container neat and orderly daily. It will also be Contractor’s responsibility to place plywood under the dumpster and to take other protective measures to protect the asphalt and concrete where the dumpster is to be place. It will be important to assure that a trail of debris is not left between the Work areas and refuse container.

15.)

Construction personnel shall at all times maintain the highest level of project cleanliness. All construction debris shall be removed on a daily basis and shall never be allowed to produce a fire hazard. In the event that Contractor fails or refuses to keep the Premises free of accumulated waste, Owner and/or Manager reserve the right, but not the obligation, to enter the Premises and remove the debris, on behalf of Contractor, at Contractor’s expense. In addition, all public areas, i.e., corridors, restrooms. janitor’s closets and the like shall be maintained and kept free of construction debris, dust and the like.

16.)

Specific restrooms, which shall be Contractor provided portable toilets, unless agreed to otherwise in writing by Owner, will be designated for Contractor use. Anyone found using restrooms other than specified (core area restrooms on any floor(s)), or janitorial closets will be subject to immediate dismissal. No one is permitted to use the janitorial closets without permission. Contractor shall be responsible for stocking and re-stocking of restroom supplies as well as clean-up of the subject restrooms being utilized, provided such authorization of use has been granted by Owner, throughout the duration of construction. Upon completion of each tenant improvement, Contractor will be responsible for restoring the facility to its original state. All carpeted corridors will be properly protected by Masonite or carpet mask (Polytech brand only) flush with the base, from the point of entry to the job site to the restroom. Contractor will provide walk-off mats to be placed at all locations where Contractors enter public areas of the Building. These walk-off mats will be maintained and cleaned daily or more frequently if required, so that construction material is not transferred unto any other areas of the building. Any flammable or hazardous materials (i.e., paint) may only be stored on premises with permission of Owner and Manager who shall designate an area for such storage.

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17.)

Pre-filters shall be installed over all return air openings on floors under construction. If Building filters or equipment requires replacement or cleaning due to construction dust, Contractor will be charged.

18.)

Contractor should cover air transfers when working next to tenanted space to control the transmission of dust and dirt. Covering must be removed at the completion of daily construction. All tenant entrance and exit doors must be kept closed to restrict the movement of dust or dirt. Temporary openings with polyurethane must be closed off. Due to local fire codes, no openings may be made on a tenanted floor to the corridor unless the door to be made on the tenanted floor to the corridor remains closed unless materials are being delivered. All HVAC filters in fan rooms shall also be delivered in operable condition at time of completion (thus a temporary filter should be added to the existing filter).

19.)

Electrical Panels must be closed up at the end of each working day. Interior panels can be covered or barricaded. Doors to all electrical rooms must remain locked when not occupied or protected by barrier. No storage is allowed in the electrical room. DO NOT TAPE OVER LOCKS TO LEAVE DOOR OPEN OR USE ANY MECHANICAL DEVICE TO PROP OPEN. REPEATED VIOLATIONS WILL BE FINED $500 PER EVENT.

INITIAL ________

20.)

Any and all safety equipment, such as traffic control, flagmen, barricades, rigging, fire extinguishers, first aid supplies, and the like, as may be necessary or required by any agency having jurisdiction, shall be the sole responsibility of, and at the expense of, Contractor. It is the responsibility of Contractor to protect all individuals surrounding the Work area. All liability shall be the responsibility of Contractor. Contractor (and its subcontractors) shall inaugurate and maintain an accident prevention program and an employee safety-training program. Proof of compliance for the state and city where the Building is located of your safety plan shall be maintained and followed. All employees on the job, regardless of whose direct payroll they are on, shall be required to respond to safety instructions from Contractor’s supervision. Persons who do not respond shall be removed from the job. Contractor, its subcontractors, labor, agents and invitees shall be responsible for complying with all OSHA rules and regulations, including, without limitation, having all safety, first aid and Material Safety Data Sheet (MSDS) documentation on the jobsite at the Building.

21.)

All Contractors are to take precautions to prevent the accidental tripping of the fire alarm system. The smoke detectors must be covered during working hours and uncovered at the end of the working day.

False alarms shall be fined at:

First offense:	$200
Second offense:	$500
Third offense:	$1000 and, at the Owner’s discretion, may terminate Contractor.

INITIAL ________

22.)

No gasoline operated devices, i.e., concrete saws, coring machines, welding machines, and the like, shall be permitted within the Building. All work requiring such devices shall be by means of electrically operated substitutes.

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23.)	All approved gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards. At the completion of use, said containers shall be removed from the Building.

24.)	Please contact the Manager to schedule work on the following building systems 24-hours in advance (any disruption of services will be scheduled at Manager’s discretion).

a.)	Domestic water;

b.)	Fire alarm or speaker;

c.)	Electrical tie-ins to base building or the addition of equipment to any area other than the Premises except sub panels located within the tenant premises;

d.)	Sprinkler system;

e.)	Any work that will take place outside the demised tenant space;

f.)	Work in occupied tenant spaces. This includes any core drilling, plumbing, and electrical, and the like, where you will enter an adjacent tenant space;

g.)

With respect to roof access, any corrective work required in conjunction with or as a result of this Contractor’s scope of work shall be performed by a firm authorized as such by roofing manufacturer (Owner and/or Manager will coordinate with Contractor in determining) for purposes of ensuring that the roofing warranty is not jeopardized in any way.

Note: If a utility or building alarm is turned off for Contractor’s work, Contractor must notify Manager upon completion so the system can be turned back on as soon as possible.

25.)

Construction personnel are not permitted to block open stairway doors. These doors provide the fire protection required by code. A repeated violation of this provision shall be subject to a $500 fine. Doors to janitorial spaces shall be kept closed at all times.

INITIAL ________

26.)

No graffiti or vandalism will be tolerated. Any individual caught in the act shall be immediately removed from the premises and will not be allowed to return. In addition, all repairs will be at Contractor’s expense.

27.)

No tobacco smoking or chewing will be permitted in the Building or on the roof. No radios or other sound producing equipment will be permitted in the Building or on the roof. No eating or drinking will be allowed in the common areas. Building management will either provide a designated smoking area or designate the property to be non-smoking.

28.)	Intentionally omitted.

29.)	Wet paint sign must be posted in all public areas when appropriate.

30.)

All TI Contractors will cooperate with shell building contractor’s air quality reading measurements as is required by LEED, when applicable. This may include temporary shutdown of activity that jeopardizes air quality readings before and during actual testing of same.

31.)	Contractor shall provide temporary electrical devices within the Premises for its subcontractor’s use.

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32.)

Contractor shall use reasonable measures to minimize energy consumption in the construction area when possible. The Building shall pay for normal electrical consumption during the construction process. All lights and equipment must be extinguished at the end of Contractor’s Business Day. In the event that Contractor continues to leave lights and equipment on during off-hours, Owner reserves the right to receive just compensation for excessive electrical consumption.

33.)

Contractor/Sub-contractor may park in designated spaces only. This on-site parking is limited to that which is available on-site. Contractor shall be prepared to make additional arrangements should supplemental parking be required for any and all workforces working under their contracted scope. Any vehicles found in unauthorized spaces will be subject to posted parking rates, tickets, towing or other steps as may be needed to avoid conflicts with adjacent tenant and neighbor parking. Specific instructions should be obtained from Manager.

34.)

No work is to be performed, nor materials stored in any area other than the Premises under construction without prior authorization. No staging of trucks or materials will be allowed in areas that may affect traffic flow.

35.)	Rubber wheels are required on all vehicles transporting materials in the Building.

36.)	All equipment and material will be designed and attached for seismic loading in accordance with governmental agencies having jurisdiction over the Work.

Commencement of any work shall constitute acceptance or contractor will take full responsibility for the following:

1.	Communicating these Contractor Rules to all Contractor’s personnel and subcontractors; and

2.	Enforcing these Contractor Rules in regards to employees of Contractor and subcontractors.

Contractor shall deposit $_________ with Manager prior to commencing any work. The deposit will be held in a non-segregated account of Owner or Manager. Deposit will be refunded along with the final payment, following the successful completion of the Work. In the event that Contractor fails to complete the Work in compliance with the contract, causes any damage to the Building, fails to pay subcontractors, is fined as described above, or causes any other financial loss to the Owner, then Owner shall have the right to use the deposit in part or in whole to offset those costs. However, the use of the deposit shall in no way limit the rights of Owner to collect any damages caused by Contractor.

Contractor:

By:
Name:
Its:

Date:

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FIRST AMENDMENT TO WAREHOUSE LEASE AGREEMENT

THIS FIRST AMENDMENT TO WAREHOUSE LEASE AGREEMENT (this “Amendment”) is made and entered into as of the date of the last signature to this Amendment (“Amendment Effective Date”), by and between PHI DONOVAN LAND, LLC, a Nevada limited liability company, as “Landlord”, and THE HONEST COMPANY, INC., a Delaware corporation, as “Tenant”.

RECITALS

A. Landlord and Tenant entered into that certain Warehouse Lease Agreement having an Effective Date of November 23, 2016 (the “Lease”), in connection with the lease by Tenant of premises consisting of approximately 570,810 square feet of space located in Building 8 of the Northgate Distribution Center, having an address of 5550 Donovan Way, North Las Vegas, NV 89081 (the “Premises”).

B. The parties desire to modify the Lease as hereinafter set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged. the parties hereto agree as follows:

1. Amendment Effective Date; Defined Terms. Except as otherwise provided in this Amendment. the terms and provisions of this Amendment are effective on the Amendment Effective Date. All capitalized terms used in this Amendment, unless otherwise defined herein, have the same meanings given to them in the Lease

2. Tenant’s Representative. Notwithstanding the provisions of Section 17.4 of the Lease, Tenant designates Eric Fetty as the Tenant’s representative having authority to approve the Issued for Construction Plans, request or approve any Change Order, give and receive all notices, consents, approvals and directions regarding Tenant’s Improvements, and to otherwise act for and bind Tenant in all matters relating to Tenant’s Improvements.

3. Full Force and Effect; Conflicts. Except as otherwise expressly modified in this Amendment, the terms and conditions of the Lease are and shall remain in full force and effect and shall apply to the Premises, as such term is modified by this Amendment. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

4. Counterparts. This Amendment may be executed in any number of counterparts, all of which together constitute one instrument, and each of which is an original. Delivery of an executed counterpart of a signature page of this Amendment by electronic mail transmission is effective as delivery of an originally executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

LANDLORD:

PHI DONOVAN LAND, LLC, a Nevada limited liability

By:	/s/ David M. Harrison

Name:	David M. Harrison
Its:·	Manager

Date Signed:	Aug 16, 17

TENANT:

THE HONEST COMPANY, INC., a Delaware corporation

By:	/s/ Muhammad Shahzad
Name:	Muhammad Shahzad
Its:·	Chief Financial Officer

Date Signed:	8/15/17

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SECOND AMENDMENT TO WAREHOUSE LEASE AGREEMENT

THIS SECOND AMENDMENT TO WAREHOUSE LEASE AGREEMENT (the “Amendment”) is made and entered into as of the date of the last signature to this Amendment (the “Amendment Effective Date”), by and between PHI DONOVAN LAND, LLC, a Nevada limited liability company, as “Landlord”, and THE HONEST COMPANY, INC., a Delaware corporation, as “Tenant”.

RECITALS

A. Landlord and Tenant entered into that certain Warehouse Lease Agreement dated as of November 16, 2016, as amended by the First Amendment to Warehouse Lease Agreement having an effective date of August 16, 2017 (as amended, the “Lease”), in connection with the lease by Tenant of premises containing approximately 570,810 rentable square feet of space located at 5550 Donovan Way, North Las Vegas, NV 89081.

B. The parties desire to modify the Lease as hereinafter set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment for and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment Effective Date; Defined Terms. Except as otherwise provided in this Amendment, the terms and provisions of this Amendment are effective on the Amendment Effective Date. All capitalized terms used in this Amendment, unless otherwise defined herein, have the same meanings given to them in the Lease.

2. Parking. The first sentence of Section 4.6 of the Lease is deleted and the following is substituted in its place: “Subject to this Section 4.6, Landlord will make available on the Property a parking area or areas containing spaces for 450 automobiles and 69 semi-trailers, as generally designated on the Site Plan for the exclusive use of Tenant, and its employees and invitees.”

3. Brokers. Tenant represents that Tenant has not dealt with any brokers in connection with this Amendment and that insofar as Tenant knows, no other broker negotiated or participated in negotiations of this Amendment or is entitled to any commission in connection this Amendment. Landlord represents that Landlord has dealt with no brokers in connection with this Amendment and that insofar as Landlord knows, no other broker negotiated or participated in negotiations of this Amendment or is entitled to any commission in connection with this Amendment. Landlord and Tenant agree that no broker is entitled to any commission in connection with this Amendment. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant in connection herewith. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection herewith.

4. Full Force and Effect; Conflicts. Except as otherwise expressly modified in this Amendment, the terms and conditions of the Lease are and shall remain in full force and effect and shall apply to the Premises, as such term is modified by this Amendment. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

5. Counterparts. This Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original. Delivery of an executed counterpart of a signature page of this Amendment by electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of an originally executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Warehouse Lease Agreement as of the Amendment Effective Date.

LANDLORD:

PHI DONOVAN LAND, LLC, a Nevada limited liability company

By:	/s/ David M. Harrison
Name: David M. Harrison
Its: Manager

Date Signed: Dec 5, 17

TENANT:

THE HONEST COMPANY, INC., a Delaware corporation

By:	/s/ Craig Gatarz
Name: Craig Gatarz
Its: EVP and General Counsel

Date Signed: 11/28/2017

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